________________________________________________________________________________
________________________________________________________________________________



                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C.  20549



                                   FORM 8-K

                                CURRENT REPORT


    Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

    Date of Report (Date of earliest event reported):  SEPTEMBER 6, 1996



                          BANK OF BOSTON CORPORATION
            (Exact name of registrant as specified in its charter)



MASSACHUSETTS                        1-6522                 04-2471221
(State or other jurisdiction         (Commission            (IRS Employer
 of incorporation)                    File Number)           Identification No.)


100 FEDERAL STREET, BOSTON, MASSACHUSETTS                     02110
(Address of principal executive offices)                    (Zip Code)



Registrant's telephone number, including area code:  (617) 434-2200



________________________________________________________________________________
________________________________________________________________________________

ITEM 5.  OTHER EVENTS.
- ----------------------

     On July 29, 1996, Bank of Boston Corporation (the Corporation) completed its acquisition of BayBanks, Inc. (BayBanks), and accounted for the acquisition as a pooling of interests. Accordingly, the purpose of this Current Report on Form 8-K is to file supplemental consolidated financial statements, supplemental management's discussion and analysis of financial condition and results of operations and supplemental statistical disclosure pursuant to Industry Guide 3 that reflect the acquisition as though the Corporation and BayBanks had operated as a combined entity for all periods presented. Certain Industry Guide 3 information for the periods included in the supplemental consolidated financial statements has not been presented, because either the information would not be materially different from that of the Corporation prior to the acquisition, or such information is included in the footnotes to supplemental financial statements.

     In addition, the Corporation filed a Current Report on Form 8-K dated May 16, 1996 that included certain pro forma combined financial information for the Corporation and BayBanks as of March 31, 1996; in order to update that information, attached hereto as exhibits and incorporated by reference herein is pro forma combined financial information for the Corporation and BayBanks as of June 30, 1996.

ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS.
- -------------------------------------------

(a) Financial Statements.

The following supplemental consolidated financial information of the Corporation, giving effect to the acquisition of BayBanks as a pooling of interests, is included as Schedule A:
     (i)    Supplemental Consolidated Selected Financial Data
     (ii) Supplemental Summary of Quarterly Consolidated Financial Information and Common Stock Data
     (iii) Supplemental Management's Discussion and Analysis of Financial Condition and Results of Operations
     (iv)   Report of Independent Accountants
     (v)    Supplemental Consolidated Balance Sheet as of December 31, 1995 and
            1994
     (vi) Supplemental Consolidated Statement of Income for the years ended December 31, 1995, 1994 and 1993
     (vii) Supplemental Consolidated Statement of Changes in Stockholders' Equity for the years ended December 31, 1995, 1994 and 1993
     (viii) Supplemental Consolidated Statement of Cash Flows for the years ended December 31, 1995, 1994 and 1993
     (ix)   Notes to Supplemental Financial Statements
     (x)    Supplemental Statistical Disclosure by Bank Holding Companies
     (xi) Unaudited Supplemental Consolidated Balance Sheet as of June 30, 1996 and December 31, 1995
     (xii) Unaudited Supplemental Consolidated Statement of Income for the three and six months ended June 30, 1996 and 1995
     (xiii) Notes to Unaudited Supplemental Financial Statements

(b) Pro Forma Financial Information.

The following unaudited pro forma financial information is included as Schedule B:

     (i)    Unaudited Pro Forma Combined Balance Sheet as of June 30, 1996
     (ii) Unaudited Pro Forma Combined Statement of Income for the six months ended June 30, 1996 and the years ended December 31, 1995, 1994 and 1993
     (iii)  Notes to Unaudited Pro Forma Combined Financial Information

(c) Exhibits.

11          Computation of Supplemental Earnings Per Common Share

12(a) Computation of the Corporation's Supplemental Consolidated Ratio of Earnings to Fixed Charges (excluding interest on deposits)

12(b) Computation of the Corporation's Supplemental Consolidated Ratio of Earnings to Fixed Charges (including interest on deposits)

23(a)       Consent of Coopers & Lybrand L.L.P. (with respect to the
            Corporation)

23(b)       Consent of KPMG Peat Marwick LLP (with respect to BayBanks)

27(a)       Restated Financial Data Schedule for the six months ended
            June 30, 1996

27(b)       Restated Financial Data Schedule for the six months ended
            June 30, 1995

27(c)       Restated Financial Data Schedule for the year ended
            December 31, 1995

27(d)       Restated Financial Data Schedule for the year ended
            December 31, 1994

99 Report of KPMG Peat Marwick LLP dated January 18, 1996 (with respect to the consolidated financial statements of BayBanks, Inc. and subsidiaries as of December 31, 1995 and 1994 and for each of the years in the three-year period ended December 31, 1995)

                                  SIGNATURES



     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



                                             BANK OF BOSTON CORPORATION



Dated: September 6, 1996                     /s/ William J. Shea
                                             -------------------

                                             William J. Shea
                                             Vice Chairman, Chief Financial
                                             Officer and Treasurer

                                  Schedule A

Bank of Boston Corporation
Supplemental Consolidated Selected Financial Data

Years Ended December 31                                                     1995          1994           1993           1992
(dollars in millions, except per share amounts)
INCOME STATEMENT DATA (1)

Interest income..........................................................   $5,119        $4,376         $3,330         $3,664
Interest expense.........................................................    2,870         2,339          1,561          1,992
                                                                           -------       -------        -------        -------
     Net interest revenue................................................    2,249         2,037          1,769          1,672
Provision for credit losses..............................................      275           154            107            288
                                                                           -------       -------        -------        -------
     Net interest revenue after provision for credit losses..............    1,974         1,883          1,662          1,384
Noninterest income.......................................................    1,309         1,035            945          1,020
Noninterest expense(2)...................................................    2,076         1,947          2,002          1,949
                                                                           -------       -------        -------        -------

Income (Loss) before income taxes, extraordinary items and
  cumulative effect of changes in accounting principles..................    1,207           971            605            455
Provision for (Benefit from) income taxes................................      529           422            262            190
                                                                           -------       -------        -------        -------

Income (Loss) before extraordinary items and cumulative effect of
 changes in accounting principles........................................      678           549            343            265

Extraordinary items
  Gains (losses) from early extinguishment of debt,
     net of tax..........................................................                     (7)
  Recognition of prior year tax benefit carryforwards....................                                                   73
  Cumulative effect of changes in accounting principles, net of tax(3)...                                    24
                                                                           -------       -------        -------        -------
     Net income (loss)...................................................     $678          $542           $367           $338
                                                                           =======       =======        =======        =======

     Net income (loss) applicable to common stock........................     $641          $505           $332           $318
                                                                           =======       =======        =======        =======

Per common share
  Income (Loss) before extraordinary items and cumulative
     effect of changes in accounting principles
     Primary.............................................................    $4.17         $3.44          $2.09          $1.77
     Fully diluted.......................................................     4.09          3.36           2.05           1.73

  Net income (loss)
     Primary.............................................................     4.17          3.39           2.26           2.30
     Fully diluted.......................................................     4.09          3.31           2.21           2.24
  Cash dividends declared (4)............................................     1.28           .93            .40            .10

Average number of common shares (in thousands)
  Primary................................................................  153,856       148,913        147,033        138,444
  Fully diluted..........................................................  156,768       153,616        152,067        144,044


                                                                                     1991              1990
INCOME STATEMENT DATA (1)

Interest income..........................................................            $4,100            $5,160
Interest expense.........................................................             2,588             3,554
                                                                                    -------           -------
     Net interest revenue................................................             1,512             1,606
Provision for credit losses..............................................               684             1,054
                                                                                    -------           -------
     Net interest revenue after provision for credit losses..............               828               552
Noninterest income.......................................................               974               939
Noninterest expense(2)...................................................             1,964             2,125
                                                                                    -------           -------

Income (Loss) before income taxes, extraordinary items and
  cumulative effect of changes in accounting principles..................              (162)             (634)
Provision for (Benefit from) income taxes................................               (51)              (52)
                                                                                    -------           -------
Income (Loss) before extraordinary items and cumulative effect of
 changes in accounting principles........................................              (111)             (582)

Extraordinary items
  Gains (losses) from early extinguishment of debt,
     net of tax..........................................................                 8                44
  Recognition of prior year tax benefit carryforwards
  Cumulative effect of changes in accounting principles, net of tax(3)
                                                                                    -------           -------
     Net income (loss)...................................................             $(103)            $(538)
                                                                                    =======           =======

     Net income (loss) applicable to common stock........................             $(116)            $(552)
                                                                                    =======           =======

Per common share
  Income (Loss) before extraordinary items and cumulative
     effect of changes in accounting principles
     Primary.............................................................             $(.95)           $(4.67)
     Fully diluted.......................................................              (.95)            (4.66)

  Net income (loss)
     Primary.............................................................              (.89)            (4.32)
     Fully diluted.......................................................              (.89)            (4.31)
  Cash dividends declared (4)............................................               .10               .82

Average number of common shares (in thousands)
  Primary................................................................           129,978           127,759
  Fully diluted..........................................................           130,313           127,999


(1) Consolidated selected financial data for each of the six years in the period ended December 31, 1995 have been restated to reflect the Corporation's acquisition of BayBanks, Inc. (BayBanks), which was completed in July 1996 and was accounted for as a pooling of interests.

(2) Includes, in 1995, $28 million in charges mainly related to exiting, reorganizing and downsizing certain business and corporate staff units. Includes, in 1994, costs of $21 million in connection with the Corporation's acquisitions of BankWorcester Corporation and Pioneer Financial, A Co-operative Bank; and, in 1993, acquisition-related costs and reorganization charges of $85 million, primarily in connection with the Corporation's mergers with Society for Savings Bancorp, Inc. (Society) and Multibank Financial Corp. (Multibank), as well as estimated costs of downsizing and reconfiguring certain of the Corporation's business and corporate units. Also includes reorganization charges of $54 million in 1991 and $139 million in 1990, comprised of $7 million in 1991 and $89 million in 1990 in connection with a Society reorganization plan, and $47 million in 1991 and $50 million in 1990 in connection with the Corporation's plans for the consolidation and downsizing of various domestic and international operations and facilities and staff reductions.

(3) Includes a cumulative benefit of $77 million resulting from the adoption of Statement of Financial Accounting Standards No. 109, "Accounting for
     Income Taxes," and a cumulative charge of $53 million, net of taxes, relating to a change in accounting principles pertaining to the valuation of purchased mortgage servicing rights (PMSR).

(4)  Amounts represent the historical cash dividends of the Corporation.

Bank of Boston Corporation
Supplemental  Consolidated Selected Financial Data

Years Ended December 31                                                 1995       1994       1993       1992       1991       1990
(dollars in millions, except per share amounts)
SELECTED RATIOS(1)
Return on average assets.........................................       1.22%      1.01%       .76%       .73%      (.22)%   (1.00)%
Return on average common equity(5)...............................      16.86      15.50      11.39      12.86      (5.20)   (19.90)
Common dividend payout ratio (6).................................       28.1       24.9       14.4        3.4         NM        NM
Common equity to total assets....................................        7.1        6.2        6.1        5.9        4.6       4.7
Average total stockholders' equity to average total assets.......        7.7        7.1        7.1        6.0        5.1       5.6
Risk-based capital ratios
     Tier 1......................................................        8.5        7.7        7.7        7.4        5.5       5.4
     Total.......................................................       12.8       12.7       12.4       11.8        9.7       9.6
Leverage ratio...................................................        7.4        6.7        6.9        6.6        4.8       4.5
Net credit losses to average loans and lease financing...........        .51        .81        .87       1.38       1.99      2.42
Reserve for credit losses to loans and lease financing...........       2.29       2.19       2.70       3.57       3.98      3.70
Reserve for credit losses to nonaccrual loans and lease
  financing......................................................     238.92     196.97     142.24     116.28      72.79     54.69
Nonaccrual loans and OREO as a percent of related asset
  categories.....................................................        1.1        1.5        2.5        4.2        7.1       7.9
Market value/book value..........................................      171.2      112.2      108.9      134.4       67.7      35.3

BALANCE SHEET DATA at DECEMBER 31 (1)
Loans and lease financing........................................    $38,870    $37,708    $34,819    $31,240    $31,764   $33,468
Reserve for credit losses........................................       (890)      (827)      (941)    (1,116)    (1,264)   (1,237)
Total assets.....................................................     59,423     55,411     50,711     47,222     47,837    49,445
Deposits.........................................................     41,064     40,249     38,316     38,097     38,064    40,772
Funds borrowed...................................................      9,503      7,211      5,487      3,092      4,762     3,198
Notes payable....................................................      2,189      2,219      2,023      1,736      1,469     1,586
Stockholders' equity.............................................      4,702      3,931      3,615      3,198      2,420     2,534
Common shares outstanding (in thousands).........................    155,296    148,343    147,036    145,379    130,265   128,810
Common stockholders of record(7).................................     27,662     27,505     28,233     30,163     32,965    33,214
Number of employees..............................................     23,710     24,009     24,215     24,986     24,283    26,072
Per common share
  Book value.....................................................     $27.01     $23.07     $21.13     $18.98     $16.98    $18.06
  Market value...................................................     46 1/4     25 7/8         23     25 1/2     11 1/2     6 3/8

AVERAGE BALANCE SHEET DATA(1)
Loans and lease financing........................................    $38,283    $36,017    $32,565    $31,568    $33,001   $36,519
Securities.......................................................      7,463      6,473      5,631      6,272      6,347     5,559
Other earning assets.............................................      3,821      5,027      4,684      3,818      3,974     7,302
                                                                     -------    -------    -------    -------    -------   -------
     Total earning assets........................................     49,567     47,517     42,880     41,658     43,322    49,380
                                                                      ======   ========    =======    =======    =======   =======
Cash and due from banks                                                2,591      2,708      2,419      2,200      2,039     2,351
Other assets.....................................................      3,586      3,164      2,638      2,432      2,229     1,971
                                                                     -------    -------    -------    -------    -------   -------
     Total average assets........................................    $55,744    $53,389    $47,937    $46,290    $47,590   $53,702
                                                                     =======    =======    =======    =======    =======   =======
Deposits.........................................................    $38,406    $37,919    $37,163    $37,643    $38,534   $42,252
Funds borrowed...................................................      9,132      8,018      4,500      3,633      3,910     4,992
Other liabilities................................................      1,760      1,563      1,087      1,000      1,101     1,324
Notes payable....................................................      2,142      2,123      1,797      1,252      1,607     2,152
Stockholders' equity.............................................      4,304      3,766      3,390      2,762      2,438     2,982
                                                                     -------    -------    -------    -------    -------   -------
     Total average liabilities and stockholders' equity..........    $55,744    $53,389    $47,937    $46,290    $47,590   $53,702
                                                                     =======    =======    =======    =======    =======   =======

(5) For purposes of this ratio, preferred stock dividends have been deducted from net income.

(6) Ratios are based on the historical cash dividends and net income applicable to common stock of the Corporation.

(7) The number of stockholders of record includes banks and brokers who act as nominees, each of whom may represent more than one stockholder.

NM--Not meaningful.

BANK OF BOSTON CORPORATION
SUPPLEMENTAL SUMMARY OF QUARTERLY CONSOLIDATED FINANCIAL INFORMATION AND COMMON STOCK DATA

                                                                                            1995                        1994
                                                                         Fourth      Third       Second      First     Fourth
(dollars in millions, except per share amounts)                          Quarter    Quarter     Quarter     Quarter    Quarter
Income Statement Data (1)
Interest income.......................................................   $  1,279    $  1,320    $  1,297   $  1,223   $  1,254
Interest expense......................................................        706         750         740        674        697
                                                                         --------    --------    --------   --------   --------
     Net interest revenue.............................................        573         570         557        549        557
Provision for credit losses...........................................         81          51          46         97         41
                                                                         --------    --------    --------   --------   --------
     Net interest revenue after provision for credit losses...........        492         519         511        452        516
Noninterest income(2).................................................        367         305         292        345        249
Noninterest expense(3)................................................        545         518         512        501        499
                                                                         --------    --------    --------   --------   --------
Income before income taxes and extraordinary item.....................        314         306         291        296        266
Provision for income taxes............................................        134         131         123        141        115
                                                                         --------    --------    --------   --------   --------
Income before extraordinary item......................................        180         175         168        155        151
Extraordinary loss from early extinguishment of debt,
  net of tax..........................................................    -------     -------     -------    -------    -------
Net income............................................................   $    180    $    175    $    168   $    155   $    151
                                                                         ========    ========    ========   ========   ========
Average Balance Sheet Data (1)
Loans and lease financing.............................................   $ 39,357    $ 39,033    $ 37,811   $ 36,894   $ 37,606
Securities............................................................      7,823       7,468       7,335      7,218      7,499
Other earning assets..................................................      4,115       3,764       3,681      3,723      3,964
                                                                         --------    --------    --------   --------   --------
     Total earning assets.............................................     51,295      50,265      48,827     47,835     49,069
Cash and due from banks...............................................      2,649       2,546       2,581      2,588      2,850
Other assets..........................................................      3,857       3,901       3,453      3,134      3,186
                                                                         --------    --------    --------   --------   --------
     Total average assets.............................................   $ 57,801    $ 56,712    $ 54,861   $ 53,557   $ 55,105
                                                                         ========    ========    ========   ========   ========

Deposits..............................................................   $ 39,903    $ 38,766    $ 37,582   $ 37,342   $ 39,128
Funds borrowed........................................................      9,355       9,620       9,128      8,407      8,301
Other liabilities.....................................................      1,806       1,790       1,818      1,618      1,580
Notes payable.........................................................      2,159       2,115       2,112      2,183      2,192
Stockholders' equity..................................................      4,578       4,421       4,221      4,007      3,904
                                                                         --------    --------    --------   --------   --------
     Total average liabilities and stockholders' equity...............   $ 57,801    $ 56,712    $ 54,861   $ 53,557   $ 55,105
                                                                         ========    ========    ========   ========   ========

Per Common Share (1)
Income before extraordinary item
     Primary..........................................................      $1.09       $1.06    $   1.03   $    .98   $    .95
     Fully diluted....................................................       1.08        1.05        1.02        .95        .92
Net Income
     Primary..........................................................       1.09        1.06        1.03        .98        .95
     Fully diluted....................................................       1.08        1.05        1.02        .95        .92
Cash dividends declared...............................................        .37         .37         .27        .27        .27
Market value
     High.............................................................     49 3/8      47 5/8      38 1/4     30 3/8     29 1/8
     Low..............................................................     43 5/8      36 3/4      29 3/8     25 5/8     24 5/8
Average Number of Common Shares
   (in thousands)
     Primary..........................................................    156,140     155,660     153,877    149,654    149,471
     Fully diluted....................................................    157,959     157,598     155,529    154,262    154,194
                                                                                        1994
                                                                               Third      Second         First
(dollars in millions, except per share                                        Quarter     Quarter       Quarter
 amounts)

Income Statement Data (1)
Interest income.......................................................        $  1,256    $    996       $  870
Interest expense......................................................             712         509          421
                                                                              --------    --------     --------
     Net interest revenue.............................................             544         487          449
Provision for credit losses...........................................              31          31           51
                                                                              --------    --------     --------
     Net interest revenue after provision for credit losses...........             513         456          398
Noninterest income(2).................................................             255         246          285
Noninterest expense(3)................................................             495         489          464
                                                                              --------    --------     --------
Income before income taxes and extraordinary item.....................             273         213          219
Provision for income taxes............................................             120          92           95
                                                                              --------    --------     --------
Income before extraordinary item......................................             153         121          124
Extraordinary loss from early
 extinguishment of
    debt, net of tax..................................................                                       (7)
                                                                                ------      ------       ------
Net income............................................................        $    153    $    121     $    117
                                                                              ========    ========     ========




Average Balance Sheet Data (1)
Loans and lease financing.............................................        $ 36,589    $ 35,185     $ 34,682
Securities............................................................           6,774       6,133        5,526
Other earning assets..................................................           5,120       5,767        5,207
                                                                              --------    --------     --------
     Total earning assets.............................................          48,483      47,085       45,415
Cash and due from banks...............................................           2,767       2,450        2,759
Other assets..........................................................           3,288       3,308        2,878
                                                                              --------    --------     --------
     Total average assets.............................................        $ 54,538    $ 52,843     $ 51,052
                                                                              ========    ========     ========

Deposits..............................................................        $ 38,547    $ 36,794     $ 37,196
Funds borrowed........................................................           8,447       8,866        6,455
Other liabilities.....................................................           1,702       1,470        1,499
Notes payable.........................................................           2,041       2,011        2,248
Stockholders' equity                                                             3,801       3,702        3,654
                                                                              --------    --------     --------
     Total average liabilities and stockholders' equity...............        $ 54,538    $ 52,843     $ 51,052
                                                                              ========    ========     ========


Per Common Share (1)
Income before extraordinary item
     Primary..........................................................        $    .96    $    .75         $.77
     Fully diluted....................................................             .94         .73          .76
Net Income
     Primary..........................................................             .96         .75          .73
     Fully diluted....................................................             .94         .73          .71
Cash dividends declared...............................................             .22         .22          .22
Market value
     High.............................................................          27 3/8      28 1/2       25 5/8
     Low..............................................................          24 3/8      23 1/8       22 5/8
Average Number of Common Shares
   (in thousands)
     Primary..........................................................         149,195     148,760      148,203
     Fully diluted....................................................         153,904     153,438      152,844

(1) Quarterly consolidated financial information and common stock data for each of the quarters in the periods ended December 31, 1995 and 1994 have been restated, except for cash dividends declared, to reflect the Corporation's acquisition of BayBanks, which was completed in July 1996 and was accounted for as a pooling of interests.

(2) Includes a $20 million gain from the sale of the corporate trust business in the fourth quarter of 1995, a $75 million gain from the sales of the Corporation's Maine and Vermont banking subsidiaries in the first quarter of 1995, and a $27 million gain from the sale of the domestic factoring business in the first quarter of 1994.

(3) Includes $28 million in charges mainly related to exiting, reorganizing and downsizing certain business and corporate staff units in the fourth quarter of 1995, and $5 million and $16 million of acquisition-related costs in the third and second quarters of 1994, respectively, related to the Corporation's acquisitions of Pioneer Financial, A Co-operative Bank and BankWorcester Corporation.

The common stock of the Corporation, which is the only class of its securities entitled to vote at the Annual Meeting of Stockholders, is listed and traded on the New York and Boston stock exchanges.

SUPPLEMENTAL MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS


On July 29, 1996, Bank of Boston Corporation (the Corporation) completed its acquisition of BayBanks, Inc. (BayBanks). The Corporation acquired BayBanks in a tax-free exchange of stock, whereby the Corporation exchanged 2.2 shares of its common stock for each outstanding share of BayBanks common stock. Refer to Note 2 to the Supplemental Consolidated Financial Statements for further discussion of this transaction. The acquisition was accounted for as a pooling of interests and, accordingly, the information included in this discussion presents the combined results of BayBanks and the Corporation as if the Corporation and BayBanks had operated as a combined entity for all periods presented. This discussion should be read in conjunction with the Management's Discussion and Analysis and Consolidated Financial Statements included in the Corporation's 1995 Annual Report to Stockholders, which is incorporated by reference into its 1995 Annual Report on Form 10-K, as updated by the Management's Discussion and Analysis sections of the Corporation's Quarterly Reports on Form 10-Q for the Quarterly Periods Ended March 31, 1996 and June 30, 1996.

The Corporation is a registered bank holding company which, together with its subsidiaries, operates 750 offices in 25 countries around the world, including its 450-branch network within New England. The Corporation's major banking subsidiaries are The First National Bank of Boston (FNBB), BayBank, N.A., Bank of Boston Connecticut, Rhode Island Hospital Trust National Bank, BayBank FSB and BayBank NH, N.A.

Mergers and Acquisitions

Since the beginning of 1995, the Corporation has conducted the following acquisition activities:

     . In February 1995, the Corporation completed its acquisition of Ganis Credit Corporation (Ganis), which is headquartered in Newport Beach, California. Ganis specializes in collateralized lending for recreational vehicles and boats, and had approximately $540 million in consumer loans outstanding at December 31, 1995.

     . In July 1995, the Corporation acquired NFS Financial Corp. (NFS), parent company of two New Hampshire banking institutions, which had total assets of approximately $625 million at June 30, 1995. The acquisition was accounted for as a purchase. Following the acquisition, the two New Hampshire banking institutions were merged into, and are operating as, BayBank, FSB.

     . In July 1995, Fidelity Acceptance Corporation (FAC), the Corporation's national consumer finance company, completed the acquisition of approximately $110 million in consumer loans and assumed 46 offices of Century Acceptance Corporation, a national consumer finance company based in Kansas City, Missouri.

     . In December 1995, the Corporation acquired Cornerstone Financial Corporation, parent company of Cornerstone Bank of Derry, NH, which had total assets of approximately $143 million at November 30, 1995. This transaction was accounted for as a purchase. Following the acquisition, Cornerstone Bank began operating as BayBank NH, N.A.

     . In June 1996, the Corporation completed its acquisition of The Boston Bancorp (Bancorp), the holding company of South Boston Savings Bank, a Massachusetts chartered savings bank with approximately $1.3 billion in deposits. In this transaction, which was accounted for as a purchase, the Corporation exchanged 4.6 million shares of its common stock, with a value of approximately $229 million, for all the outstanding common stock of Bancorp. The Corporation has purchased an equivalent amount of shares in the open market during 1996 for this transaction.

Divestitures

During 1995, the Corporation sold the following non-strategic business units:

     . In the first quarter of 1995, following its strategy to focus on the southern New England market, the Corporation completed the sales of its Vermont and Maine banking subsidiaries, Bank of Vermont (Vermont) and Casco Northern Bank, N.A. (Casco), resulting in a pre-tax gain of approximately $75 million, or $30 million net of tax. Vermont and Casco combined had loans of approximately $1.2 billion and deposits of approximately $1.3 billion at December 31, 1994.

     . In October 1995, the Corporation sold its corporate trust business, resulting in a net pre-tax gain of $20 million, or $12 million net of tax.

Strategic Alliances

Since the beginning of 1995, the Corporation has entered into the following strategic alliances to improve efficiencies and economies of scale of certain of its business units:

     . Effective in October 1995, the Corporation formed a joint venture with Boston Financial Data Services (a joint venture of State Street Bank and Trust Company and DST Systems, Inc.), which combined their respective stock transfer businesses into a single entity that is 50 percent owned by each party.

     . In December 1995, the Corporation announced it would enter into a transaction with two equity investors, the Thomas H. Lee Company and Madison Dearborn Partners, to form an independent mortgage company. During the first quarter of 1996, the Corporation sold its BancBoston Mortgage Corporation (BBMC) subsidiary in return for cash and a minority equity interest in the newly formed entity, HomeSide, Inc. (HomeSide). The second phase of the transaction, in which Barnett Mortgage Company was acquired by HomeSide, was completed in the second quarter of 1996, upon which the Corporation, Barnett Bank and the equity investment firms now each hold an approximate one-third interest in HomeSide. This entity is expected to provide a means to achieve the growth and scale deemed necessary to succeed in the mortgage banking industry. Further information on this transaction is included in the Corporation's Quarterly Report on Form 10-Q for the Quarterly Period Ended June 30, 1996.

Additional information on certain of the transactions described above is included in Note 2 to the Supplemental Consolidated Financial Statements.

Results of Operations

The following is a discussion and analysis of the Corporation's supplemental consolidated results of operations. In order to understand this section in context, it should be read in conjunction with the Supplemental Consolidated Financial Statements included elsewhere in this report.

Overview

Table 1 presents the Corporation's income before extraordinary item and cumulative effect of changes in accounting principles and net income, as well as related primary and fully diluted earnings per common share amounts for 1995, 1994 and 1993. The Corporation's 1995 net income increased $136 million, or 25 percent, from the 1994 level. Net income per common share on a fully diluted basis for 1995 increased $.78, or 24 percent, from the 1994 level.

Table 1 -- Results of Operations

Years Ended December 31                                   1995    1994   1993
(in millions, except per share amounts)
Income before extraordinary item and
  cumulative effect of changes in
  accounting principles.................................  $ 678  $ 549   $ 343
Extraordinary loss from early
  extinguishment of debt, net of tax....................            (7)
Cumulative effect of changes in
  accounting principles, net of tax(1) .................                    24
                                                          -----  -----   -----
Net income..............................................  $ 678  $ 542   $ 367
                                                          =====  =====   =====
Per common share
  Income before extraordinary item and
     cumulative effect of changes in
     accounting principles
     Primary............................................  $4.17  $3.44   $2.09
     Fully diluted......................................   4.09   3.36    2.05

  Net income
     Primary............................................   4.17   3.39    2.26
     Fully diluted......................................   4.09   3.31    2.21

(1) Reflects a cumulative $77 million benefit as a result of adopting Statement of Financial Accounting Standards (SFAS) No. 109, "Accounting for Income Taxes," as of January 1, 1993, and a cumulative $53 million after-tax charge as a result of a change in accounting with respect to the valuation of PMSR.

Net Interest Revenue

This discussion of net interest revenue should be read in conjunction with Average Balances and Interest Rates and Change in Net Interest Revenue -- Volume and Rate Analysis, presented elsewhere in this report. Table 2 presents a summary of net interest revenue, related average earning assets and net interest margin. For this review of net interest revenue, interest income that is either exempt from federal income taxes or taxed at a preferential rate has been adjusted to a fully taxable equivalent basis. This adjustment has been calculated using a federal income tax rate of 35 percent, plus applicable state and local taxes, net of related federal tax benefits.

Table 2 -- Net Interest Revenue, Average Earning Assets and Net Interest Margin

Years Ended December 31
(dollars in millions)                        U.S.    International   Consolidated
Net interest revenue (fully
  taxable equivalent basis)
       1995.............................   $ 1,825         $   446        $ 2,271
       1994.............................     1,704             348          2,052
       1993.............................     1,525             257          1,782

Average earning assets

       1995.............................   $38,688         $10,879        $49,567
       1994.............................    37,711           9,806         47,517
       1993.............................    35,323           7,557         42,880

Net interest margin

       1995.............................      4.72%           4.10%          4.58%
       1994.............................      4.52            3.54           4.32
       1993.............................      4.32            3.40           4.16

1995 vs. 1994

Both domestic and international operations contributed to the improvements in net interest revenue and margin from 1994.

The domestic net interest revenue increase of $121 million resulted from both a higher level of earning assets and wider spreads. Average earning assets increased by $977 million, reflecting an approximate $1.1 billion increase in average loan and lease volume partially offset by a decrease in other earning assets. Contributing to the loan volume increase was a higher level of consumer-related loans, reflecting increases in FAC's national consumer finance portfolio, the full year effects of the 1994 acquisitions of Pioneer Financial, A Co-operative Bank (Pioneer) and BankWorcester Corporation (BankWorcester), and the effects of the 1995 acquisitions of Ganis and BayBank FSB. These increases were partially offset by the impact of the 1995 sales of Vermont and Casco, as well as lower residential mortgage loans, which reflected the sale of certain lower-yielding residential mortgages by the Corporation, partially offset by increases in residential loans due to new volume, particularly at the BayBanks banking subsidiaries, and due to the BayBanks FSB acquisition (see "Noninterest Income" for further discussion of residential mortgage loans sold). Wider spreads mainly reflected the shift in the Corporation's average loan portfolio towards higher-yielding consumer-related loans, and earning asset yield growth which generally outpaced rate increases on interest bearing liabilities, particularly retail deposits, during the first half of the year. The widening of spreads was also mainly responsible for the domestic net interest margin increasing by 20 basis points compared with 1994. Information on the Corporation's management of interest rate risk is discussed in the "Interest Rate Risk Management" section of the Corporation's 1995 Annual Report to Stockholders, which is incorporated by reference into its 1995 Annual Report on Form 10-K.

The international net interest revenue increase of $98 million and the international net interest margin increase of 56 basis points were primarily attributable to the Corporation's operations in Latin America. The increase in international net interest revenue was due to a higher level of average earning assets and wider spreads, the latter also mainly responsible for the increase in international net interest margin. The increase in spreads was, in part, due to a shift in mix to higher-yielding loans from lower-yielding treasury assets as well as the effects of asset and liability positions taken by the Corporation in Latin America which enabled it to benefit from prevailing interest rates. International volume growth included an increase of over $600 million in average loans and leases in Argentina from 1994.

Consolidated net interest margin increased throughout 1994 to 4.54 percent in the fourth quarter of 1994. The margin increased further to 4.69 percent in the first quarter of 1995, and declined in each of the subsequent 1995 quarters, to
4.50 percent in the fourth quarter. The declines in margin during 1995 reflected the narrower domestic spreads being experienced by the industry as competitive rate increases on interest bearing liabilities, particularly retail deposits, caught up with yield growth on earning assets. In addition, international margin increased in the first half of 1995, mainly as a result of widening spreads in both Argentina and Brazil, which reflected the effects of government economic measures and interest rate positions taken by the Corporation enabling it to benefit from rising rates. Spreads generally narrowed in the second half of 1995, particularly in Argentina, as a result of declining interest rates stemming from increasing economic stability in that country during this period. See the "Emerging Markets Countries" section of the Corporation's 1995 Annual Report to Stockholders, which is incorporated by reference into its 1995 Annual Report on Form 10-K, for further discussion.

The level of net interest revenue and margin reported for the year ended December 31, 1995 is not necessarily indicative of future results. The Corporation has experienced, and could continue to experience in the future, pressure on margin. Future levels of net interest revenue and margin will be affected by competitive pricing pressure on retail deposits, loans and other products; the mix and volume of assets and liabilities; the current interest rate environment; the economic and political situations in countries where the Corporation does business; and other factors.

Noninterest Income

The composition of noninterest income is presented in Table 3:

Table 3 - Noninterest Income
Years Ended December 31
(in millions)                                                         1995      1994     1993
Financial service fees:
  Net mortgage servicing fees....................................   $  172    $   63    $  11
  Deposit fees...................................................      197       209      203
  Loan-related fees..............................................       72        61       46
  Letter of credit and acceptance fees...........................       72        63       60
  Other financial service fees...................................      182       168      188
                                                                    ------    ------    -----
Total financial service fees.....................................      695       564      508
Trust and agency fees............................................      240       222      198
Equity and mezzanine profits, net................................      110        30       38
Net foreign exchange trading profits.............................       60        44       47
Trading profits and commissions..................................       25        18       26
Securities gains, net............................................        9        14       32
Gains on sales of businesses.....................................       95        27
Other income.....................................................       75       116       96
                                                                    ------    ------    -----
    Total........................................................   $1,309    $1,035    $ 945
                                                                    ======    ======    =====

1995 vs. 1994

The $131 million increase in financial service fees reflected a significant increase in net mortgage servicing fees as well as higher loan-related fees and other financial service fees and higher letter of credit and acceptance fees, partially offset by a decline in deposit fees. Net mortgage servicing fees increased $109 million compared with 1994. As a result of the declining interest rate environment in the fourth quarter of 1995, the Corporation recognized $67 million of gains (net of increased servicing amortization) from the increase in market value of contracts used to manage prepayment risk in the mortgage servicing portfolio. See the "Interest Rate Risk Management" section in the Corporation's 1995 Annual Report to Stockholders, which is incorporated by reference into its 1995 Annual Report on Form 10-K, for a further discussion of these contracts and their potential effect on income. Excluding these gains, net mortgage servicing fees increased $42 million from 1994, reflecting the growth in the average servicing portfolio from $34 billion in 1994 to $42 billion in 1995. See the "Strategic Alliances" section for further discussion of the transactions completed during the first and second quarters of 1996 involving the Corporation's mortgage banking subsidiary. The growth in loan-related and other financial service fees was mainly due to higher syndication and advisory fees, reflecting the Corporation's increased emphasis on its capital markets business. Partially offsetting the increase in other financial service fees was the absence of factoring fees in 1995, due to the sale of the Corporation's domestic factoring business in 1994, which resulted in a pre-tax gain of $27 million ($15 million net of tax). Letter of credit and acceptance fees increased $9 million compared with 1994 due to a higher volume of business. Deposit fees declined compared to 1994, mainly resulting from the $1.3 billion decline in deposits due to the 1995 sales of Vermont and Casco, which resulted in a pre-tax gain of $75 million ($30 million net of tax).

Net equity and mezzanine profits improved $80 million from 1994, as a result of a higher level of sales activity in 1995. The improvement in trust and agency fees mainly reflected higher fees from the Brazilian mutual fund business, as total funds under management increased to $2.5 billion at December 31, 1995, from $1.7 billion a year ago, which was partially offset by the absence of corporate trust and domestic stock transfer fees in the fourth quarter of 1995. As previously discussed in the "Divestitures" and "Strategic Alliances" sections, respectively, during 1995 the Corporation sold its corporate trust business, which resulted in a net pre-tax gain of $20 million ($12 million net of tax), and spun off its domestic stock transfer business into a joint venture. Foreign exchange trading activities principally include trading of spot and forward contracts in major foreign currencies. Net foreign exchange trading profits were $16 million higher compared with 1994, as increases were posted by international and domestic treasury operations. Trading account profits increased due to a higher level of profits from international securities trading during the second half of 1995. Offsetting these improvements were declines in other noninterest income and net securities gains. Other income declined, in part, due to a loss of $17 million on the transfer of approximately $1.3 billion of low-yielding residential mortgage loans into the held for sale account, substantially all of which were sold by December 31, 1995. Also contributing to the decline in other income were $17 million of valuation-related charges associated with certain investments and other assets, including assets being retained by the Corporation in connection with the aforementioned mortgage banking transactions, and the absence of net gains recorded in the first quarter of 1994 from the sale of securities originally acquired in connection with loan restructurings. Partially offsetting these items was a net improvement in the results of investments accounted for under the equity method. Other income in 1994 included $15 million of exchange-related profits arising from the strengthening of Brazil's currency against the U.S. dollar subsequent to the implementation of Brazil's new economic program in July 1994, and approximately $15 million of charges associated with certain investments.

Noninterest Expense

The composition of noninterest expense is presented in Table 4:

Table 4 - Noninterest Expense
Years  Ended December 31
(in millions)                                                                             1995      1994     1993
Employee costs.......................................................................    $1,146   $1,046   $  988
Occupancy and equipment..............................................................       324      310      304
FDIC insurance premiums..............................................................        34       73       84
Other................................................................................       535      459      459
                                                                                         ------   ------   ------
  Noninterest expense, excluding OREO costs and special charges......................     2,039    1,888    1,835
OREO costs...........................................................................         9       38       82
Acquisition, divestiture and restructuring expense...................................        28       21       85
                                                                                         ------   ------   ------
  Total..............................................................................    $2,076   $1,947   $2,002
                                                                                         ======   ======   ======

1995 vs. 1994

The growth in noninterest expense before acquisition, divestiture and restructuring expense and OREO costs reflected increases in the Corporation's Latin American, personal banking and capital markets businesses which the Corporation has been expanding. The increase in employee costs mainly included higher merit increases and higher levels of incentive compensation, including stock awards made to senior management under a plan tied to the Corporation's common stock price, and reflected the net impact on employee levels of the Corporation's acquisition and divestiture activities during the year. The $14 million increase in occupancy and equipment from 1994 was the result of higher expenses from international operations, mainly Latin America, the Corporation's acquisitions and increased rental expense related to branch openings, including supermarket branches. The $39 million decline in FDIC insurance premiums reflected a reduction in the FDIC assessment rate effective in June 1995. Other expense increased from 1994 as a result of growth and business development in the Latin American and personal banking businesses. This increase included higher levels of advertising and marketing expense, including increases related to new retail deposit products, the Corporation's expansion of the domestic credit card business, the introduction of a home banking product, new branch advertising, the introduction of the BayBank product line in New Hampshire and customer surveys. In addition, growth in travel, communications and software costs and increased goodwill amortization contributed to the increase in other expenses. The decline in OREO costs was primarily due to lower valuation adjustments and the continued disposition of OREO properties.

During the fourth quarter of 1995, the Corporation recorded $28 million of charges mainly related to exiting, reorganizing and downsizing certain business and corporate staff units. Included within these charges were expenses related to reorganizations underway in the European business, including the closing of the Luxembourg operations, corporate banking, certain Asian operations and various other units. In addition, a charge was included for curtailment losses as defined by SFAS No. 106, "Employers' Accounting for Postretirement Benefits Other Than Pensions," and SFAS No. 88, "Employers' Accounting for Settlements and Curtailments of Defined Benefit Pension Plans and for Termination
Benefits." The curtailment losses resulted from the aforementioned mortgage banking transaction, which removed mortgage banking employees from the Corporation's postretirement and pension plans during the first quarter of 1996. Additional information on these items is included in Note 17 to the Supplemental Consolidated Financial Statements.

Provision for Credit Losses

The provision for credit losses was $275 million in 1995, compared with $154 million in 1994 and $107 million in 1993. The provision for credit losses in each year reflected management's assessment of the adequacy of the reserve for credit losses, including the risk characteristics of the loan portfolio and economic conditions. The 1995 provision for credit losses included special provisions of $75 million reflecting management's intent to strengthen further the Corporation's loan loss reserve (see further discussion in the "Reserve For Credit Losses" section). The 1994 provision reflected the effect of transferring certain lower quality real estate exposures to an accelerated disposition portfolio (ADP) (see further discussion in the "Accelerated Disposition Portfolio" section). The amount of future provisions will be a function of the regular quarterly review of the reserve for credit losses, which considers the risk characteristics of the loan portfolio and economic conditions existing at that time.

Provision for Income Taxes

The 1995 income tax provision was $529 million, compared with $422 million for 1994 and $262 million for 1993. The 1995 provision included $45 million associated with the $75 million gain on the sales of Vermont and Casco. The high level of tax associated with this gain reflected the lower tax bases in these investments as a result of $35 million of non-tax deductible goodwill associated with these subsidiaries. Excluding the impact of these sales, the Corporation's effective tax rate in 1995 was 43 percent, the same rate as in 1994 and 1993.

During 1995, the Massachusetts Legislature enacted a bill to reduce the state income tax rate for banks from 12.5 percent to 10.5 percent to be phased in over five years, and to permit apportionment of a bank's taxable income. Additionally, in 1995, the Corporation reached a favorable settlement of an outstanding Massachusetts tax matter relating to income earned on certain securities. These items did not have a significant effect on the Corporation's 1995 effective tax rate, since the reduction in the current tax provision from the tax law changes and the settlement were offset by the required reduction in FNBB's net deferred tax assets resulting from the tax law changes. The changes in the Massachusetts tax law are expected to have a favorable impact on the Corporation's effective tax rate in 1996.

Financial Condition

Credit, liquidity, interest rate and capital management are important elements to be considered in understanding and assessing the Corporation's financial condition. For detailed discussions of these areas, refer to the Management's Discussion and Analysis section of the Corporation's 1995 Annual Report to Stockholders, which is incorporated by reference into its 1995 Annual Report on Form 10-K, as updated by the Management's Discussion and Analysis sections of the Corporation's Quarterly Reports for the Quarterly Periods Ended March 31, 1996 and June 30, 1996.

Loans and Leases

Table 5 shows a breakdown of the Corporation's loans and lease financing portfolio for the last five years.

Table 5 -- Loans and Lease Financing Portfolio

December 31                                                       1995                   1994                    1993
(dollars in millions)                                    Balance       Percent     Balance  Percent       Balance   Percent
 United States
Commercial, industrial and financial...................  $12,809      33.0%        $13,122      34.8%      $13,199      37.9%
Commercial real estate
       Construction....................................      386       1.0             391       1.0           675       1.9
       Other...........................................    3,393       8.7           4,065      10.8         4,003      11.5
Consumer-related loans
       Secured by 1-4 family
       residential properties..........................    6,697      17.2           7,079      18.8         5,969      17.1
       Other...........................................    5,554      14.3           4,559      12.1         3,524      10.1
Lease financing........................................    1,564       4.0           1,482       3.9         1,367       3.9
Unearned income........................................     (240)      (.6)           (239)      (.6)         (228)      (.7)
                                                         -------     -----         -------     -----       -------     -----
                                                          30,163      77.6          30,459      80.8        28,509      81.7
                                                         -------     -----         -------     -----       -------     -----

 International
Commercial and industrial                                  6,422      16.5           5,161      13.6         4,650      13.4
Banks and other financial institutions.................      796       2.1             749       2.0           690       2.0
Governments and official institutions..................       82        .2              33        .1            22        .1
Lease financing........................................      285        .7             329        .9           265        .8
All other..............................................    1,159       3.0           1,053       2.8           791       2.3
Unearned income........................................      (37)      (.1)            (76)      (.2)         (108)      (.3)
                                                         -------     -----         -------     -----       -------     -----

                                                           8,707      22.4           7,249      19.2         6,310      18.3
                                                         -------     -----         -------     -----       -------     -----
Total loans and lease financing                          $38,870     100.0%        $37,708     100.0%      $34,819     100.0%
                                                         =======     =====         =======     =====       =======     =====
December 31                                                             1992                   1991
(dollars in millions)                                            Balance   Percent       Balance  Percent
 United States
Commercial, industrial and financial...................          $11,680      37.4%      $11,993      37.8%
Commercial real estate
       Construction....................................              911       2.9         1,107       3.5
       Other...........................................            4,169      13.3         4,721      14.9
Consumer-related loans
       Secured by 1-4 family
       residential properties..........................            5,368      17.2         5,878      18.5
       Other...........................................            3,037       9.7         2,967       9.3
Lease financing........................................            1,322       4.2         1,386       4.4
Unearned income........................................             (231)      (.7)         (277)      (.9)
                                                                 -------     -----       -------     -----

                                                                  26,256      84.0        27,775      87.5
                                                                 -------     -----       -------     -----
 International
Commercial and industrial..............................            3,646      11.7         2,929       9.2
Banks and other financial institutions.................              430       1.4           157        .5
Governments and official institutions..................               54        .2           141        .4
Lease financing........................................              218        .7           242        .8
All other..............................................              721       2.3           609       1.9
Unearned income........................................              (85)      (.3)          (89)      (.3)
                                                                 -------     -----       -------     -----
                                                                   4,984      16.0         3,989      12.5
                                                                 -------     -----       -------     -----
Total loans and lease financing........................          $31,240     100.0%      $31,764     100.0%
                                                                 =======     =====       =======     =====

Total loans and lease financing increased approximately $1.2 billion from December 31, 1994, as the increase in international loans and leases was partially offset by a decline in domestic loans and leases. The decline in domestic loans from December 31, 1994 reflected a $1.2 billion reduction from the sales of Vermont and Casco in the first quarter of 1995, of which approximately $500 million was related to commercial real estate loans, and the transfer of approximately $1.3 billion of low-yielding residential mortgage loans into the held for sale account in the fourth quarter of 1995, substantially all of which were sold by December 31, 1995. The transfer and sale of these residential mortgage loans were undertaken in connection with a program to remove low-return assets from the Corporation's balance sheet, which, in part, also accounts for the decline in the commercial and industrial and real estate portfolios. Excluding the sales of Vermont and Casco and the residential mortgage loans, domestic loans and leases grew approximately $2.2 billion, primarily due to higher levels of consumer-related loans, largely accomplished through residential mortgage and other consumer loan originations particularly at BayBanks subsidiaries, the acquisitions of BayBank FSB, Ganis and BayBank NH,
N. A. and their respective origination activities throughout the year, and growth in the FAC loan portfolio by $250 million from December 31, 1994.

International loans increased to $8.7 billion at December 31, 1995, from $7.2 billion at December 31, 1994. This growth has primarily occurred in Latin America, particularly in the loan portfolios of Argentina and Brazil. Total loans in these two countries have grown approximately $1.1 billion since December 31, 1994. Other countries contributing to the increase in international loans from December 31, 1994 were Chile, Colombia and Mexico.

Domestic Commercial Real Estate Loans

Table 6 details domestic commercial real estate loans by geographic location as of the last three year-ends. The portion attributable to other states at the end of 1995 was dispersed among approximately 28 states.

TABLE 6--DOMESTIC COMMERCIAL REAL ESTATE LOANS

                                Other
December 31                      New    Other
(in millions)      MA     CT   England  States  Total
1995...........  $2,220  $318     $351  $  890  $3,779
                 ======  ====     ====  ======  ======
1994...........   2,380   427      651     998   4,456
                 ======  ====     ====  ======  ======
1993...........   2,228   595      813   1,042   4,678
                 ======  ====     ====  ======  ======

A significant portion of the commercial real estate portfolio is comprised of loans from which ultimate payment to the Corporation is expected to come from the sale, operation or refinancing of the underlying property. The collateral underlying substantially all of these loans is valued at least annually using various real estate valuation techniques, including discounted cash flows and appraisals. The remaining portfolio is primarily composed of outstandings secured by real estate which is owner-occupied and where the underlying business credit, rather than the property, is viewed as the principal source of repayment. Overall, the level of commercial real estate loans to all geographic areas declined during 1995, particularly in northern New England due to the sales of Vermont and Casco.

Highly Leveraged Transactions

Included in commercial, industrial and financial loans are loans made by many of the Corporation's lending businesses to finance transactions involving leveraged buyouts, acquisitions, and recapitalizations. These loans are designated as highly leveraged transactions (HLTs) if, by the nature of the loan terms and the profile of the customer, the transaction qualifies for this classification under the current bank regulatory definition of HLTs. Additionally, the HLT definition encompasses other, more traditional credit arrangements, where a high degree of leverage would be expected, such as asset-based lending and lending to the communications industry, particularly cable, where equity is traditionally low and cash flow is the predominant factor in assessing repayment ability. Table 7 summarizes the Corporation's HLT portfolio for the last three years.

TABLE 7--HIGHLY LEVERAGED TRANSACTION PORTFOLIO

Years Ended December 31                       1995     1994    1993
(dollars in millions)
Total loans...............................   $1,342   $1,272  $1,304
Number of companies.......................      101       84      75
Average loan size.........................   $   13   $   15  $   17
Unused lending commitments................   $  639   $  653  $  540
Nonaccrual loans..........................            $    1  $   10
Net credit losses (recoveries)............   $   (4)  $    6  $   21
Equity and mezzanine
 investments..............................   $  144   $  105  $  121

The Corporation's HLT portfolio is spread among a variety of industries. At December 31, 1995, the largest segments of the HLT portfolio by industry were as follows: the transportation industry ___ $177 million to 11 customers; the food, beverage and tobacco industry ___ $164 million to 14 customers; petroleum, chemicals, rubber and plastics ___ $110 million to 8 customers; and the communications industry ___ $108 million to 7 customers. Yields on HLT loans are generally higher than most other commercial loans. Typically, interest rates on new HLTs range from 1.5% to 2.75% over the London Interbank Bank Offered Rate (LIBOR) and fees charged range from .75% to 1.5% of the principal amount committed. The Corporation has historically been involved in transactions that are designated as HLTs, and it expects to continue to agent and participate in such transactions in the future.

Nonaccrual Loans and Leases and OREO

Table 8 summarizes nonaccrual loans and leases by type and as a percentage of the related consolidated loan category.

Table 8--Nonaccrual Loans And Leases And OREO

December 31                          1995                 1994                 1993                 1992                 1991
                                         Percent              Percent              Percent              Percent              Percent
                                         of Loan              of Loan              of Loan              of Loan              of Loan
(dollars in millions)         Balance   Category   Balance   Category   Balance   Category   Balance   Category   Balance   Category
United States
Commercial, industrial and
 financial....................  $  88         .7%    $ 130        1.0%    $ 168        1.3%   $  285        2.4%   $  501       4.2%
Commercial real estate
 Construction.................     25        6.5        13        3.3        32        4.7        89        9.8       138      12.5
 Other........................    103        3.0       133        3.3       277        6.9       416       10.0       823      17.4
Consumer-related loans
 Secured by 1-4 family
  residential properties......     56         .8        53         .7        75        1.3        73        1.4        80       1.4
 Other........................     35         .6        26         .6        12         .3        31        1.0        36       1.2
                                -----                -----                -----               ------               ------
                                  307        1.0       355        1.2       564        2.0       894        3.4     1,578       5.7
                                -----                -----                -----               ------               ------

International
Commercial and industrial.....     34         .5        17         .3        63        1.4        55        1.4        58       2.0
Banks and other financial
 institutions.................                           1         .1                              1         .2         2       1.3
Governments and official
 institutions.................                                                3       13.6         4        7.4        53      37.5
All other.....................     32        2.8        47        4.5        31        4.0         6         .8        45       7.4
                                -----                -----                -----               ------               ------

                                   66         .8        65         .9        97        1.5        66        1.3       158       4.0
                                -----                -----                -----               ------               ------

Total nonaccrual loans and
 leases.......................    373        1.0       420        1.1       661        1.9       960        3.1     1,736       5.5
OREO..........................     69                  143                  222                  366                  572
                                -----                -----                -----               ------               ------

Total.........................  $ 442                $ 563                $ 883               $1,326               $2,308
                                =====                =====                =====               ======               ======

Total nonaccrual loans and leases and OREO declined $121 million to $442 million at December 31, 1995, from $563 million at December 31, 1994. The decline from December 31, 1994 included a $27 million reduction from the sales of Vermont and Casco, and reflected the payoff of several domestic commercial loans and a decrease in the inflow of new loans placed on nonaccrual.

The management of the Corporation's nonaccrual loans and leases and OREO is discussed in the "Credit Management" section of the Corporation's 1995 Annual Report to Stockholders, which is incorporated by reference into its 1995 Annual Report on Form 10-K.

Table 9 summarizes the changes in nonaccrual loans and leases and OREO that have occurred during the last three years.

Table 9--Changes In Nonaccrual Loans and Leases and OREO

(dollars in millions)                         1995    1994    1993
Balance, January 1........................   $ 563   $ 883   $1,326

Assets from acquired entities.............       8      20
Assets of entities sold...................     (27)
Additions.................................     554     684      592
Sales, restructurings, payments and
 other decreases..........................    (396)   (520)    (663)
Transfers to ADP  ........................            (252)
Net credit losses and valuation
 adjustments, excluding writedowns
 associated with transfers to ADP.........    (260)   (252)    (372)
                                             -----   -----   ------

Balance, December 31......................   $ 442   $ 563   $  883
                                             =====   =====   ======

Ending balance as a percentage of
 related assets...........................     1.1%    1.5%     2.5%
                                             =====   =====   ======

The level of nonaccrual loans and leases and OREO is influenced by the economic environment, interest rates and other internal and external factors. The ratio of nonaccrual loans and OREO to related asset categories has declined to 1.1 percent of related assets at December 31, 1995. No assurance can be given, however, that this historically low level can be sustained by the Corporation. Additional information on the Corporation's nonaccrual loans and OREO is included in its Quarterly Report on Form 10-Q for the Quarterly Period Ended June 30, 1996. Information on the Corporation's accounting policy for nonaccrual loans and leases is included in Note 1 to the Supplemental Consolidated Financial Statements.

ACCELERATED DISPOSITION PORTFOLIO

During 1994, in order to expedite the disposition of problem real estate exposures and to strengthen its balance sheet, the Corporation transferred certain of its lower quality real estate exposures, including a portion which was on nonaccrual status, to ADP. In connection with the transfer, the Corporation recorded credit losses of $119 million to reduce the carrying value of the exposures to their estimated disposition value of $395 million at the date of transfer. The Corporation had disposed of all its ADP assets at December 31, 1995, with minimal additional gains and losses on disposition. Remaining off-balance-sheet commitments included in ADP were disposed of by the middle of 1996.

RESERVE FOR CREDIT LOSSES

The Corporation determines the level of its reserve for credit losses considering evaluations of individual credits and concentrations of credit risks, net losses charged to the reserve, changes in quality of the credit portfolio, levels of nonaccrual loans and leases, current economic conditions, cross-border risks, changes in size and character of the credit risks and other pertinent factors. The amount of the reserve is reviewed by management quarterly.

The reserve for credit losses at December 31, 1995 was $890 million, or 2.29 percent of outstanding loans and leases, compared with $827 million, or 2.19 percent, at December 31, 1994. The reserve for credit losses was 239 percent of nonaccrual loans and leases at December 31, 1995, compared to 197 percent at December 31, 1994. In light of the effect of economic events on Latin American economies in the early part of 1995, and the recent industry trends in consumer credit, combined with the growth in the Corporation's Latin American lending and domestic consumer lending portfolios, the Corporation recorded special provisions for credit losses totaling $75 million during 1995 ($50 million in the first quarter and $25 million in the fourth quarter). The net increase in the reserve reflects the 1995 provision for credit losses of $275 million, including these special provisions, partially offset by reductions from the sales of Vermont and Casco and by net credit losses incurred during the year. The future level of the reserve will continue to be a function of management's evaluation of the Corporation's credit exposures existing at the time. Therefore, no assurance can be given regarding the future level of the reserve.

During the first quarter of 1995, the Corporation implemented SFAS No. 114, "Accounting by Creditors for Impairment of a Loan," as amended by SFAS No. 118, "Accounting by Creditors for Impairment of a LoanIncome Recognition and Disclosure." These standards affect the evaluation of the reserve for credit losses and require that impaired loans be evaluated based on the present value of expected future cash flows or the fair value of the collateral, as applicable. The adoption of these new standards, which is more fully discussed in Note 7 to the Supplemental Consolidated Financial Statements, did not have a significant effect on the Corporation's financial statements and related financial information.

Table 10 presents a five-year analysis of the Corporation's reserve for credit losses and related ratios.

TABLE 10--RESERVE FOR CREDIT LOSSES AND RELATED RATIOS

(dollars in millions)                                                  1995        1994        1993        1992        1991
Balance, January 1................................................   $   827     $   941     $ 1,116     $ 1,264     $ 1,237

Provision.........................................................       275         154         107         288         684
Reserves of acquired entities.....................................        16          25
Reserves of entities sold.........................................       (32)
Credit losses, excluding those related to ADP.....................      (282)       (260)       (353)       (553)       (773)
Recoveries........................................................        86          86          71         117         116
                                                                     -------     -------     -------     -------     -------

Net credit losses before credit losses related to ADP.............      (196)       (174)       (282)       (436)       (657)
Credit losses related to ADP......................................                  (119)
                                                                     -------     -------     -------     -------     -------

Balance, December 31..............................................   $   890     $   827     $   941     $ 1,116     $ 1,264
                                                                     =======     =======     =======     =======     =======

Loans and lease financing at December 31..........................   $38,870     $37,708     $34,819     $31,240     $31,764
Average loans and lease financing.................................   $38,283     $36,017     $32,565     $31,568     $33,001
Reserve for credit losses to total loans and leases
  at December 31..................................................      2.29%       2.19%       2.70%       3.57%       3.98%
Reserve for credit losses to nonaccrual loans and leases
  at December 31..................................................       239%        197%        142%        116%         73%
Reserve for credit losses to nonaccrual
 and renegotiated loans and leases at December 31.................       219%        165%        104%         81%         59%
Net credit losses to average loans and lease financing............       .51%        .81%        .87%       1.38%       1.99%
Net credit losses to provision for credit losses..................     71.27%     190.26%     263.55%     151.39%      96.05%
Total recoveries to total credit losses...........................     30.50%      22.69%      20.11%      21.16%      15.01%

As detailed in Table 11, net credit losses were $196 million in 1995, compared to $174 million in 1994, excluding $119 million of writedowns in connection with ADP. In 1995, the Corporation experienced higher international credit losses, principally resulting from the Argentine consumer portfolio, and higher domestic commercial and industrial and consumer-related credit losses, with year-to-year total recoveries remaining flat.

TABLE 11--NET CREDIT LOSSES

Year Ended December 31                                                     1995      1994      1993      1992      1991
(in millions)
DOMESTIC CREDIT LOSSES
Commercial, industrial and financial....................................   $ (47)    $ (38)    $ (80)    $ (162)    $(240)
Commercial real estate
  Construction..........................................................      (7)      (10)      (19)       (63)     (122)
  Other.................................................................     (49)      (62)      (79)      (154)     (223)
Consumer-related loans
  Secured by 1-4 family residential properties..........................     (26)      (22)      (33)       (37)      (34)
  Other.................................................................     (94)      (80)      (76)       (82)     (100)
                                                                           -----     -----     -----      -----     -----

                                                                            (223)     (212)     (287)      (498)     (719)

INTERNATIONAL CREDIT LOSSES.............................................     (59)      (48)      (66)       (55)      (54)
                                                                           -----     -----     -----      -----     -----
     Credit losses, excluding those related
       to exposures transferred to ADP..................................    (282)     (260)     (353)      (553)     (773)

DOMESTIC RECOVERIES
Commercial, industrial and financial  ..................................      17        22        26         38        46
Commercial real estate
  Construction..........................................................       1         4         3          4         5
  Other.................................................................      20        14         7          4         4
Consumer-related loans
  Secured by 1-4 family residential properties..........................       5         4         6          4         2
  Other.................................................................      28        24        23         25        24
                                                                           -----     -----     -----      -----     -----

                                                                              71        68        65         75        81

INTERNATIONAL RECOVERIES................................................      15        18         6         42        35
                                                                           -----     -----     -----      -----     -----
     Total recoveries...................................................      86        86        71        117       116
                                                                           -----     -----     -----      -----     -----

     Net credit losses, excluding those related to exposures
      transferred to ADP................................................    (196)     (174)     (282)      (436)     (657)

Credit losses related to exposures transferred to ADP...................              (119)
                                                                           -----     -----     -----      -----     -----

     Total net credit losses............................................   $(196)    $(293)    $(282)     $(436)    $(657)
                                                                           =====     =====     =====      =====     =====

The Corporation's ability and willingness to extend new credit is a function of a variety of factors, including competition for customers' business; an analysis of a loan's potential profitability and risk profile; acquisitions or divestitures of companies or portfolios; and economic conditions in New England, other parts of the United States and other countries where the Corporation does business. In addition, certain segments of the loan portfolio may increase or decrease from the December 31, 1995 level in accordance with strategic or credit management decisions made by the Corporation. Given these factors, the rate of change in the size and mix of the Corporation's loan portfolios experienced during the past few years may not be indicative of future loan levels. Further information on the Corporation's loans and lease financing portfolio can be found in Note 6 to the Supplemental Consolidated Financial Statements.

CROSS-BORDER OUTSTANDINGS

At December 31, 1995, total cross-border outstandings amounted to $8.1 billion, representing approximately 14 percent of consolidated total assets, which compares with $6.6 billion and $6.1 billion, or approximately 12 percent of consolidated total assets, at December 31, 1994 and 1993, respectively. The acquisition of BayBanks did not have a significant effect on the Corporation's cross-border outstandings. For a detailed discussion of cross-border outstandings, refer to the Management's Discussion and Analysis section of the Corporation's 1995 Annual Report to Stockholders, which is incorporated by reference into its 1995 Annual Report on Form 10-K, as updated by the Management's Discussion and Analysis sections of the Corporation's Quarterly Reports on Form 10-Q for the Quarterly Periods Ended March 31, 1996 and June 30, 1996.

LIQUIDITY MANAGEMENT

Liquidity is defined as the ability to meet known near-term and projected long-term funding commitments, while supporting selective business expansion in accordance with the Corporation's strategic plan. The Corporation proactively manages liquidity according to policy set by, and oversight provided by, its Asset and Liability Management Committee (ALCO) to ensure its ability to meet present and future funding needs in domestic and overseas markets. The acquisition of BayBanks is not expected to have a significant effect on the Corporation's liquidity management policies or strategy. Reference is made to the Management's Discussion and Analysis section of the Corporation's 1995 Annual Report to Stockholders, which is incorporated by reference into its 1995 Annual Report on Form 10-K, for a detailed discussion of the Corporation's liquidity management policies.

The Corporation's liquid assets consist primarily of interest bearing deposits in other banks, federal funds sold and resale agreements, money market loans, and unencumbered U.S. Treasury and U.S. government agency securities. Table 12 presents the levels of the Corporation's liquid assets as of each of the last three year-ends.

TABLE 12--LIQUID ASSETS

December 31                   1995   1994   1993
(in billions)
Liquid assets..............   $7.4   $4.8   $5.3

Deposits are the principal source of the Corporation's funding. Table 13 includes information related to the Corporation's funding sources as of each of the last three year-ends.

TABLE 13--FUNDING SOURCES

December 31                                       1995      1994      1993
(dollars in billions)
DOMESTIC
  Interest bearing deposits....................  $24.4     $23.6     $24.2
  Noninterest bearing deposits.................    7.1       7.0       7.1
                                                 -----     -----     -----

  Total deposits...............................   31.5      30.6      31.3
  Funds borrowed...............................    8.4       6.1       4.7
  Notes payable................................    1.8       2.0       1.9
                                                 -----     -----     -----

                                                 $41.7     $38.7     $37.9
                                                 =====     =====     =====
INTERNATIONAL
  Interest bearing deposits....................  $ 9.0     $ 9.1     $ 6.6
  Noninterest bearing deposits.................     .6        .6        .5
                                                 -----     -----     -----
  Total deposits...............................    9.6       9.7       7.1
  Funds borrowed...............................    1.1       1.1        .8
  Notes payable................................     .4        .2        .1
                                                 -----     -----     -----

                                                 $11.1     $11.0     $ 8.0
                                                 =====     =====     =====
CONSOLIDATED

  Interest bearing deposits....................  $33.4     $32.7     $30.8
  Noninterest bearing deposits.................    7.7       7.6       7.6
                                                 -----     -----     -----
  Total deposits...............................   41.1      40.3      38.4
  Funds borrowed...............................    9.5       7.2       5.5
  Notes payable................................    2.2       2.2       2.0
                                                 -----     -----     -----

                                                 $52.8     $49.7     $45.9
                                                 =====     =====     =====
Deposits as a percentage of
  Loans........................................    106%      107%      110%

  Total assets.................................     69%       73%       76%

Domestic deposits increased approximately $900 million from 1994. Excluding the $1.3 billion reduction in deposits resulting from the sales of Vermont and Casco, domestic deposits increased approximately $2.2 billion. This was primarily due to deposit inflows from a new retail deposit product which was first offered in the second quarter of 1995, and increased deposits, particularly consumer certificates of deposit, from new volume as well as from the acquisitions made by the Corporation during the year. Domestic funds borrowed increased approximately $2.3 billion from December 31, 1994, mainly as a result of increased borrowings of approximately $1.9 billion under FNBB's medium-term bank note program and increased federal funds purchased, partially offset by decreased securities sold under agreements to repurchase. The FNBB medium-term notes have a weighted average maturity of 258 days.

Notes payable declined slightly due to the conversion of $94 million of the Corporation's subordinated debt into common stock during the first quarter of 1995, and the redemption of $150 million of its subordinated debt during the third quarter of 1995, offset by new debt issued during the year, primarily by the Corporation's Brazilian operations. In addition, the Corporation has a shelf registration filed with the Securities and Exchange Commission with a remaining availability of $1 billion at July 31, 1996, which can be used for the issuance of equity or debt securities, including securities issued under a medium-term note program established by the Corporation in December 1994. Additional information on the Corporation's notes payable can be found in Note 10 to the Supplemental Consolidated Financial Statements.

The Corporation continues to have access to funds at competitive rates, and, during 1995, received upgrades from three major rating agencies. Based upon the Corporation's liquid asset level and its ability to access the public markets for additional funding when necessary, management considers overall liquidity at December 31, 1995 adequate to meet current obligations, support expectations for future changes in asset and liability levels and carry on normal operations.

Interest Rate Risk Management

Interest rate risk can be defined as the exposure of the Corporation's net income or financial condition to adverse movements in interest rates. Interest rate risk is managed within policies and limits established by the Corporation's ALCO and approved by its Board of Directors (the Board). ALCO issues strategic directives to specify the extent to which Board-approved rate risk limits are utilized, taking into account the results of the rate risk modeling process as well as other internal and external factors. The objective of ALCO's directives is to manage and control the effects of changes in interest rates on the Corporation's income statement and financial condition. Management seeks to enhance earnings, principally net interest revenue, and protect economic value, while ensuring that risks from adverse movements in interest rates are in compliance with ALCO directives. This objective is achieved through the development and implementation of interest rate risk management strategies, including various balance sheet actions and the use of interest rate derivatives.

The acquisition of BayBanks is not expected to have an effect on the Corporation's interest rate risk management policies, and had a minimal impact on its interest rate derivatives and foreign exchange contracts at December 31, 1995 and 1994. Reference is made to the Management's Discussion and Analysis section of the Corporation's 1995 Annual Report to Stockholders, which is incorporated by reference into its 1995 Annual Report on Form 10-K, as updated by the Management's Discussion and Analysis sections of the Corporation's Quarterly Reports on Form 10-Q for the Quarterly Periods Ended March 31, 1996 and June 30, 1996, respectively, for a detailed discussion of the Corporation's interest rate risk management policies. Refer to Notes 1 and 20 to the Supplemental Consolidated Financial Statements for additional information with respect to the Corporation's asset and liability management and trading derivatives, including accounting policies.

Capital Management

At December 31, 1995, the Corporation had $4.7 billion in stockholders' equity, compared with $3.9 billion at December 31, 1994 and $3.6 billion at December 31, 1993. The growth in stockholders' equity from the end of 1994 mainly resulted from retention of earnings, net of the payment of dividends on common and preferred stock, the conversion of $94 million of the Corporation's convertible subordinated debt into common stock during the first quarter of 1995, and the increase in the fair value of securities available for sale, net of tax.

Based on the Corporation's historical dividend information, the Corporation's quarterly dividend was increased 37 percent, from $.27 per share in the first two quarters of 1995 to $.37 per share in the last two quarters of 1995. The Corporation's quarterly dividend was increased again to $.44 per share in the first two quarters of 1996. The level of dividends paid on the Corporation's common stock is determined by the Board based on the Corporation's liquidity, asset quality profile, capital adequacy and recent earnings history, as well as economic conditions and other factors deemed relevant by the Board, including the amount of dividends paid to the Corporation by its subsidiaries.

For a discussion of the Corporation's capital planning process and regulatory risk-based capital requirements, refer to the Management's Discussion and Analysis section of the Corporation's 1995 Annual Report to Stockholders, which is incorporated by reference into its 1995 Annual Report on Form 10-K.

Table 14 presents the Corporation's capital position and related ratios as of the last three year-ends.

Table 14--Capital Position

                                                                                                                          Well
December 31                                                                         1995         1994         1993     Capitalized
(dollars in millions)                                                                                                    Minimum*
Risk-based Capital Ratios
Tier 1 capital ratio (Tier 1 capital/total risk-adjusted assets).........            8.5%         7.7%         7.7%           6.00%
Total capital ratio (Total capital/total risk-adjusted assets)...........           12.8         12.7         12.4           10.00
Leverage ratio (Tier 1 capital/adjusted total average assets).................       7.4          6.7          6.9            5.00
Tier 1 capital................................................................   $ 4,275      $ 3,661      $ 3,456
Tier 2 capital................................................................     2,165        2,404        2,085
Total capital.................................................................     6,440        6,065        5,541
Total risk-adjusted assets....................................................    50,382       47,625       44,757
Common equity/assets ratio....................................................       7.1%         6.2%         6.1%

* The Federal Deposit Insurance Corporation Improvement Act of 1991 (FDICIA) established minimum ratios for banks to be considered ''well capitalized.'' These ratios are determined solely for the purpose of applying FDICIA's provisions and, accordingly, such capital categories may not constitute an accurate representation of the overall financial condition or prospects of any bank.

Compared to the prior year-end, the improvement in the Corporation's capital ratios at December 31, 1995 reflected the impact of current year earnings and the sales of Vermont and Casco, which resulted in a lower level of risk-adjusted assets and the removal of $35 million of goodwill from the Corporation's balance sheet. In addition, the Corporation's Tier 1 capital ratio benefited from the above-noted conversion of $94 million of convertible subordinated debt into common stock. The redemption of $150 million of subordinated debt in the third quarter of 1995 partially offset the improvement in the total capital ratio. The conversion and redemption of subordinated debt are more fully discussed in Note 10 to the Supplemental Consolidated Financial Statements.

Recent Accounting Pronouncements

For a detailed discussion of recent accounting pronouncements, refer to the Management's Discussion and Analysis section of the Corporation's 1995 Annual Report to Stockholders, which is incorporated by reference into its 1995 Annual Report on Form 10-K, as updated by the Management's Discussion and Analysis sections of the Corporation's Quarterly Reports on Form 10-Q for the Quarterly Periods Ended March 31, 1996 and June 30, 1996.

1994 VS. 1993

Net Interest Revenue

Domestic net interest revenue increased $179 million to $1,704 million, resulting from both a higher level of earning assets and wider spreads. Average earning assets increased $2.4 billion, reflecting a $2.3 billion increase in average loan and lease volume. Contributing to the loan volume increase was a higher level of consumer-related loans, a portion of which came from the acquisitions of BankWorcester and Pioneer. In addition, the Corporation's average volume of domestic commercial loans increased, primarily from growth in some of the Corporation's specialty lending areas and the New England commercial lending business. The wider domestic spreads mainly reflected growth in earning asset yields, which outpaced increases in rates paid on interest bearing liabilities during 1994. The widening of spreads was also mainly responsible for the domestic net interest margin increasing by 20 basis points compared with 1993.

The international net interest revenue increase of $91 million to $348 million was primarily attributable to the Corporation's operations in Latin America, two-thirds of which related to operations in Brazil. During the first half of 1994, Brazil's net interest revenue increased from 1993, as earning asset growth more than offset narrower spreads. During the second half of 1994, after the country's July 1994 economic program reduced inflation from approximately 50 percent to 1 percent per month, the Corporation maintained funding strategies which benefited from these economic changes and resulted in wider spreads. An increase in average Brazilian loan volume of $450 million from 1993 also contributed to the improvement in net interest revenue. Brazil's second half performance was the major factor behind the international margin improving 14 basis points compared with 1993.

Noninterest Income

The $56 million increase in financial service fees to $564 million primarily reflected improvements in net mortgage servicing fees and loan-related fees. Net mortgage servicing fees increased $52 million compared with 1993, reflecting a higher volume of servicing, as well as lower amortization of PMSR. Loan-related fees improved $15 million, mainly reflecting growth in syndication activity. The major factor offsetting these improvements was a decline of $20 million in other financial service fees reflecting lower factoring fees due to the sale of the Corporation's domestic factoring business in the first quarter of 1994.

Trust and agency fees improved $24 million from the 1993 level of $198 million, primarily as a result of increased volumes and new business in the domestic stock transfer and Latin American mutual fund businesses. The $18 million decline in net securities gains reflected a lower level of sales. In addition, both trading account profits and net equity and mezzanine profits declined $8 million. Other income of $116 million in 1994 improved $20 million from 1993, and included a $23 million gain recognized in the first quarter from the sale of securities originally acquired in connection with loan restructurings.

Noninterest Expense

Excluding acquisition, divestiture and restructuring expense and OREO costs, noninterest expense increased $53 million, or less than 3 percent, from 1993. This growth is primarily attributable to higher employee costs of $58 million, which reflected a greater number of employees in Latin America, as the Corporation continued its strategic expansion in this area; higher compensation rates, including normal salary and incentive compensation increases; and a decline in the amount of loan origination costs deferred, reflecting a lower volume of originations in 1994. These increases were mitigated by a lower level of domestic employees. Nonemployee costs declined $5 million, reflecting an $11 million decline in FDIC insurance premiums, the result of lower assessment rates and a partial refund of 1993's assessment, and lower legal fees. These declines were partially offset by increases in various nonemployee cost categories from the 1994 acquisitions of BankWorcester and Pioneer. The reduction in OREO costs from 1993 primarily reflected lower valuation adjustments on and the continued disposition of OREO properties.

During 1994, in connection with its acquisitions of BankWorcester and Pioneer, the Corporation recorded acquisition-related costs of $21 million. During 1993, the Corporation recorded acquisition-related costs of $68 million in connection with its mergers with Society and Multibank, and reorganization charges of $17 million in connection with downsizing and reconfiguring certain of its business and corporate units. Additional information on these items is included in Note 17 to the Supplemental Consolidated Financial Statements.

                       REPORT OF INDEPENDENT ACCOUNTANTS
                       ---------------------------------

The Board of Directors and Stockholders
Bank of Boston Corporation:

We have audited the accompanying supplemental consolidated balance sheets of Bank of Boston Corporation and Subsidiaries as of December 31, 1995 and 1994, and the related supplemental consolidated statements of income, changes in stockholders' equity and cash flows for each of the years in the three year period ended December 31, 1995. These financial statements are the responsibility of the Corporation's management. Our responsibility is to express an opinion on these financial statements based on our audits. We did not audit the consolidated financial statements of BayBanks, Inc., a wholly owned subsidiary, which statements reflect total assets of approximately $12,063,501,000 and $10,770,947,000 as of December 31, 1995 and 1994,
respectively, and net interest income of approximately $507,432,000, $464,942,000 and $423,823,000 for each of the years in the three-year period ended December 31, 1995. Those statements were audited by other auditors whose report has been furnished to us, and our opinion, insofar as it relates to amounts included for BayBanks, Inc., is based solely on the report of other auditors.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance as to whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

The financial statements referred to above give retroactive effect to the merger of Bank of Boston Corporation with BayBanks, Inc. on July 29, 1996, which has been accounted for as a pooling of interests as described in Notes 1 and 2 to the supplemental consolidated financial statements. Generally accepted accounting principles proscribe giving effect to a consummated business combination accounted for by the pooling of interests method in consolidated financial statements that do not include the date of consummation. These supplemental financial statements do not extend through the date of consummation; however, they will become the historical consolidated financial statements of Bank of Boston Corporation after consolidated financial statements covering the date of consummation of the business combination are issued.

In our opinion, based on our audits and the aforementioned report of the other auditors, the financial statements referred to above present fairly, in all material respects, the consolidated financial position of Bank of Boston Corporation and Subsidiaries as of December 31, 1995 and 1994, and the consolidated results of their operations and cash flows for each of the years in the three-year period ended December 31, 1995 in conformity with generally accepted accounting principles applicable after consolidated financial statements are issued for a period which includes the date of consummation of the business combination.

As discussed in Notes 1, 15 and 19 to the supplemental financial statements, the Corporation has adopted Statement of Financial Accounting Standards No. 106, "Employers' Accounting for Postretirement Benefits Other Than Pensions," Statement of Financial Accounting Standards No. 109, "Accounting for Income Taxes," and changed its method of accounting for purchased mortgage servicing rights, effective January 1, 1993 ; adopted Statement of Financial Accounting Standards No. 115, "Accounting for Certain Investments in Debt and Equity Securities," effective December 31, 1993; and adopted Statement of Financial Accounting Standards No. 114, "Accounting by Creditors for Impairment of a Loan," as amended by Statement of Financial Accounting Standards No. 118, "Accounting by Creditors for Impairment of a Loan-Income Recognition and Disclosure," effective January 1, 1995.


/s/ COOPERS & LYBRAND L.L.P.

Boston, Massachusetts
August 26,1996

Bank of Boston Corporation
Supplemental Consolidated Balance Sheet

December 31                                                                                           1995        1994
(dollars in millions,
except per share amounts)
Assets

Cash and due from banks  .........................................................................    $ 3,561     $ 3,146
Interest bearing deposits in other banks..........................................................      1,356       1,559
Federal funds sold and securities purchased under agreements to resell............................      1,548       1,323
Trading securities  ..............................................................................      1,159         581
Mortgages held for sale  .........................................................................        910         188
Securities
 Available for sale  .............................................................................      7,582       3,262
 Held to maturity (fair value of $667 in 1995 and $4,086 in 1994)  ...............................        660       4,238

Loans and lease financing (net of unearned income of $277 in 1995 and $315 in 1994)................    38,870      37,708
Reserve for credit losses  .......................................................................       (890)       (827)
                                                                                                      --------    --------
  Net loans and lease financing  .................................................................     37,980      36,881

Premises and equipment, net  .....................................................................        832         764
Due from customers on acceptances  ...............................................................        360         316
Accrued interest receivable  .....................................................................        554         437
Other assets  ....................................................................................      2,921       2,716
                                                                                                      --------    --------
 Total Assets  ...................................................................................    $59,423     $55,411
                                                                                                      ========    ========

Liabilities and Stockholders' Equity
Deposits
 Domestic offices
  Noninterest bearing  ...........................................................................    $ 7,127     $ 7,008
  Interest bearing  ..............................................................................     24,392      23,626
 Overseas offices
  Noninterest bearing  ...........................................................................        552         569
  Interest bearing  ..............................................................................      8,993       9,046
                                                                                                      --------    --------
   Total deposits  ...............................................................................     41,064      40,249

Funds borrowed  ..................................................................................      9,503       7,211
Acceptances outstanding  .........................................................................        360         318
Accrued expenses and other liabilities............................................................      1,605       1,483
Notes payable  ...................................................................................      2,189       2,219
                                                                                                      --------     -------
Total liabilities  ...............................................................................     54,721      51,480
                                                                                                      --------    --------
Commitments and contingencies
Stockholders' equity
  Preferred stock without par value
    Authorized shares-10,000,000
    Issued shares-4,593,941  .....................................................................        508         508
  Common stock, par value $2.25
    Authorized shares-200,000,000
    Issued shares-155,785,611 in 1995 and 149,382,928 in 1994
    Outstanding shares-155,296,203 in 1995 and 148,342,580 in 1994 ...............................        350         336
  Surplus  .......................................................................................      1,235       1,069
  Retained earnings  .............................................................................      2,553       2,091
  Net unrealized gain (loss) on securities available for sale, net of tax.........................         82         (40)
  Treasury stock, at cost (489,408 shares in 1995 and 1,040,348 shares in 1994)...................        (22)        (27)
  Cumulative translation adjustments, net of tax .................................................        (4)          (6)
                                                                                                     --------     --------
Total stockholders' equity  ......................................................................     4,702        3,931
                                                                                                     --------     --------
Total Liabilities and Stockholders' Equity .......................................................   $59,423      $55,411
                                                                                                    ========     ========

The Accompanying Notes Are an Integral Part of These Supplemental Financial Statements.

Bank of Boston Corporation
Supplemental Consolidated Statement of Income

Years Ended December 31                                                     1995         1994        1993
(dollars in millions, except per share
 amounts)
 Interest Income
Loans and lease financing, including fees.................................  $  3,876     $  3,117    $  2,588
Securities  ..............................................................       503          380         349
Trading securities  ......................................................       186          114          11
Mortgages held for sale  .................................................        31           43          85
Federal funds sold and securities purchased under agreements to resell....       303          605         147
Deposits in other banks  .................................................       220          117         150
                                                                            --------     --------    --------
  Total interest income  .................................................     5,119        4,376       3,330
                                                                            --------     --------    --------

 Interest Expense
Deposits of domestic offices  ............................................      879           673         791
Deposits of overseas offices  ............................................      912           628         386
Funds borrowed  ..........................................................      921           906         268
Notes payable  ...........................................................      158           132         116
                                                                            --------     --------    --------
  Total interest expense  ................................................    2,870         2,339       1,561
                                                                            --------     --------    --------
  Net interest revenue  ..................................................    2,249         2,037       1,769
Provision for credit losses  .............................................      275           154         107
                                                                            --------     --------    --------
   Net interest revenue after provision for credit losses ................   1,974         1,883       1,662
                                                                            --------     --------    --------
 Noninterest Income
Financial service fees  ..................................................       695          564         508
Trust and agency fees  ...................................................       240          222         198
Trading profits and commissions  .........................................        25           18          26
Net securities gains  ....................................................         9           14          32
Other income  ............................................................       340          217         181
                                                                            --------     --------    --------
  Total noninterest income  ..............................................     1,309        1,035         945
                                                                            --------     --------    --------

 Noninterest Expense
Salaries  ................................................................       947          860         816
Employee benefits  .......................................................       199          186         172
Occupancy expense  .......................................................       191          184         176
Equipment expense  .......................................................       133          126         128
Other real estate owned expense  .........................................         9           38          82
Acquisition, divestiture and restructuring expense  ......................        28           21          85
Other expense  ...........................................................       569          532         543
                                                                            --------     --------    --------
  Total noninterest expense  .............................................     2,076        1,947       2,002
                                                                            --------     --------    --------

Income before income taxes, extraordinary item  and cumulative  effect of
changes in accounting  principles ........................................     1,207          971         605
Provision for income taxes  ..............................................       529          422         262
                                                                            --------     --------    --------
Income before extraordinary item and cumulative effect of changes
in accounting principles .................................................  $    678          549         343
Extraordinary loss from early extinguishment of debt, net of tax .........                    (7)
                                                                            --------     --------    --------
Income before cumulative effect of changes in accounting principles ......  $    678          542         343
Cumulative effect of changes in  accounting principles, net of tax .......                                 24
                                                                            --------     --------    --------
 Net Income  .............................................................  $    678     $    542    $    367
                                                                            ========     ========    ========

Net Income Applicable To Common Stock.....................................  $    641     $    505    $    332
                                                                            ========     ========    ========
Per Common Share

Income before extraordinary item and cumulative effect of changes in accounting principles
  Primary  ...............................................................  $   4.17     $   3.44    $   2.09
  Fully diluted  .........................................................      4.09         3.36        2.05

Net income
  Primary  ...............................................................      4.17         3.39        2.26
  Fully diluted  .........................................................      4.09         3.31        2.21
Cash dividends declared (1)  .............................................      1.28          .93         .40

Average Number Of Common Shares (in thousands)
  Primary  ...............................................................   153,856      148,913     147,033
  Fully diluted  .........................................................   156,768      153,616     152,067

(1) Amounts represent the historical cash dividends of the Corporation.

The Accompanying Notes Are an Integral Part of These Supplemental Financial Statements.

Bank of Boston Corporation
Supplemental Consolidated Statement of Changes in Stockholders' Equity

Years Ended December 31                                                                               1995       1994       1993
(dollars in millions, except per share amounts)
Preferred Stock
Balance, January 1...................................................................................  $  508     $  508     $  438
Preferred stock issued-280,000 shares................................................................                            70
                                                                                                       -------    -------    -------
Balance, December 31.................................................................................     508        508        508
                                                                                                       -------    -------    -------

Common Stock
Balance, January 1...................................................................................     336        331        329
Common stock issued
  Dividend reinvestment and common stock purchase plan-861,235 shares in 1995,
   1,103,539 shares in 1994 and 286,201 shares in 1993...............................................       2          2          1
  Exercise of stock options, net of surrendered shares-905,653 shares
   in 1995, 612,492 shares in 1994 and 918,872 shares in 1993.........................................      2          2          1
  Conversion of subordinated debentures - 3,477,792 shares in 1995...................................       8
  Acquisition of NFS Financial Corporation - 1,071,987 shares in 1995................................       2
  Restricted stock grants, net of forfeitures - 43,062 shares in 1995 487,323 shares in 1994.........                  1
                                                                                                       -------    -------    -------
Balance, December 31.................................................................................     350        336        331
                                                                                                       -------    -------    -------

Surplus
Balance, January 1...................................................................................   1,069      1,023        999
Dividend reinvestment and stock purchase plan........................................................      33         25          6
Exercise of stock options............................................................................      16          8         14
Conversion of subordinated debentures................................................................      71                     1
Acquisition of Ganis Credit Corporation..............................................................       1
Acquisition of NFS Financial Corporation.............................................................      37
Restricted stock grants, net of forfeitures..........................................................       2          9          1
Other, principally employee benefit plans............................................................       6          4          4
Preferred stock issued, net of issuance costs........................................................                            (2)
                                                                                                       -------    -------    -------
Balance, December 31.................................................................................   1,235      1,069      1,023
                                                                                                       -------    -------    -------

Retained Earnings
Balance, January 1...................................................................................   2,091      1,718      1,438
Net income...........................................................................................     678        542        367
Restricted stock grants, net of forfeitures..........................................................       3         (6)
Payment on ESOP loan.................................................................................       2          3          3
Cash dividends declared
  Preferred stock....................................................................................     (37)       (37)       (35)
  Common stock-$1.28 per share in 1995, $.93 per share in 1994 and $.40 per share in 1993...........     (184)      (129)       (55)
                                                                                                       -------    -------    -------
Balance, December 31.................................................................................   2,553      2,091      1,718
                                                                                                       -------    -------    -------

Net Unrealized Gain (Loss) on Securities Available for Sale
Balance, January 1...................................................................................     (40)        43
Change in net unrealized gain (loss) on securities available for sale, net of tax..................       122        (83)        43
                                                                                                       -------    -------    -------
Balance, December 31.................................................................................      82        (40)        43
                                                                                                       -------    -------    -------
Treasury Stock
Balance, January 1...................................................................................     (27)                   (1)
Purchases of treasury stock-1,594,016 shares in 1995, 1,110,640 shares in 1994 and 48,640 shares in
 1993................................................................................................     (53)       (29)        (1)
Treasury stock reissued
  Dividend reinvestment and stock purchase plan-331,782 shares in 1995...............................       9
  Exercise of stock options - 147,370 shares in 1995, 70,292 shares in 155,128 shares in 1993.......       4          2          2
  Conversion of subordinated debentures-530,475  shares in 1995......................................      15
  Acquisition of Ganis Credit Corporation-773,621 shares in 1995.....................................      21
  Restricted stock grants, net of forfeitures - 255,520 shares in 1995...............................       6
  Other, principally employee benefit plans-106,188 shares in 1995...................................       3
                                                                                                       -------    -------    -------
Balance, December 31.................................................................................     (22)       (27)
                                                                                                       -------    -------    -------
Cumulative Translation Adjustments
Balance, January 1...................................................................................      (6)        (8)        (5)
Change in translation adjustments, net of tax........................................................       2          2         (3)
                                                                                                       -------    -------    -------
Balance, December 31.................................................................................      (4)        (6)        (8)
                                                                                                       -------    -------    -------
Total Stockholders' Equity, December 31..............................................................  $4,702     $3,931     $3,615
                                                                                                       =======    =======    =======

The Accompanying Notes Are an Integral Part of These Supplemental Financial Statements.

Bank of Boston Corporation
Supplemental Consolidated Statement of Cash Flows

Years Ended December 31                                                                          1995        1994       1993
(in millions)
 Cash Flows From Operating Activities
Net income..................................................................................   $   678    $   542    $   367
Reconciliation of net income to net cash provided from (used for) operating activities
  Cumulative effect of change in accounting for income taxes................................                             (77)
  Cumulative effect of change in accounting for purchased mortgage servicing rights,
   net of tax...............................................................................                              53
  Extraordinary loss from early extinguishment of debt, net of tax..........................                    7
  Provision for credit losses...............................................................       275        154        107
  Depreciation and amortization.............................................................       239        202        200
  Provision for deferred taxes..............................................................        39         79        122
  Net gains on sales of securities available for sale and other assets......................      (210)      (115)       (69)
  Change in trading securities, net of transfers............................................      (588)      (284)       (85)
  Change in mortgages held for sale .......................................................      (722)     1,286       (359)
  Change in securities available for sale, net of transfers.................................                           1,267
  Net change in interest receivables and payables...........................................       (66)      (180)         1
  Other, net................................................................................       163         33        146
                                                                                               --------   --------   --------
    Net cash provided from (used for) operating activities..................................      (192)     1,724      1,673
                                                                                               --------   --------   --------
Cash Flows From Investing Activities
Net cash provided from (used for) interest bearing deposits in other banks..................       203       (453)       905
Net cash provided from (used for) federal funds sold and securities
 purchased under agreements to resell.......................................................      (225)       673       (439)
Purchases of securities held to maturity....................................................    (2,531)    (3,353)    (2,838)
Maturities of securities held to maturity...................................................     2,994      1,999      1,992
Purchase of securities available for sale...................................................    (4,382)    (4,541)
Sales of securities available for sale......................................................     1,979      2,930
Maturities of securities available for sale.................................................     1,439        591
Dispositions of equity and mezzanine financing investments..................................       122        121         97
Loans and lease financing originated by nonbank entities....................................    (7,107)    (2,773)    (3,589)
Loans and lease financing collected by nonbank entities.....................................     5,632      2,814      3,365
Proceeds from sales of loan portfolios by bank subsidiaries.................................     1,575        210        238
Loan portfolios purchased by bank subsidiaries..............................................                             (44)
Net cash used for lending activities of bank subsidiaries...................................    (1,493)    (3,353)    (3,742)
Lease financing originated by bank entities.................................................       (11)       (24)       (50)
Lease financing collected by bank entities..................................................        59         24         22
Proceeds from sales of other real estate owned..............................................        84        113        217
Expenditures for premises and equipment.....................................................      (246)      (215)      (115)
Proceeds from sales of business units, premises and equipment...............................       169        161          8
Other, net..................................................................................      (604)      (380)      (168)
                                                                                               --------   --------   --------
  Net cash used for investing activities....................................................    (2,343)    (5,456)    (4,141)
                                                                                               --------   --------   --------

Cash Flows From Financing Activities
Net cash provided from deposits.............................................................       815      1,963        308
Net cash provided from funds borrowed.......................................................     2,292      1,724      2,397
Net proceeds from issuance of notes payable.................................................       220        698        519
Repayments/repurchases of notes payable.....................................................      (155)      (502)      (231)
Net proceeds from issuance of common stock..................................................        70         40         24
Net proceeds from issuance of preferred stock...............................................                              68
Purchases of treasury stock.................................................................       (53)       (29)        (1)
Dividends paid..............................................................................      (221)      (166)       (90)
                                                                                               --------   --------   --------
  Net cash provided from financing activities  .............................................     2,968      3,728      2,994
                                                                                               --------   --------   --------

Effect of foreign currency translation on cash..............................................       (18)       (22)       (24)
                                                                                               --------   --------   --------
Net change in cash and due from banks.......................................................       415        (26)       502
Cash and due from banks at January 1........................................................     3,146      3,172      2,670
                                                                                               --------   --------   --------
Cash and due from banks at December 31......................................................   $ 3,561    $ 3,146    $ 3,172
                                                                                               ========   ========   ========

The Accompanying Notes Are an Integral Part of These Supplemental Financial Statements.

Notes To Supplemental Financial Statements

1. Summary of Significant Accounting  Policies

On July 29, 1996, Bank of Boston Corporation (the Corporation) completed its
acquisition of BayBanks, Inc. (BayBanks).   The acquisition was accounted for as
a pooling of interests and, accordingly, the information included in the accompanying supplemental consolidated financial statements and notes presents the combined financial position and results of operations of the Corporation and BayBanks as if they had operated as a combined entity for all periods presented. Generally accepted accounting principles proscribe giving effect to a consummated business combination accounted for by the pooling of interests method in financial statements that do not include the date of consummation. These supplemental consolidated financial statements do not extend through the date of consummation; however, they will become the historical consolidated financial statements of the Corporation after consolidated financial statements covering the date of consummation of the business combination are issued. See
Note 2 for additional information regarding the acquisition.

The financial reporting and accounting policies of the Corporation conform to generally accepted accounting principles. Certain prior period amounts have been reclassified to conform with current financial statement presentation. The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the amounts reported in the financial statements and accompanying notes. Actual results could differ from those estimates. The following is a summary of the significant accounting policies.

Basis of Presentation

The supplemental consolidated financial statements include the Corporation and its majority owned subsidiaries, including its major banking subsidiaries: The First National Bank of Boston (FNBB), BayBank, N.A., Bank of Boston Connecticut, Rhode Island Hospital Trust National Bank, BayBank FSB and BayBank
NH, N.A.   All material intercompany accounts and transactions have been eliminated in consolidation. Investments in 20% to 50%-owned companies are accounted for using the equity method. The equity interest in their earnings is included in other income. The excess of cost over the assigned value of the net assets of companies acquired, or goodwill, is included in other assets and is amortized on a straight-line basis, generally over periods ranging from ten to twenty-five years.

Foreign Currency Translation

The Corporation translates the financial statements of its foreign operations in accordance with Statement of Financial Accounting Standards (SFAS) No. 52, ''Foreign Currency Translation.'' Under the provisions of SFAS No. 52, a functional currency is designated for each foreign unit, generally the currency of the primary economic environment in which it operates. Where the functional currency is not the U.S. dollar, assets and liabilities are translated into U.S. dollars at period-end exchange rates, while income and expenses are translated using average rates for the period. The resulting translation adjustments and any related hedge gains and losses are recorded, net of tax, as a separate component of stockholders' equity.

For foreign units operating in highly inflationary economies, the functional currency is the U.S. dollar. Their financial statements are translated into U.S. dollars using period-end exchange rates for monetary assets and liabilities, exchange rates in effect on the date of acquisition for premises and equipment (and related depreciation) and certain investments, and the average exchange rate during the period for income and expenses. The resulting translation adjustments and related hedge gains and losses for these units are recorded in current period income.

The Corporation hedges a portion of its exposure to translation gains and losses in overseas branches and foreign subsidiaries through the purchase of foreign exchange rate contracts and through investments in fixed assets and certain securities.

Trading Securities

Trading securities comprise securities purchased in connection with the Corporation's trading activities and, as such, are expected to be sold in the near term. The Corporation carries trading securities at fair value; realized and unrealized gains and losses on trading securities are recorded currently in trading profits and commissions, a component of noninterest income. Obligations to deliver securities not yet purchased are carried at fair value in funds borrowed.

Securities Available for Sale and Held to Maturity

Securities are accounted for in accordance with SFAS No. 115, ''Accounting for Certain Investments in Debt and Equity Securities,'' which the Corporation adopted effective December 31, 1993. All debt and equity securities that are not purchased in connection with the Corporation's trading activities are classified as either securities held to maturity or securities available for sale. Securities held to maturity are debt securities that the Corporation has the positive intent and ability to hold to maturity. These securities are reported at cost, adjusted for amortization of premium and accretion of discount. Securities available for sale are debt securities that the Corporation may not hold to maturity, as well as equity securities. These securities include debt securities that are purchased in connection with the Corporation's asset/liability risk management strategy and that may be sold in response to changes in interest rates, resultant prepayment risk and other related factors; securities held in connection with the Corporation's equity and mezzanine financing business; and other securities that are intended to be held for indefinite periods of time, but which may not be held to maturity. Within the available for sale category, equity securities that have a readily determinable fair value and debt securities are reported at fair value, with unrealized gains and losses recorded, net of tax, as a separate component of stockholders' equity. Equity securities that do not have a readily determinable fair value are reported at cost. If a security available for sale or held to maturity has experienced a decline in value that is deemed other than temporary, it is written down to its estimated fair value through a charge to current period income. Realized gains and losses with respect to securities, which are generally computed on a specific identified cost basis, are included in net securities gains, except for gains and losses with respect to equity and mezzanine securities, which are included in other income.

Interest Rate Derivatives and Foreign Exchange Contracts

The Corporation enters into a variety of interest rate derivatives in connection with its trading activities, including providing these products to its customers, and as part of its interest rate risk management strategy. Such derivatives include interest rate futures and forwards, interest rate swaps and interest rate options. Derivatives are included in either the trading portfolio or the asset and liability management portfolio.

Derivatives included in the trading portfolio are carried at fair value. Realized and unrealized changes in fair value are recognized in current period income as a component of trading profits and commissions.

The asset and liability management portfolio is comprised of derivatives used by the Corporation as part of its interest rate risk management strategy. When derivatives are included in the asset and liability management portfolio, they are linked to the related assets and/or liabilities. Income or loss on derivatives are recognized on the same basis as the linked assets or liabilities. If the related assets are carried at fair value or the lower of cost or fair value, the fair value of the derivatives are combined with the fair value of the assets and are recognized in income based on the method of accounting used for the linked assets. If the assets or liabilities are carried at cost, the derivatives are either accounted for on the accrual basis, with income or expense accrued over the life of the agreements as an adjustment to the yield of the related assets or liabilities, or marked to fair value, with any gain or loss deferred and amortized over the period being managed as an adjustment to the yield of the related assets or liabilities. In this connection, interest rate swaps, caps and floors are accounted for on the accrual basis and interest rate futures, forwards and other option agreements are marked to fair value, with gains and losses deferred and amortized over the period being managed. The Corporation does not utilize written options as part of its interest rate risk management strategy unless they are included as part of an overall option strategy that effectively creates a net purchased option position. If a contract is terminated, any remaining unrecognized gain or loss is deferred and amortized as an adjustment to the yield of the related assets or liabilities over the remainder of the period that is being managed. If the linked assets or liabilities are disposed of prior to the end of the period being managed, the related derivatives are marked to fair value, with any resulting gain or loss recognized in current period income as an adjustment to the gain or loss on the disposal of the related assets or liabilities.

Included in the asset and liability management portfolio are interest rate options used to manage prepayment risk resulting from a decline in interest rates related to the Corporation's mortgage servicing portfolio. While the Corporation utilizes these contracts as part of a risk management strategy, the current composition of the option portfolio has not been structured for economic reasons to provide a sufficient expectation that the change in its value, resulting from changes in interest rates, will substantially offset the change in the value of the mortgage servicing rights to which it is linked. As a result, these contracts are currently valued at fair value with the realized and unrealized changes in fair value recorded in the statement of income as part of net mortgage servicing fees, a component of financial service fees.

The Corporation also enters into foreign exchange contracts in connection with its trading activities, including providing these products to its customers, and to hedge a portion of its own foreign exchange risk, which is principally related to foreign currency translation (see ''Foreign Currency Translation'' above). The trading portfolio includes foreign currency spot, forward, future, option and cross-currency interest rate swap contracts. Foreign exchange trading positions are valued at current market rates, with the net foreign exchange trading gain or loss recorded in the statement of income as a component of other income.

Loans and Lease Financing

Loans are reported at their principal outstanding, net of charge-offs and unearned income, if any. Mortgages held for sale are reported separately at the lower of aggregate cost or fair value.

Interest income on loans is accrued as earned. Unearned income on loans and leases is recognized on a basis approximating a level rate of return over the term of the loan. Loan origination fees and costs are accounted for in accordance with SFAS No. 91, ''Accounting for Nonrefundable Fees and Costs Associated with Originating or Acquiring Loans and Initial Direct Costs of Leases,'' which requires the deferral of these fees and costs and subsequent amortization to income over the life of the related credit or facility. Fees that adjust the yield on the underlying credit are included in interest income on loans and lease financing. Fees for credit-related services are included in financial service fees, a component of noninterest income.

Lease financing receivables, including leveraged leases, are reported at the aggregate of lease payments receivable and the estimated residual values, net of unearned and deferred income, including unamortized investment credits. Leveraged leases are reported net of nonrecourse debt. Unearned income is recognized to yield a level rate of return on the net investment in the leases.

The Corporation generally places loans and leases on nonaccrual status when any portion of the principal or interest is ninety days past due, unless it is well secured and in the process of collection, or earlier when concern exists as to the ultimate collectibility of principal or interest. Whenever a loan or lease is placed on nonaccrual status, all other credit exposures to the same borrower are also placed on nonaccrual status, except when it can be clearly demonstrated that such credit exposures are well secured, fully performing and insulated from the weakness surrounding the nonaccrual credit to which they relate. When loans or leases are placed on nonaccrual status, the related interest receivable is reversed against interest income of the current period. Interest payments received on nonaccrual loans and leases are applied as a reduction of the principal balance when concern exists as to the ultimate collection of principal; otherwise, such payments are recognized as interest income. Loans and leases are removed from nonaccrual status when they become current as to both principal and interest and concern no longer exists as to the ultimate collectibility of principal or interest.

The Corporation may renegotiate the contractual terms of a loan because of a deterioration in the financial condition of the borrower. The carrying value of a renegotiated loan is reduced by the fair value of any asset or equity interest received, and by the extent, if any, that future cash receipts required under the new terms do not equal the loan balance at the time of renegotiation. Renegotiated loans performing in accordance with their new terms are not reported as nonaccrual loans unless concern exists as to the ultimate collectibility of principal or interest under the new terms. Interest, if any, is recognized in income to yield a level rate of return over the life of the renegotiated loan.

Reserve for Credit Losses and Provision for Credit Losses

The reserve for credit losses is available for future charge-offs of extensions of credit. The reserve is increased by the provision for credit losses and by recoveries of items previously charged off, and is decreased as credits are charged off. A charge-off occurs once a probability of loss has been determined, with consideration given to such factors as the customer's financial condition, underlying collateral and guarantees.

The provision for credit losses is based upon management's estimate of the amount necessary to maintain the reserve at an adequate level, considering evaluations of individual credits and concentrations of credit risk, net losses charged to the reserve, changes in quality of the credit portfolio, levels of nonaccrual loans and leases, current economic conditions, cross-border risks, changes in the size and character of the credit risks and other pertinent factors.

Effective January 1, 1995, the Corporation adopted, prospectively, SFAS No. 114, ''Accounting by Creditors for Impairment of a Loan,'' as amended by SFAS No. 118, ''Accounting by Creditors for Impairment of a Loan-Income Recognition and Disclosure.'' These standards require that a loan be classified and accounted for as an impaired loan when it is probable that the Corporation will be unable to collect all principal and interest due on the loan in accordance with the loan's original contractual terms. The Corporation uses the same criteria in placing a loan on nonaccrual status. Accordingly, for purposes of applying these standards, impaired loans have been defined as all nonaccrual loans, exclusive of residential mortgage loans, consumer loans and leases.

Impaired loans are valued based on the fair value of the related collateral in the case of commercial real estate loans and, for all other impaired loans, based on the present value of expected future cash flows, using the interest rate in effect at the time the loan was placed on nonaccrual status. A loan's observable market value may be used as an alternate valuation technique. Impairment exists when the recorded investment in a loan exceeds the value of the loan measured using the above-mentioned valuation techniques. Such impairment is recognized as a valuation reserve, which is included as a part of the Corporation's overall reserve for credit losses. The Corporation recognizes interest income on impaired loans consistent with its nonaccrual policy.

The adoption of these new standards did not have a material impact on the Corporation's overall reserve for credit losses, and did not affect its charge-off or income recognition policies.

Premises and Equipment

Premises and equipment are reported at cost less accumulated depreciation and amortization. Depreciation is computed using the straight-line method over the estimated useful lives of the assets. Leasehold improvements are amortized over the lesser of the estimated life of the improvement or the term of the lease.

Purchased and Excess Mortgage Servicing Assets

Purchased mortgage servicing rights (PMSR) represent the cost of purchasing the right to service mortgage loans originated by others. Excess mortgage servicing receivables (EMSR) represent the present value of the servicing fee income retained in excess of a normal servicing fee rate when mortgage loans are sold. PMSR and EMSR are reported as assets and are amortized as reductions of servicing fee income, a component of noninterest income, over the estimated servicing period in proportion to the estimated future net cash flows from the loans serviced. Remaining PMSR asset balances are evaluated for impairment by determining their estimated aggregate recoverable amount through applying the discount rate in effect at the time the servicing portfolios were purchased to the estimated future net cash flows from servicing the underlying mortgages. The carrying value is written down for any impairment; such writedowns are recorded as reductions of servicing fee income. Prior to 1993, this valuation was performed on an undiscounted basis. EMSR is also evaluated for impairment based on estimated future cash flows on a discounted basis.

Effective January 1, 1993, the Corporation elected to change its method of accounting for PMSR to conform its financial reporting to regulatory accounting rules adopted by the banking regulators in the first quarter of 1993. The cumulative effect to January 1, 1993 of adopting this change in accounting principle was a decrease in income of $53 million (net of taxes of $32 million), or $.36 per common share on a primary basis and $.35 per common share on a fully diluted basis.

In May 1995, SFAS No. 122, ''Accounting for Mortgage Servicing Rights,'' was issued. This standard, which is effective January 1, 1996, amends SFAS No. 65, ''Accounting for Certain Mortgage Banking Activities,'' to require that rights to service mortgage loans originated for sale be recognized as separate assets either upon origination (if a definitive plan to sell the loans and retain the rights exists) or upon sale of the loans, based on the relative fair values of the rights and loans. This standard also requires that mortgage servicing rights be assessed for impairment based on the fair value of those rights, using a stratified method. The Corporation does not expect that adoption of this standard will have a material impact on its financial statements.

Accelerated Disposition Portfolio

In 1994, the Corporation transferred certain lower quality real estate exposures to an accelerated disposition portfolio (ADP), which was included in other assets. The exposures were transferred at their estimated disposition values, with the excess, if any, of the exposures over the disposition values charged to the reserve for credit losses. Subsequent declines in disposition value are recorded in noninterest income. Gains, if any, are not recognized until realized. Income recognition is based upon existing policies for accruing and nonaccrual loans and other real estate owned.

Other Real Estate Owned

Other real estate owned (OREO), which is included in other assets, includes properties on which the Corporation has foreclosed and taken title. OREO is reported at the lower of the carrying value of the loan or the fair value of the property obtained, less estimated selling costs. The excess, if any, of the loan over the fair value of the property at the time of transfer from loans to OREO is charged to the reserve for credit losses. Subsequent declines in the fair value of the property and net operating results of the property are recorded in noninterest expense.

Income Taxes

The Corporation accounts for income taxes in accordance with SFAS No. 109, "Accounting for Income Taxes." Current tax liabilities or assets are recognized, through charges or credits to the current tax provision, for the estimated taxes payable or refundable for the current year. Net deferred tax liabilities or assets are recognized, through charges or credits to the deferred tax provision, for the estimated future tax effects, based on enacted tax rates, attributable to temporary differences and tax benefit carryforwards. Deferred tax liabilities are recognized for temporary differences that will result in amounts taxable in the future, and deferred tax assets are recognized for temporary differences and tax benefit carryforwards that will result in amounts deductible or creditable in the future. The effect of enacted changes in tax law, including changes in tax rates, on these deferred tax assets and liabilities is recognized in income in the period that includes the enactment date. A deferred tax valuation reserve is established if it is more likely than not that all or a portion of the Corporation's deferred tax assets will not be realized. Changes in the deferred tax valuation reserve are recognized through charges or credits to the deferred tax provision. For financial reporting purposes, investment tax credits received in connection with lease financing are recognized as lease income over the investment life of the related asset.

Per Share Calculations

Primary net income per common share is computed by dividing net income, reduced by dividends on preferred stock, by the weighted average number of common shares outstanding for each period presented. For fully diluted net income per common share, net income is reduced by preferred stock dividends and increased by the interest, net of income tax benefit, recorded on the Corporation's convertible debentures. Such adjusted net income is divided by the weighted average number of common shares outstanding for each period plus the shares representing the dilutive effect of stock options outstanding and the shares that would result from conversion of the Corporation's convertible debentures. The effect of stock options and convertible debentures is excluded from the computation of fully diluted net income per common share in periods in which their effect would be anti-dilutive.

Cash dividends per common share declared, presented in the accompanying supplemental consolidated statement of income, represent the historical cash dividends of the Corporation. As described in Note 10, the Corporation's convertible debentures were converted to common stock in March 1995.

2. Mergers, Acquisitions, Joint Ventures and Divestitures

In July 1993, the Corporation completed its mergers with Society for Savings Bancorp, Inc. (Society), a $2.4 billion registered bank holding company based in Hartford, Connecticut, and Multibank Financial Corp. (Multibank), a $2.4 billion registered bank holding company based in Dedham, Massachusetts. In connection with the merger with Society, the Corporation issued 9.6 million shares of its common stock for all of the outstanding shares of Society common stock by exchanging .80 of a share of its common stock for each outstanding Society share. In connection with the merger with Multibank, the Corporation issued 10.4 million shares of its common stock for all of the outstanding shares of Multibank common stock by exchanging 1.125 shares of its common stock for each outstanding Multibank share. These mergers were accounted for as poolings of interests and as such are reflected in the accompanying supplemental consolidated financial statements as though the Corporation, Society and Multibank had been combined as of the beginning of the earliest period presented.

In May 1994, the Corporation completed its acquisition of BankWorcester Corporation (BankWorcester), a $1.5 billion bank holding company based in Worcester, Massachusetts. The total purchase price amounted to $243 million. In addition, in August 1994, the Corporation completed its acquisition of Pioneer Financial, A Co-operative Bank (Pioneer), a $.8 billion bank based in Middlesex County, Massachusetts. The total purchase price amounted to $117 million. These acquisitions were accounted for as purchases and, accordingly, the assets and liabilities of each were recorded at their estimated fair values as of the acquisition dates. Goodwill resulting from the acquisitions is being amortized over a twenty-five year period for BankWorcester and a fifteen-year period for Pioneer. A core deposit intangible resulting from the BankWorcester acquisition is being amortized over a seven-year period. Both acquisitions have been included in the accompanying supplemental consolidated financial statements since their respective acquisition dates. Pro forma results of operations including BankWorcester and Pioneer for the years ended December 31, 1994 and 1993 are not presented, since the results would not have been significantly different in relation to the Corporation's results of operations.

In January 1995, the Corporation completed the sales of two of its affiliate banks, Bank of Vermont and Casco Northern Bank, N.A. (Casco). The sales resulted in a combined pre-tax gain of approximately $75 million, or $30 million net of tax.

In February 1995, the Corporation completed its acquisition of Ganis Credit Corporation (Ganis), a privately-held consumer finance company headquartered in Newport Beach, California. The Corporation issued Ganis stockholders approximately $22 million in Corporation common stock, comprised of 773,621 shares of its treasury stock previously purchased in the open market. In January 1996, the Corporation issued Ganis stockholders an additional $7 million in its common stock, comprised of 153,741 shares of its treasury stock previously purchased in the open market, as a result of the achievement by Ganis of certain performance goals. The Corporation will issue Ganis stockholders up to an additional $7 million in common stock if Ganis achieves certain additional performance goals over the next several years. The acquisition was accounted for as a purchase and, accordingly, the assets and liabilities of Ganis were recorded at their estimated fair values as of the acquisition date. Goodwill resulting from the acquisition is being amortized over a fifteen-year period. The acquisition has been included in the accompanying supplemental consolidated financial statements since the acquisition date.

In July 1995, the Corporation completed its acquisition of NFS Financial Corp.
(NFS), parent company of NFS Savings Bank, FSB of Nashua, New Hampshire, and Plaistow Cooperative Bank, FSB of Plaistow, New Hampshire, with combined total assets of $625 million. The Corporation paid NFS stockholders $97 million, comprising $58 million in cash and $39 million in common stock. The acquisition was accounted for as a purchase and , accordingly, the assets and liabilities of NFS were recorded at their estimated fair values as of the acquisition date. Goodwill resulting from the acquisition is being amortized over a fifteen-year period. The acquisition has been included in the accompanying supplemental consolidated financial statements since the acquisition date. Following the acquisition, NFS Savings Bank, FSB and Plaistow Cooperative Bank, FSB were merged and currently operate as BayBank FSB.

Effective in October 1995, the Corporation formed a joint venture with Boston Financial Data Services (a joint venture of State Street Bank and Trust Company and DST Systems, Inc.), combining their respective stock transfer businesses into a single entity which is 50 percent owned by each party. Additionally, in October 1995, the Corporation completed the sale of its corporate trust business. This sale resulted in a pre-tax gain of $20 million, or $12 million net of tax.

In December 1995, the Corporation completed its acquisition of Cornerstone Financial Corporation (Cornerstone), parent company of Cornerstone Bank of Derry, New Hampshire, with total assets of $143 million. The Corporation paid Cornerstone stockholders $18 million. The acquisition was accounted for as a purchase and, accordingly, the assets and liabilities of Cornerstone were recorded at their estimated fair values as of the acquisition date. Goodwill resulting from the acquisition is being amortized over a fifteen-year period. Following the acquisition, Cornerstone Bank began operating as BayBank NH, N.A.

In December 1995, the Corporation announced an agreement to sell its mortgage banking subsidiary, BancBoston Mortgage Corporation (BBMC), to a newly formed independent mortgage company, HomeSide, Inc. (HomeSide), for cash and a minority interest in the new company. During the first quarter of 1996, the second phase of the transaction was announced, in which Barnett Bank would sell its mortgage company to HomeSide. The sales were completed during the first half of 1996. Upon completion of both phases of the transaction, the Corporation, Barnett Bank and two equity investment firms each own an approximate one-third interest in HomeSide.

In October 1995, the Corporation announced a definitive agreement to acquire The Boston Bancorp (Bancorp), and in June 1996 completed the transaction. Bancorp was the holding company of South Boston Savings Bank, a Massachusetts chartered savings bank with $1.3 billion in deposits at June 30, 1996. The Corporation exchanged 4.6 million shares of its common stock, with a value of $229 million, for all of the outstanding shares of Bancorp common stock. The Corporation has purchased an equivalent amount of shares of its common stock in the open market during 1996 for the transaction. The acquisition was accounted for as a purchase and, accordingly, the assets and liabilities of Bancorp were recorded at their estimated fair values as of the acquisition date. Goodwill resulting from the acquisition is being amortized over a ten-year period. The acquisition will be included in the Corporation's consolidated financial statements from the acquisition date.

In December 1995, the Corporation announced a definitive agreement to acquire BayBanks, and completed the transaction in July 1996. BayBanks, with total assets of $11 billion at June 30, 1996, was the Boston-based holding company of BayBank, N.A. Under terms of the merger agreement, 44 million shares of the Corporation's common stock were issued for substantially all of the outstanding shares of BayBanks common stock (based on an exchange ratio of 2.2 shares of the Corporation's common stock for each outstanding share of BayBanks common stock). The transaction was accounted for as a pooling of interests, and as such is reflected in these supplemental consolidated financial statements as though the Corporation and BayBanks had operated as a combined entity for all periods presented. In connection with the approval of the transaction by regulatory authorities, the Corporation agreed to sell 20 branches of the resulting combined entity, comprising a total of approximately $860 million in deposits. The sale of these branches is expected to be completed in approximately six months. Also, in connection with the acquisition the Corporation anticipates that it will incur certain merger and restructuring costs. Such costs include investment banking and other professional fees, stock issuance costs and other expenses and other costs associated with the acquisition and estimated facilities and operations consolidation and severance costs associated with expected reorganizations in connection with the acquisition. These costs, which were originally estimated to be approximately $140 million ($83 million after-tax), continue to be evaluated along with the estimated cost savings expected to result from the integration of the two institutions, both of which are likely to increase upon finalization of the integration plan.

3.   Statement Of Cash Flows

For purposes of the statement of cash flows, cash and due from banks are considered to be cash equivalents. Foreign currency cash flows are converted to U.S. dollars using average rates for the period. During 1995, 1994 and 1993, the Corporation paid interest of approximately $2.8 billion, $2.4 billion and $3.0 billion, respectively. The Corporation paid income taxes of approximately $565 million in 1995, $237 million in 1994 and $114 million in 1993. During 1995, 1994 and 1993, the Corporation transferred approximately $49 million, $105 million and $172 million, respectively, to OREO from loans. Loans made to facilitate sales of OREO properties were $6 million in 1995: such loans in 1994 and 1993 totaled approximately $10 million and $31 million, respectively. Non-cash transactions in 1995 included $94 million from the issuance of common stock in connection with the Corporation's redemption of its convertible subordinated debentures due 2011, more fully described in Note 10, and the transfer of $3.3 billion of securities held to maturity to securities available for sale. The transfer was in connection with A Guide to Implementation of Statement 115 on Accounting for Certain Investments in Debt and Equity Securities (the Special Report), issued by the Financial Accounting Standards Board (the FASB) in November 1995, which allowed the Corporation to reassess the appropriateness of the classification of securities held at that time. This transfer is more fully described in Note 5. During 1994, the Corporation transferred a total of $387 million of lower quality real estate exposure to ADP. During 1993, the Corporation transferred approximately $861 million of securities held to maturity to securities available for sale in connection with the Corporation's mergers with Society and Multibank, as well as the Corporation's adoption of SFAS No. 115. In accordance with the new standard, cash flows from purchases, sales and maturities of securities available for sale in 1995 and 1994 are classified as investing activities in the accompanying supplemental consolidated statement of cash flows. For 1993, these cash flows are classified as an operating activity and presented on a net basis.

4.   Reserve Requirements, Restricted Deposits And Pledged Assets

At December 31, 1995 and 1994, cash and due from banks included $1.2 billion and $1.1 billion, respectively, to satisfy the reserve requirements of the Federal Reserve System and various foreign central banks. Interest bearing deposits in other banks held to satisfy foreign central bank reserve requirements totaled $37 million and $30 million at December 31, 1995 and 1994, respectively.

At December 31, 1995 and 1994, securities, loans and other assets with a book value of $4.4 billion and $4.1 billion, respectively, were pledged to collateralize repurchase agreements, public deposits and other items.

5.   Securities

A summary comparison of securities available for sale by type is as follows:

                                                              Gross               Gross
December 31, 1995                                           Unrealized         Unrealized       Carrying
(in millions)                                    Cost         Gains              Losses           Value
U.S. Treasury.............................      $2,556         $    37           $    2            $2,591
U.S. government
 agencies and
 corporations--
 Mortgage-backed
 securities...............................       2,969              71                3             3,037
States and political
 subdivisions.............................         245               3                                248
Foreign debt
 securities...............................         698               5               18               685
Other debt securities.....................         343                                9               334
Marketable equity
 securities...............................         170              52                                222
Other equity
 securities...............................         465                                                465
                                                ------          ------           ------            ------
                                                $7,446          $  168           $   32            $7,582
                                                ======          ======           ======            ======

                                                              Gross               Gross
December 31, 1994                                           Unrealized         Unrealized       Carrying
(in millions)                                    Cost         Gains              Losses           Value
U.S. Treasury.............................      $1,500                           $   13            $1,487
U.S. government
 agencies and
 corporations--
 Mortgage-backed
 securities...............................         796                               30               766
State and political subdivisions..........           9                                                  9
Foreign debt
 securities...............................         432          $    4               52               384
Other debt securities.....................         142                                                142

Marketable equity
 securities...............................         124              21                1               144
Other equity
 securities...............................         330                                                330
                                                ------          ------           ------            ------
                                                $3,333          $   25           $   96            $3,262
                                                ======          ======           ======            ======

Other equity securities included in securities available for sale are not traded on established exchanges and are carried at cost. However, in accordance with SFAS No. 107, "Disclosures About Fair Values of Financial Instruments," fair values were estimated for these securities. These fair values exceeded cost by $76 million and $70 million at December 31, 1995 and 1994, respectively. Further information with respect to the fair value of these securities is included in
Note 26.

A summary comparison of securities held to maturity by type is as follows:

                                                              Gross               Gross
December 31, 1995                             Amortized     Unrealized         Unrealized         Fair
(in millions)                                    Cost         Gains              Losses           Value
U.S. Treasury.............................      $    4                                             $    4
U.S. government
 agencies and
 corporations--
 Mortgage-backed
 securities...............................         523          $    8           $    1               530
States and political
 subdivisions.............................           5                                                  5
Foreign debt
 securities...............................          11                                                 11
Other equity
 securities...............................         117                                                117
                                                ------          ------           ------            ------
                                                $  660          $    8           $    1            $  667
                                                ======          ======           ======            ======

                                                              Gross               Gross
December 31, 1994                             Amortized     Unrealized         Unrealized         Fair
(in millions)                                    Cost         Gains              Losses           Value
U.S. Treasury.............................      $2,146                           $   70            $2,076
U.S. government
 agencies and
 corporations
 Mortgage-backed
 securities...............................       1,449                               74             1,375
States and political
 subdivisions.............................         201                                1               200
Foreign debt
 securities...............................         123                                2               121
Other debt securities.....................         200                                5               195
Other equity
 securities...............................         119                                                119
                                                ------                           ------            ------
                                                $4,238                           $  152            $4,086
                                                ======                           ======            ======

Other equity securities included in securities held to maturity represent securities, such as Federal Reserve Bank and Federal Home Loan Bank stock, which are not traded on established exchanges and have only redemption capabilities. Fair values for such securities are considered to approximate cost.


The FASB Special Report, which provided guidance on the implementation of SFAS No. 115, allowed companies, no later than December 31, 1995, to make a one-time reassessment of the classification of their securities portfolios between available for sale and held to maturity.

As a result of this reassessment, the Corporation transferred $3.3 billion of securities from held to maturity to available for sale, with a net after-tax unrealized gain of $52 million recorded in stockholders' equity.


A summary comparison of debt securities available for sale by contractual maturity is as follows:

December 31                    1995             1994
                                   Fair             Fair
(in millions)             Cost     Value    Cost   Value
Within one year........   $1,844   $1,844  $  626  $  624
After one but within
 five years............    2,472    2,518   1,502   1,475
After five but within
 ten years.............    1,165    1,190     238     197
After ten years........    1,330    1,343     513     492
                          ------   ------  ------  ------
                          $6,811   $6,895  $2,879  $2,788
                          ======   ======  ======  ======

A summary comparison of debt securities held to maturity by contractual maturity is as follows:

December 31                    1995              1994
                         Amortized  Fair   Amortized   Fair
(in millions)              Cost     Value    Cost     Value
Within one year........      $  11  $  11     $  911  $  902
After one but within
 five years............        115    115      2,121   2,040
After five but within
 ten years.............        200    208        338     325
After ten years........        217    216        749     700
                             -----  -----     ------  ------
                             $ 543  $ 550     $4,119  $3,967
                             =====  =====     ======  ======

Certain securities, such as mortgage-backed securities, may not become due at a single maturity date. Such securities have been classified within the category that encompasses the due dates for the majority of the instrument.

Included in 1995's net securities gains were gross gains of $11 million and gross losses of $2 million related to the sale of debt securities available for sale. Total proceeds from such securities sales amounted to $1.4 billion. For 1994, net securities gains included gross gains of $24 million and gross losses of $9 million related to the sale of debt securities available for sale. Total proceeds from such securities sales in 1994 amounted to $2.5 billion. For 1993, net securities gains included gross gains of $39 million and gross losses of $1 million related to the sale of debt securities available for sale. Total proceeds from such securities sales in 1993 amounted to $4.7 billion.

6.   Loans and Lease Financing

December 31                                                        1995            1994
(in millions)
United States

Commercial, industrial and financial...........................    $12,809         $13,122
Commercial real estate
  Construction.................................................        386             391
  Other........................................................      3,393           4,065
Consumer-related loans
  Secured by 1-4 family residential
    properties.................................................      6,697           7,079
  Other........................................................      5,554           4,559
Lease financing................................................      1,564           1,482
Unearned income................................................       (240)           (239)
                                                                    -------         -------
                                                                    30,163          30,459
                                                                    =======         =======

International

Commercial and industrial......................................      6,422           5,161
Banks and other financial institutions.........................        796             749
Governments and official institutions..........................         82              33
Lease financing................................................        285             329
All other......................................................      1,159           1,053
Unearned income................................................        (37)            (76)
                                                                    -------         -------
                                                                     8,707           7,249
                                                                    -------         -------
                                                                   $38,870         $37,708
                                                                   ========        ========

7.   Reserve for Credit Losses

An analysis of changes in the reserve for credit losses follows:

Years Ended December 31                         1995         1994         1993
(in millions)
BALANCE, JANUARY 1.......................        $827        $941         $1,116
Reserves of acquired entities............          16          25
Reserves of entities sold................         (32)
Provision................................         275         154            107
Credit losses............................        (282)       (260)          (353)
Recoveries...............................          86          86             71
                                                ------       -----          -----
   Net credit losses.....................        (196)       (174)          (282)

Credit losses related to exposures
 transferred to ADP......................                    (119)
                                               ______        ______        ______
BALANCE, DECEMBER 31.....................        $890        $827           $941
                                               ======        ======        =======

As described in Note 1, the adoption of SFAS No. 114, as amended by SFAS No. 118, on January 1, 1995 did not have a material effect on the Corporation's financial statements, and did not result in any additional provision for credit losses as of January 1, 1995. At December 31, 1995, impaired loans in accordance with these standards totaled $250 million, of which loans totaling $113 million required no valuation reserve and loans totaling $137 million required a valuation reserve of $32 million. For the year ended December 31, 1995, average impaired loans were approximately $297 million. Interest recognized on impaired loans during the year ended December 31, 1995 was not material.

8.   Other Assets

December 31                                                        1995            1994
(in millions)
Accounts receivable............................................    $  405          $  547
PMSR and EMSR..................................................       553             432
Prepaid pension cost...........................................       187             187
Goodwill and other intangibles.................................       352             316
Precious metal assets..........................................       136             175
Investments in limited partnerships............................       183             148
Equity investments in affiliates...............................       149             109
ADP............................................................                       118
OREO...........................................................        70             143
Refundable income taxes........................................        38              29
Equity investments from loan restructurings....................        20              23
All other......................................................       828             489
                                                                   ------          ------

                                                                   $2,921          $2,716
                                                                   ======          ======

9.   Funds Borrowed

December 31                                                        1995            1994
(in millions)
Federal funds purchased........................................    $1,869          $  416
Term federal funds purchased...................................       870             765
Securities sold under agreements to
 repurchase....................................................     1,688           2,680
Short-term bank notes..........................................     1,190           1,569
Medium-term bank notes.........................................     1,871
Demand notes issued to the U.S. Treasury.......................       361             395
All other......................................................     1,654           1,386
                                                                   ------          ------

                                                                   $9,503          $7,211
                                                                   ======          ======

All other funds borrowed included borrowings with maturities of greater than one year of $333 million at December 31, 1995 and $221 million at December 31, 1994. At December 31, 1995 and 1994, the Corporation had availability under various borrowing arrangements of $1.4 billion and $1.7 billion, respectively. The Corporation had no significant compensating balance arrangements at December 31, 1995 and 1994.

10.  Notes Payable

                                                    By Remaining Maturity
                                                        at December 31
                                 Due
                               less than        Due              Due            1995          1994
(in millions)                   1 year        1-5 years       6-10 years        Total         Total
Parent
  Company
  Senior notes..........        $  100                                          $  100        $  100
  Subordinated
    notes   ............                         $  235           $  934         1,169         1,320
  Convertible
    subordinated
    debentures  ........                                                                          94
                            ----------       ----------       ----------     ---------         -----
  Subtotal  ............           100              235              934         1,269         1,514

Subsidiaries
  Senior notes  ........            27              274              157           458           243
  Subordinated
    notes ..............                             65              397           462           462
                            ----------       ----------       ----------    ----------         -----
  Subtotal  ............            27              339              554           920           705
                            ----------       ----------       ----------    ----------         -----

                                  $127             $574           $1,488        $2,189        $2,219
                            ==========       ==========       ==========    ==========        ======

Notes payable are unsecured obligations of the Corporation or its subsidiaries. Certain of the indentures under which these notes were issued prohibit the Corporation from making any payment or other distribution in the stock of FNBB unless FNBB unconditionally guarantees payment of principal and interest on the notes. The distribution shown above by remaining maturity is based on contractual maturity.

Notes payable at December 31, 1995 and 1994 include fixed rate notes of $1,659 million and $1,534 million, respectively, and variable rate notes of $530 million and $685 million, respectively. Fixed rate notes outstanding at December 31, 1995 mature at various dates through 2005 at interest rates ranging from 6.63% to 10.50%. The consolidated weighted average interest rates on fixed rate notes at December 31, 1995 and 1994 were 7.78% and 7.74%, respectively. The Corporation has entered into interest rate swap agreements that have effectively converted its fixed rate obligations to floating rate obligations. At December 31, 1995, such interest rates ranged from 5.75% to 5.95%. Variable rate notes outstanding, with interest rates ranging from 5.81% to 9.25% at December 31, 1995, mature at various dates through 2003. The consolidated weighted average interest rates on variable rate notes at December 31, 1995 and 1994 were 6.68% and 7.03%, respectively.

During 1995, the Corporation called for redemption its 7.75% convertible subordinated debentures due June 2011 at 100.78% of their principal amount plus accrued interest to the date of redemption. Substantially all holders of the debt opted to convert their bonds to common stock prior to redemption, resulting in the issuance by the Corporation of approximately 4,008,000 shares of its common stock. Of the total shares issued, approximately 530,000 shares were treasury shares previously purchased by the Corporation in the open market. Primary earnings per share for the year ended December 31, 1995 would have been $4.52 had the debentures been converted on January 1, 1995. Also during 1995, the Corporation redeemed its 10.30% subordinated notes due September 2000 at their $150 million principal amount plus accrued interest.

During 1994, the Corporation redeemed its floating rate notes due September 2000, with a carrying value of $179 million, at their principal amount plus accrued interest, and a nonbanking subsidiary of the Corporation prepaid $186 million of its senior notes, with fixed interest rates ranging from 6.67% to 9.50%, at their principal amount plus accrued interest and a prepayment penalty. The loss on these early extinguishments of debt amounted to $7 million, net of tax, or $.04 per common share on both a primary and fully diluted basis, and is presented as an extraordinary item in the accompanying supplemental consolidated statement of income.

Notes payable maturing during the next five years amount to: $127 million in 1996, $454 million in 1997 and $120 million in 1998. There are no notes payable maturing in 1999 and 2000.

11.  Preferred Stock

A summary of the Corporation's Adjustable Rate Cumulative Preferred Stock (Adjustable Rate Preferred Stock) issued and outstanding is as follows:

                                     Series A     Series B    Series C

Outstanding at December 31,
  1995 and 1994
Shares  ......................       1,044,843    1,574,315    774,783
Amount (in millions)  ........         $    52      $    79    $    77
Dividend rates
   At December 31, 1995  .....            6.00%        6.00%      5.50%
   Minimum  ..................            6.00%        6.00%      5.50%
   Maximum  ..................           13.00%       13.00%     12.50%

Dividends per share
   1995  .....................         $  3.06      $  3.01    $  5.50
   1994  .....................         $  3.02      $  3.02    $  5.51
   1993  .....................         $  3.01      $  3.01    $  5.51
Liquidation preference
   per share .................         $    50      $    50    $   100

A summary of the Corporation's Fixed Rate Cumulative Preferred Stock (Fixed Rate Preferred Stock) issued and outstanding is as follows:

                                                    Series E    Series F

Outstanding at December 31, 1995 and 1994
Shares  .......................................      920,000     280,000
Amount (in millions)  .........................       $  230      $   70
Dividend rate  ................................         8.60%       7.88%
Dividends per share  ..........................      $ 21.50     $ 19.69
Liquidation preference per share  .............       $  250      $  250

The Fixed Rate Preferred Stock is held by stockholders in the form of depositary shares, with each depositary share representing a one-tenth interest in a share of the respective preferred stock, and entitles the holder to a proportional interest in all rights and preferences of a share of Fixed Rate Preferred Stock, including dividend, voting, redemption and liquidation rights.

Dividends on all series of preferred stock are cumulative and, when declared, are payable quarterly. The dividend rates for the Adjustable Rate Preferred Stock are determined according to a formula based upon the highest of three interest rate benchmarks. Neither the Adjustable Rate Preferred Stock nor the Fixed Rate Preferred Stock have preemptive or general voting rights. The preferred stock is redeemable, in whole or in part, at the option of the Corporation as follows: Series A and B Preferred Stock are redeemable at $50 per share and Series C Preferred Stock is redeemable at $100 per share. The Series E and Series F Preferred Stock are redeemable on and after September 15, 1997 and July 15, 1998, respectively, at $250 per share ($25 per depositary share).

12.  Stockholder Rights Plan

In 1990, the Board of Directors of the Corporation adopted a stockholder rights plan. The plan provides for the distribution of one preferred stock purchase right for each outstanding share of common stock of the Corporation. Each right entitles the holder, following the occurrence of certain events, to purchase a unit, consisting of one-thousandth of a share of Junior Participating Preferred Stock, Series D, at a purchase price of $50 per unit, subject to adjustment. The rights will not be exercisable or transferable apart from the common stock except under certain circumstances in which a person or group of affiliated persons acquires, or commences a tender offer to acquire, 15% or more of the Corporation's common stock. Rights held by such an acquiring person or persons may thereafter become void. Under certain circumstances, a right may become a right to purchase common stock or assets of the Corporation or common stock of an acquiring corporation at a substantial discount. Under certain circumstances, the Corporation may redeem the rights at $.01 per right. The rights will expire in July 2000 unless earlier redeemed or exchanged by the Corporation.

As a result of the Corporation's acquisition of BayBanks, described in Note 2, the plan was amended to exclude the transactions contemplated by the agreement.

13.  Dividends and Loan Restrictions

Bank regulations require the approval of bank regulatory authorities if the dividends declared by a bank subsidiary exceed certain prescribed limits. For 1996, aggregate dividend declarations by the Corporation's bank subsidiaries without prior regulatory approval are limited to approximately $765 million of their undistributed earnings at December 31, 1995, plus an additional amount equal to their net profits, as defined, for 1996 up to the date of any dividend declaration. However, for any dividend declaration, the Corporation's subsidiaries, as well as the Corporation itself, must consider additional factors such as the amount of current period net income, liquidity, asset quality, capital adequacy and economic conditions. It is likely that these factors would further limit the amount of dividends which the banking subsidiaries could declare. In addition, bank regulators have the authority to prohibit banks and bank holding companies from paying dividends if they deem such payment to be an unsafe or unsound practice.

Each bank subsidiary is also prohibited by the bank regulatory authorities from granting loans and advances to the Parent Company that exceed certain limits. Assuming declaration of the maximum amount of dividends under the regulations described above, any loans and advances would be limited to an aggregate of approximately $417 million and would be subject to specific collateral requirements.

Based on the foregoing limitations, an aggregate of approximately $3.4 billion of the Parent Company's investment in bank subsidiaries of $4.6 billion, which includes bank holding companies and their subsidiaries, was restricted from transfer to the Parent Company at December 31, 1995.

14. Other Income

Years Ended December 31                      1995      1994      1993
(in millions)
Net equity and mezzanine profits  .......... $ 110     $  30     $  38
Net foreign exchange trading profits  ......    60        44        47
Precious metal income  .....................    16        13         9
Net gains from sales of mortgage
  inventories  .............................              13        10
Gains from sales of mortgage servicing
  rights  ..................................    10        11         1
Equity in undistributed earnings
  of affiliates ............................    18         1        16
Exchange-rate related profits
  from Brazil ..............................              15
Gain on sale of domestic factoring
  business .................................              27
Gain on sale of Maine and Vermont
 bank subsidiaries  ........................    75
Gain on sale of corporate trust
  business .................................    20
All other  .................................    31        63        60
                                             -----     -----     -----

                                             $ 340     $ 217     $ 181
                                             =====     =====     =====

15. Employee Benefits

The Corporation maintains non-contributory defined benefit pension plans (the Plans) covering substantially all domestic employees. The Corporation funds the Plans in compliance with the requirements of the Employee Retirement Income Security Act of 1974 and the Internal Revenue Code of 1986, as amended.

The principal plan is an account balance defined benefit plan in which each eligible employee has an account to which amounts are allocated based on level of pay and years of service, and which grows at a specified rate of interest. Benefits accrued prior to 1989 are based on years of service, highest average compensation and social security benefits. Plans other than the principal plan have benefit provisions based on length of service and qualifying compensation in the final years of employment.

Employee benefits expense (income) for the Plans included the following:

Years Ended December 31                                      1995       1994       1993
(in millions)
Service cost (benefits earned during the period)  .......    $  22      $  25      $  21
Interest cost on projected benefit obligation  ..........       32         29         26
Return on plan assets
   Actual................................................     (161)         5        (54)
   Actuarial deferral of gains (losses)  ................      110        (59)         5
Amortization
   Unrecognized net asset  ..............................       (6)        (6)        (6)
   Unrecognized prior service cost  .....................        2          2          3
   Other, net  ..........................................        2          1
                                                             -----      -----      -----

Net pension expense (income)  ...........................    $   1      $  (3)     $  (5)
                                                             =====      =====      =====

The following table sets forth the funded status of the Plans:

December 31                                                                   1995              1994                1993
(dollars in millions)
Projected benefit obligation
   Vested benefits  .................................................            $ 368             $ 282               $ 252
   Nonvested benefits  ..............................................               35                33                  31
                                                                                 -----             -----               -----
Accumulated benefit obligation  .....................................              403               315                 283
Effect of projected future compensation levels  .....................               79                77                  83
                                                                                 -----             -----               -----
Projected benefit obligation  .......................................            $ 482             $ 392               $ 366

                                                                                 =====             =====               =====
Plan assets at fair value (primarily listed stocks and fixed income
 securities)  .......................................................            $ 688             $ 552               $ 564

                                                                                 =====             =====               =====
Plan assets in excess of projected benefit obligation  ..............            $ 206             $ 160               $ 198
Unrecognized net (gain) loss  .......................................              (15)               37                  (5)
Unrecognized prior service cost  ....................................               14                13                  23
Unrecognized net asset  .............................................              (18)              (23)                (29)
                                                                                 -----             -----               -----
Prepaid pension cost  ...............................................            $ 187             $ 187               $ 187
                                                                                 =====             =====               =====

Assumptions used in actuarial calculations are as follows:
   Weighted average discount rate at December 31  ...................          7.25%         8.25% to 8.5%       7.25% to 7.5%
   Rate of increase in future compensation levels at December 31.....       4.45% to 4.5%     4.5% to 5.25%      4.5%  to 4.7%
   Account balance interest rate at December 31  ....................           6.0%             6.5%                     6.0%

   Expected long-term rate of return on assets for the years ended
     December 31.....................................................           9.0%          9.0% to 9.5%       9.0 % to 9.5%

The Corporation also maintains nonqualified deferred compensation and retirement plans for certain officers. All benefits provided under these plans are unfunded and any payments to plan participants are made by the Corporation. As of December 31, 1995 and 1994, approximately $25 million and $22 million, respectively, were included in accrued expenses and other liabilities for these plans. For 1995, 1994 and 1993, charges to operations related to these plans were $4 million, $4 million and $2 million, respectively.

The Corporation also provides certain health and life insurance benefits for retired employees. Eligible domestic employees of the Corporation, except BayBanks employees, currently receive credits of up to $10,000 based on years of service, which are used to purchase postretirement health care coverage through the Corporation. Life insurance coverage is dependent on years of service at retirement. BayBanks employees retiring prior to December 31, 1993 received $5,000 in life insurance benefits and a subsidy to cover Medicare premiums. Those retiring after December 31, 1993 will not receive the Medicare supplement and will pay the full cost of life insurance and medical insurance premiums at the Corporations rate. Pursuant to SFAS No. 106, "Employers Accounting for Postretirement Benefits Other Than Pensions", which the Corporation adopted effective January 1, 1993, these postretirement benefits are recognized over the service lives of the employees.

The components of postretirement benefits expense were as follows:

Years Ended December 31                                  1995   1994    1993
(in millions)
Service cost (benefits earned during the
 period)  .........................................     $   1   $   1  $   1
Interest cost on projected benefit
 obligation  ......................................         5       5      6
Amortization
 Unrecognized transition obligation  ..............         4       5      5
 Unrecognized net gain  ...........................        (1)            (1)
                                                        -----   -----  -----
Net postretirement benefits expense  ..............     $   9   $  11  $  11
                                                        =====   =====  =====

The following table sets forth the status of the Corporation's accumulated postretirement benefit obligation:

December 31                                              1995           1994           1993
(dollars in millions)

Accumulated benefit obligation
   Retirees.....................................           $  51             $  53            $  65
   Active employees eligible to retire..........               6                 7                5
   Active employeesnot eligible to retire.......               9                 9               10
                                                            -----             -----            -----
Accumulated postretirement benefit..............
 obligation.....................................              66                69               80
Unrecognized net gain...........................              17                16                4
Unrecognized transition obligation..............             (62)              (76)             (80)
                                                            -----             -----            -----
Postretirement benefit liability................           $  21             $   9            $   4
                                                            =====             =====            =====

Assumptions used in actuarial
 calculations are as follows:
   Weighted average discount rate at
    December 31.................................            7.25%     8.25% to 8.5%    7.25% to 7.5%
   Rate of increase in future compensation
    levels at December 31.......................            4.50%             4.50%            4.50%
   Medical cost trend rate......................               8%               11%              12%

                                                     declining to      declining to     declining to
                                                        5% in the         5% in the        5% in the
                                                        year 1999         year 2001        year 2001
Effect of 1% increase in medical cost
 trend rate on
   Accumulated postretirement benefit
    obligation..................................            5.80%             5.90%            4.80%
   Postretirement benefits expense..............            4.90%             4.90%            4.10%


In 1995, the Corporation recognized curtailment losses in connection with its pension and postretirement plans. These losses were primarily a result of the anticipated sale of BBMC to a new mortgage banking joint venture, and represented the effect of expected employee reductions on the Corporation's pension and postretirement plans. The BBMC curtailment losses are more fully described in Note 17.

BayBanks has an employee stock ownership plan (the ESOP). Employees of BayBanks are eligible to participate in the ESOP plan if they meet certain service requirements. In 1990, the ESOP borrowed $19 million from a third party to purchase 1,760,000 shares of BayBanks common stock. This loan, unconditionally guaranteed by BayBanks, bears interest equal to Reserve Adjusted LIBOR plus .35% and is payable in eight annual installments ending January 31, 1997. At December 31, 1995, the balance of the ESOP loan was $6 million at an interest rate of 6.19% and the number of unallocated ESOP shares was 595,089. During 1995 ESOP expense of $2 million, net of dividends, included an accrual to cover the loan payment due on January 31, 1996 and interest expense of the ESOP loan of $.4 million. The dividends used to service the ESOP debt, which were paid on shares held by the ESOP were $1.6 million in 1995, $1.2 million in 1994 and $.7 million in 1993.

The Corporation maintains thrift incentive plans covering the majority of domestic employees. Under the BayBanks profit sharing plan, employer contributions are made based on specified earnings hurdles and offset by contributions made to the ESOP. Under the Corporation's thrift incentive plan, employer contributions are made based on a percentage of employee contributions. The amounts charged to operating expense for these plans were $10 million, $12 million and $10 million in the years ended December 31, 1995, 1994 and 1993, respectively.

16.  Stock Options and Awards

The Corporation's stock incentive plans include the 1991 Long-Term Stock Incentive Plan (the 1991 Plan), the 1986 and 1982 Stock Option Plans (the 1986 and 1982 Plans) and the BayBanks 1978 and 1988 Stock Option Plans (the 1978 and 1988 Plans). The 1991 Plan provides for the award of stock options, restricted stock and stock appreciation rights (SARs) to key employees. Awards may be made under the 1991 Plan until December 31, 1996. No additional grants may be made under the 1986 and 1982 Plans and the 1978 and 1982 Plans. Shares issued under these plans may be authorized but unissued shares, treasury shares or shares purchased in the open market.

Options are granted at prices not less than the fair market value of the common stock on the date of grant. Options granted under the 1991 plan generally have been exercisable in equal installments on the date of grant and the first anniversary of the grant date. Under the 1986 Plan, options granted are generally exercisable in equal installments on the date of grant and each of the three anniversary dates thereafter. Options under the 1986 Plan are fully vested. All options expire not later than 10 years after the date of grant. The 1986 Plan allowed for the granting of rights to receive Tax Offset Payments with respect to Non-Qualified Stock Options, which are intended to compensate the participant for the difference in tax treatment of Incentive Stock Options and Non-Qualified Stock Options. At December 31, 1995, Tax Offset Payments with respect to 78,334 options, granted in 1987, were outstanding. Compensation expense for Tax Offset Payments for the year ended December 31, 1995 was $1 million. There were 22,400 SARs, at a grant price of $28.63, outstanding at December 31, 1995. Compensation expense associated with these awards was $.4 million for the year ended December 31, 1995.

A total of 7,488,921 shares of common stock were reserved for issuance under the above plans at December 31, 1995. Options outstanding at December 31, 1995 were at prices ranging from $6.10 to $47.88 per share.

The following is a summary of the changes in options outstanding:

                                                  1995         1994          1993
Options outstanding,
 January 1......................................  4,744,473    4,803,706     5,721,656
Granted ($18.69 to
 $47.88 per share)..............................  1,294,174      927,489       659,603
Exercised ($5.63 to
 $30.50 per share).............................. (1,250,716)    (804,623)   (1,146,835)
Canceled........................................    (23,749)    (182,099)     (430,718)
                                                 -----------   ----------   -----------

Options outstanding,
 December 31....................................  4,764,182    4,744,473     4,803,706
                                                 ===========   ==========   ===========
Options exercisable,
 December 31....................................  3,871,117    3,687,929     3,669,596
                                                 ===========   ==========   ===========
Shares available for
 future grants..................................  2,724,739    4,469,942     5,532,000
                                                 ===========   ==========   ===========

Under terms of the Corporation's restricted stock awards, employees are generally required to maintain employment with the Corporation for a period of five years after the award in order to become fully vested in the shares awarded. Under the BayBanks restricted stock plan, restriction periods vary from one to ten years from the date of grant. Under terms of the Corporation's agreement with BayBanks, no additional shares were issued under the BayBanks plans. Performance-based restricted stock has also been awarded by the Corporation, which vests if the market price of the Corporation's common stock reaches certain stated levels within specified periods. During 1995, the common stock price levels for vesting of 180,200 shares of performance restricted stock granted in 1994 were reached, and the shares were released from forfeiture restriction. Restricted stock is recorded at the fair market value of the common stock on the date of award or, if a performance-based award, the value required for vesting. At the date of award, unearned compensation of the same amount is recorded as a reduction of retained earnings and is amortized as compensation expense over the vesting period.

The following is a summary of the activity in restricted stock:

                                                  1995         1994         1993

Share balance, January 1........................  1,205,859      908,559     1,051,197

 Awards.........................................    316,570      528,600       111,100
 Forfeitures....................................    (17,988)     (41,277)     (112,541)
 Released from forfeiture
  restrictions..................................   (496,316)    (190,023)     (141,197)
                                                 -----------  -----------    ----------

Share balance, December 31......................  1,008,125    1,205,859       908,559
                                                 ===========  ===========    ==========
Shares available for future grants                        0      865,040
                                                 ===========  ===========
(in millions)
Unearned compensation at
 December 31 (a reduction of
 retained earnings).............................     $   13       $   17         $   7
Compensation expense............................     $   13       $    6         $   2

Upon approval of the stockholders of the Corporation and BayBanks, stock granted under the BayBanks restricted stock plans became fully vested, and any restriction periods or other restrictions on outstanding awards of restricted stock lapsed. This resulted in an additional $4 million of compensation expense to the Corporation in the second quarter of 1996.

In November 1995, SFAS No. 123, " Accounting for Stock-Based Compensation," was issued, and is effective January 1, 1996. This new standard requires either the recording of compensation expense for all stock awards and stock option grants, or significantly increased disclosures for such awards and grants made after December 31, 1994. The Corporation intends to disclose the information required by the standard.

17.  Acquisition, Divestiture and Restructuring Expense

During 1995, the Corporation recorded $28 million of charges mainly related to exiting, reorganizing and downsizing certain business and corporate staff units. These charges included expenses related to reorganizations underway in the Corporation's European business, including the closing of the Luxembourg operations, corporate banking and various other units, and the reorganization of certain Asian operations. The charges included $16 million, comprised of estimated costs of employee reduction of approximately 265, including executive, managerial and staff positions, and $4 million related to equipment and certain lease obligations. In addition, the charges included $8 million of curtailment losses as defined by SFAS No. 106, ''Employers' Accounting for Postretirement Benefits Other Than Pensions'' and SFAS No. 88, ''Employers' Accounting for Settlements and Curtailments of Defined Benefit Pension Plans and for Termination Benefits.'' The curtailment losses resulted from the announced sale of the mortgage banking business, which is expected to remove mortgage banking employees from the Corporation's pension and postretirement plans. The majority of the remaining reserve of $19 million at December 31, 1995 is expected to be utilized in 1996.

During 1994, in connection with its acquisitions of BankWorcester and Pioneer, the Corporation recorded acquisition-related costs of $21 million. Significant components of the costs included $10 million for estimated costs of employee reduction of 414, and $11 million for estimated conversion costs. These conversions were completed in 1994, and consisted of costs to convert loans, deposits and other computer systems to a common Corporation system, as well as costs of replacing customers' checkbooks, automatic teller machine cards and other deposit documents. During 1994, the Corporation charged costs totaling $12 million to the BankWorcester and Pioneer reserves. Substantially all of the remaining costs, principally comprised of the Corporation's liability for involuntary termination benefits, were paid during 1995.

During 1993, the Corporation recorded acquisition-related costs and reorganization charges of $85 million, primarily in connection with its mergers with Society and Multibank. The costs also included the estimated costs of downsizing and reconfiguring certain of the Corporation's business and corporate units. Significant components of the acquisition-related costs included professional fees; employee reduction costs, principally termination benefits paid to employees; conversion costs, including costs to convert loans, deposits and other computer systems of the acquired banks to a common Corporation system and costs to dispose of systems hardware and software of the acquired banks; and property related costs, including costs related to the closing of 24 branches and the disposition of other principal properties, such as post-closing lease payments and other monthly costs. Components related to the downsizing and reconfiguration plan included employee reduction costs and estimated costs related to the disposal of branches and other principal properties and exiting operating leases. Total employee reduction related to both the mergers and the downsizing and reconfiguration plan amounted to 950. During 1993, the Corporation charged costs totaling $40 million to the reserve created by the charges. Charges to the reserve during 1994 totaled $35 million, and the remainder of the costs were paid during 1995.

18.  Other Expense

Years Ended December 31                                1995         1994          1993
(in millions)
FDIC insurance premiums.........................      $  34        $  73         $  84
Legal fees......................................         30           31            33
Consulting and other professional fees..........         36           40            41
Communications..................................         90           82            79
Advertising.....................................         87           64            58
Forms and supplies..............................         32           32            33
Travel and customer contact.....................         31           26            26
Software costs..................................         27           23            22
Other staff costs...............................         26           19            17
Amortization of goodwill and other
 intangibles....................................         28           18            13
All other.......................................        148          124           137
                                                      -----        -----         -----

                                                      $ 569        $ 532         $ 543
                                                      =====        =====         =====

19.  Income Taxes

The components of the provision for income taxes were as follows:

Years Ended December 31                                1995         1994          1993
(in millions)
 Current Tax Provision

Federal.........................................      $   297       $ 135         $  47
Foreign
   Based on income..............................           91          48            27
   Withheld on interest and dividends...........           22          15             8
State and local.................................           80         145            58
                                                      -------       -----         -----
                                                          490         343           140
                                                      -------       -----         -----
 Deferred Tax Provision (Benefit)
Federal.........................................           (1)        121           108
State and local.................................           40         (42)           14
                                                       ------      ------         -----
                                                           39          79           122
                                                       ------      ------         -----
Income tax provision before extraordinary item and
  cumulative effect of changes in accounting
   principles...................................          529         422           262

Income Taxes Applicable To Extraordinary
 Item And Changes In Accounting Principles

Loss from early extinguishment of debt..........                      (4)
Change in accounting for income taxes...........                                   (77)
Change in accounting for PMSR...................                                   (32)
                                                      -----        -----         -----
                                                      $ 529        $ 418         $ 153
                                                      =====        =====         =====

Excluded from the above table are tax effects related to certain items which were recorded directly in stockholders' equity, including foreign currency translation, market value adjustments related to securities available for sale, stock options and restricted stock. Net tax effects recorded directly in stockholders' equity amounted to a $74 million charge in 1995, a $62 million benefit in 1994 and a $26 million charge in 1993. The income tax provision included tax provisions related to securities gains of $3 million in 1995, $6 million in 1994 and $13 million in 1993.

Effective January 1, 1993, the Corporation adopted, prospectively, SFAS No. 109, which principally affects accounting for deferred income taxes. The cumulative effect to January 1, 1993 of adopting the standard was an increase to net income of $77 million, or $.52 per common share on a primary basis and $.51 per common share on a fully diluted basis.

The following table reconciles the expected federal tax provision before extraordinary item and cumulative effect of changes in accounting principles, based on the federal statutory tax rate of 35% in 1995, 1994 and 1993, to the actual consolidated tax provision before extraordinary item and cumulative effect of changes in accounting principles:

Years Ended December 31                              1995         1994          1993
(in millions)

Expected tax provision applicable to
 income before extraordinary item
 and cumulative effect of changes in
 accounting principles..........................     $ 423        $ 340         $ 211


Effect of
 State and local income taxes, net of
  federal tax benefit...........................        81           67            47
 Tax-exempt income..............................        (8)          (5)           (6)
 Non-creditable foreign taxes...................        11            9             5
 Non-deductible goodwill from sale
  of subsidiaries...............................        11
 Other, net.....................................        11           11             5
                                                     ------       ------        ------
Actual tax provision before
item and cumulative effect of changes in
  accounting principles.........................     $ 529        $ 422         $ 262
                                                     ======       ======        ======

The components of the net deferred tax asset (liability) were as follows:

December 31                                          1995         1994
(in millions)

Deferred Tax Assets

Reserve for credit losses.......................      $ 358        $ 370
Foreign operations..............................         63           30
Interest on nonaccrual loans....................         45           83
Mortgage servicing rights.......................         39           33
Unrealized loss on securities available
 for sale.......................................                      32

Other...........................................         92          106
                                                      ------       ------

   Deferred tax assets..........................        597          654

 Deferred Tax Liabilities
Leasing operations..............................       (493)        (484)
Pension obligations.............................        (71)         (77)
Unrealized gain on securities available
 for sale.......................................        (55)

Other...........................................        (57)         (36)
                                                      ------       ------
   Deferred tax liabilities.....................       (676)        (597)
                                                      ------       ------

Net deferred tax asset (liability)..............      $ (79)       $  57
                                                      ======       ======

During 1994, the Corporation eliminated its deferred tax valuation reserve, which was $56 million as of January 1, 1994, as a result of writing off certain fully reserved state deferred tax assets, executing certain tax planning strategies and partially settling an Internal Revenue Service (IRS) examination. The execution of the tax planning strategies and the partial settlement of the IRS examination resulted in the realization of deferred tax assets, some of which had been partially reserved. The deferred tax provision was reduced by the release of these reserves; however, this reduction was offset by an increase in the current tax provision from these events. Accordingly, there was no net effect on the Corporation's earnings.

During 1995, The Commonwealth of Massachusetts passed a law which reduces the state income tax rate for financial institutions from 12.5% to 10.5% to be phased in over five years, and permits apportionment of a bank's taxable income. Additionally, in 1995, the Corporation reached a favorable settlement of an outstanding Massachusetts tax matter relating to income earned on certain securities. These items did not have a significant effect on the Corporation's 1995 effective tax rate, since the reduction in the current tax provision from the tax law changes and the settlement were offset by the required reduction in FNBB's and BayBank, N.A.s net deferred tax assets resulting from the tax law changes.

It is expected that the Corporation's deferred tax assets at December 31, 1995 will be realized from the reversal of existing deferred tax liabilities and from the recognition of future taxable income, without relying on tax planning strategies that the Corporation might not ordinarily follow.

Domestic pre-tax income was $978 million in 1995, $782 million in 1994 and $394 million in 1993. Foreign pre-tax income, defined as income generated from operations that are located outside the United States, was $229 million in 1995, $178 million in 1994 and $125 million in 1993.

20.  Off-Balance-Sheet Financial Instruments

Off-balance-sheet financial instruments represent various degrees and types of risk to the Corporation, including credit, interest rate, foreign exchange rate and liquidity risk.

Interest Rate Derivatives and Foreign Exchange Contracts

In the normal course of its business, the Corporation enters into a variety of interest rate derivatives and foreign exchange contracts as part of its trading activities, which primarily focus on providing these products to customers, and in its interest rate and currency risk management strategy. These products involve, to varying degrees, credit risk and market risk. Credit risk is the possibility that a loss may occur if a counterparty to a transaction fails to perform according to the terms of the contract. Market risk is the effect of a change in interest rates or currency rates on the value of a financial instrument. The notional amount of interest rate derivatives and foreign exchange contracts is the amount upon which interest and other payments under the contract are based. For interest rate derivatives, the notional amount is typically not exchanged. Therefore, the notional amounts should not be taken as the measure of credit or market risk.

The Corporation controls credit risk arising from interest rate derivatives and foreign exchange contracts using credit procedures similar to those used for traditional lending activities. The Corporation believes that fair value, which approximates the cost to replace the contract at the current market rates should the counterparty default prior to settlement date, is generally representative of credit exposure related to interest rate derivatives and foreign exchange contracts at a point in time. Counterparty credit risk is also reduced through the use of master netting agreements. Such agreements provide for the offsetting of amounts receivable and payable under interest rate derivatives or foreign exchange contracts with the same counterparty. The market risk associated with interest rate derivatives and foreign exchange contracts is managed by establishing and monitoring limits as to the types and degree of risk that may be undertaken.

Interest rate derivatives utilized by the Corporation include futures and forwards, interest rate swaps and interest rate options. Futures and forward contracts generally are contracts for the delayed delivery of securities or money market instruments in which the buyer agrees to purchase, and the seller agrees to deliver, a specific instrument at a predetermined date for a specific price. Risks on both types of agreements stem from market movements in the underlying securities' values and interest rates and from the ability of the counterparties to meet the terms of the contracts. The Corporation's counterparty risk for futures is limited, as the majority of these transactions are executed on organized exchanges that assume the obligations of counterparties, and generally require margin collateral and daily settlement of variation margins.

Interest rate swaps generally involve the exchange of fixed and variable rate interest payments between two parties based on a common notional principal amount and maturity date. The primary risks associated with interest rate swaps are the exposure to movements in interest rates and the ability of the counterparties to meet the terms of the contracts.

Interest rate options are contracts that allow the holder of the option to receive cash, purchase, sell or enter into a financial instrument at a specified price within a specified period of time. Options include interest rate caps and floors, which are types of interest rate protection instruments involving the potential payment between seller and buyer of an interest differential. In addition, other types of option products provide the holder with the right to enter into interest rate swap, cap and floor agreements with the ''writer.'' The primary risks associated with all types of options are the exposure to current and the possible future movements in interest rates and the ability of the counterparties to meet the terms of the contracts.

Foreign exchange contracts include such commitments as foreign currency spot, forward, futures, option and swap contracts. The primary risks in these transactions arise from exposure to changes in foreign currency exchange rates and the ability of the counterparties to meet the terms of the contract.

The following is a summary of the Corporation's notional amounts and fair values of interest rate derivatives and foreign exchange contracts included in its trading and asset and liability management (ALM) portfolios.

                                            Trading Portfolio(1)(6)                                ALM Portfolio(1)
                                         ------------------------------                   ----------------------------------
                                    Notional                                 Notional
December 31, 1995                   Amount     Fair Value (2)(3)(5)          Amount        Fair Value (2)(3)         Unrecognized(4)
(in millions)                                  Asset         Liability                     Asset       Liability       Gain (Loss)

Interest rate contracts
 Futures and forwards  ............ $30,821                                  $ 12,558                     $ 10               $ (89)
 Interest rate swaps  .............   9,169     $  91          $  80            5,852       $   93           8                 102
 Interest rate options
  Purchased  ......................   3,411         9                           3,968          119                               2
  Written or sold  ................   3,986                        9              360                       34
                                    -------     -----          -----         --------       ------        ----               -----

Total interest rate contracts  .... $47,387     $ 100          $  89         $ 22,738       $  212        $ 52               $  15
                                    =======     =====          =====         ========       ======        ====               =====

Foreign exchange contracts

 Spot and forward contracts  ...... $13,254     $ 172          $ 167         $  1,258       $    3        $  5               $  (2)
 Options purchased  ...............   1,044        13
 Options written or sold  .........   1,130                       16
                                    -------     -----          -----         --------       ------        ----               -----
Total foreign exchange contracts  . $15,428     $ 185          $ 183         $  1,258       $    3        $  5               $  (2)
                                    =======     =====          =====         ========       ======        ====               =====

                                            Trading Portfolio(1)(6)                                ALM Portfolio(1)
                                         ------------------------------                   ----------------------------------
                                    Notional                                 Notional
December 31, 1995                   Amount     Fair Value (2)(3)(5)          Amount        Fair Value (2)(3)         Unrecognized(4)
(in millions)                                  Asset         Liability                     Asset       Liability       Gain (Loss)

Interest rate contracts
 Futures and forwards  ............ $17,272                                  $ 16,578            1                           $  36
 Interest rate swaps  .............  12,604     $  75          $  40            3,735       $   19       $ 225                (208)
 Interest rate options
  Purchased  ......................   4,251        55                           7,710           39                              49
  Written or sold  ................   5,639                       36            6,135                       19                 (17)
                                    -------     -----          -----         --------       ------        ----               -----

Total interest rate contracts  .... $39,766     $ 130          $  76         $ 34,158       $   59       $ 244               $(140)
                                    =======     =====          =====         ========       ======        ====               =====

Foreign exchange contracts

 Spot and forward contracts  ...... $17,241     $ 172          $ 186         $    604       $    2        $  5               $  (4)
 Options purchased  ...............     811         8
 Options written or sold  .........     753                        9
                                    -------     -----          -----         --------       ------        ----               -----
Total foreign exchange contracts  . $18,805     $ 180          $ 195         $    604       $    2        $  5               $  (4)
                                    =======     =====          =====         ========       ======        ====               =====

(1) Contracts under master netting agreements are shown on a net basis for both the trading and ALM portfolios.

(2) Fair value represents the amount at which a given instrument could be exchanged in an arm's length transaction with a third party as of the balance sheet date. The fair value amounts of the trading portfolio are included in other assets or other liabilities, as applicable. The majority of derivatives that are part of the ALM portfolio are accounted for on the accrual basis, and not carried at fair value. In certain cases, contracts, such as futures, are subject to daily cash settlements; as such, the fair value of these instruments is zero.

(3) The credit exposure of interest rate derivatives and foreign exchange contracts is represented by the fair value of contracts reported in the "Asset" column.

(4) Unrecognized gain or loss represents the amount of gain or loss, based on fair value, that has not been recognized in the income statement at the balance sheet date. This includes amounts related to contracts which have been terminated. Such amounts are recognized as an adjustment of yield over the period being managed. At December 31, 1995, there were $32 million of unrecognized gains and $2 million of unrecognized losses related to terminated contracts that are being amortized to net interest revenue over a weighted average period of 32 months and 23 months, respectively. At December 31, 1994, unrecognized gains of $35 million related to terminated contracts were being amortized to net interest revenue over a weighted average period of 14 months.

(5) The average asset and liability fair value amounts for interest rate contracts included in the trading portfolio for the years ended December 31, 1995 and 1994 were $99 million and $67 million, respectively, and $148 million and $83 million, respectively. The average asset and liability fair value amounts for foreign exchange contracts included in the trading portfolio were $313 million and $313 million, respectively, for the year ended December 31, 1995, and $278 million and $283 million, respectively, for the year ended December 31, 1994.

(6) Net trading gains or losses from interest rate derivatives and foreign exchange contracts are recorded in trading account profits and commissions and other income, respectively. Net trading gains from interest rate derivatives for the years ended December 31, 1995, 1994 and 1993 were $7 million, $7 million and $5 million, respectively. Net trading gains from foreign exchange activities, which include foreign exchange spot, forward and options contracts, for the years ended December 31, 1995, 1994 and 1993 were $60 million, $44 million and $47 million, respectively.

Credit-Related Financial Instruments

A commitment to extend credit is a legally binding agreement to lend to a customer in the future that generally expires within a specified period of time. The extension of a commitment, which is subject to the Corporation's credit review and approval policies, gives rise to credit exposure when certain borrowing conditions are met and it is drawn upon. Until such time, it represents only potential exposure. In connection with entering into a commitment, the Corporation may obtain collateral if deemed necessary, based upon the Corporation's credit evaluation. Such collateral varies but may include securities, receivables, inventory, fixed assets, personal property and real estate. The obligation to lend generally may be voided if the customer's financial condition deteriorates or if the customer fails to meet certain covenants. Commitments to extend credit do not reflect the actual demand on liquidity that the Corporation will be subjected to in the future, since historical experience with loan commitments indicates that a large portion generally expire without being drawn upon.

Standby letters of credit and foreign office guarantees are commitments that are primarily issued to third parties to guarantee obligations of the Corporation's customers. Standby letters of credit may be issued as credit enhancements for corporate customers' commercial paper, bond issuances by municipalities or other debt obligations, and to guarantee other financial performance of a customer. The Corporation has current exposure only to the extent that a customer may default on the underlying transaction. The risks involved in the issuance of standby letters of credit and foreign office guarantees are primarily credit risks. Again, the Corporation's credit review and approval policies and practices are adhered to when evaluating issuances of standbys or guarantees for customers. Similar to commitments to extend credit, the Corporation may obtain various types of collateral, if deemed necessary, based upon the Corporation's credit evaluation.

The following table summarizes the Corporation's credit-related financial instruments:

Years Ended December 31                             1995         1994
(in millions)
Fee-based or otherwise legally binding
 commitments to extend credit(1)................    $23,503      $22,992

Standby letters of credit, foreign
 office  guarantees and similar
 instruments(2).................................    $ 2,315      $ 2,293


Commercial letters of credit....................    $ 1,399      $ 1,188

(1) Net of participations conveyed to others of $233 million in 1995 and $345 million in 1994.

(2) Net of participations conveyed to others of $720 million in 1995 and $374 million in 1994.

21.  Concentrations of Credit Risk

Credit risk associated with concentrations can arise when changes in economic, industry or geographic factors affect groups of counterparties with similar economic characteristics, whose aggregate credit exposure is significant to the Corporation's total credit exposure. Consistent policies exist regarding the requirement for collateral security on asset based and real estate credits. Approximately 50% of the Corporation's business activity in 1995 and 1994 was with customers located within New England. Information with respect to the Corporation's overseas business activities and its geographic concentrations is included in Note 24. The Corporation's commitments to lend and loans collateralized by domestic commercial real estate properties were approximately $5 billion and $6 billion in 1995 and 1994, respectively, of which 80%, in both years, was related to properties in New England. Also, combined domestic credit exposure from consumer lending and credits secured by 1-4 family residential properties totaled $16 billion in both 1995 and 1994. There were no other significant concentrations of credit risk.

22.  Lease Commitments

Rental expense for leases of real estate and equipment is summarized below:

Years Ended December 31                     1995        1994        1993
(in millions)
Rental expense............................  $ 125       $ 118       $ 122
Less sublease rental income...............     11          13          14
                                            -----       -----       -----
Net rental expense........................  $ 114       $ 105       $ 108
                                            =====       =====       =====

The Corporation has obligations under noncancelable operating leases for real estate and equipment which include renewal options and escalation clauses. The Corporation's minimum future rentals under its leases, exclusive of executory costs and net of sublease rental income, for the years 1996 through 2000 are $97 million, $82 million, $75 million, $68 million and $62 million, respectively, and $468 million for 2001 and later. Capital leases, the minimum rentals of which are included in the preceding amounts, are not significant.

23.  Contingencies

The Corporation and its subsidiaries are defendants in a number of legal proceedings arising in the normal course of business, including claims that borrowers or others have been damaged as a result of the lending practices of the Corporation's subsidiaries. Management, after reviewing all actions and proceedings pending against or involving the Corporation and its subsidiaries, considers that the aggregate loss, if any, resulting from the final outcome of these proceedings should not be material to the Corporation's financial statements.

24.  Segment Information

The Corporation operates within the financial services industry. The geographic segment information presented in the following table is provided to meet the requirements of SFAS No. 14, ''Financial Reporting for Segments of a Business Enterprise,'' and differs from the information used by the Corporation to manage its businesses. Certain revenues and expenses are allocated differently for this segment information than for the Corporation's management reporting. For example, revenues and expenses herein are allocated based on the domicile of the customer or service provider rather than to the business that earned or incurred those revenues or expenses, and certain corporate overhead expenses, which are allocated to business units, have not been allocated to the international segment for this presentation. This geographic segment information does not consider other factors, such as method of funding (i.e., local vs. non-local currency) or location of any cash collateral or guarantees.

As a result of the inter-relationships that exist within the Corporation's worldwide network, allocations of certain income and expense items are necessarily based on assumptions and subjective criteria. Estimates of interest costs charged to users of funds, stockholders' equity, and administrative and other expenses incurred by one area on behalf of another are allocated utilizing internal methodologies. The information presented is based on reporting assumptions in place at December 31, 1995.

                                                                                                                    Period
                                                                                      Income                         End
Years Ended December 31                            Total             Total            Before          Net           Total
(in millions)                                    Revenue(1)        Expense(1)        Taxes(2)       Income          Assets

1995

International
     Latin America............................   $      606        $      433        $    173       $     98        $10,864
     Europe...................................           91                62              29             17          1,891
     Asia/Pacific.............................           65                36              29             16          1,095
     All other regions........................            2                 7              (5)            (3)            45
                                                 ----------        ----------        ---------      ---------       -------
        Total International...................          764               538             226            128         13,895

Domestic......................................        2,794             1,813             981            550         45,528
                                                 ----------        ----------        --------       --------        -------

        Total.................................   $    3,558        $    2,351        $  1,207       $    678        $59,423
                                                 ==========        ==========        ========       ========        =======

1994

International

        Latin America.........................   $      480        $      331        $    149       $     83        $ 7,822
        Europe................................           72                40              32             18          1,776
        Asia/Pacific..........................           55                39              16              9            973
        All other regions.....................           14                11               3              2            337
                                                 ----------        ----------        --------       --------        -------

          Total International.................          621               421             200            112         10,908

Domestic......................................        2,451             1,680             771            430         44,503
                                                 ----------        ----------        --------       --------        -------

          Total...............................   $    3,072        $    2,101        $    971       $    542(3)     $55,411
                                                 ==========        ==========        ========       ========        =======

1993

International

     Latin America............................   $      364        $      265        $     99       $     56        $ 6,630
     Europe...................................           60                47              13              7          1,546
     Asia/Pacific.............................           49                51              (2)            (1)           976
     All other regions........................           19                23              (4)            (3)           234
                                                 ----------        ----------        --------       ---------       -------

          Total International.................          492               386             106             59          9,386

Domestic......................................        2,222             1,723             499            308         41,325
                                                 ----------        ----------        --------       --------        -------

          Total...............................   $    2,714        $    2,109        $    605       $    367(4)    $ 50,711
                                                 ==========        ==========        ========       ========        =======

(1) Total revenue includes net interest revenue and noninterest income. Total expense includes the provision for credit losses and noninterest expense.

(2) Excludes extraordinary item and cumulative effect of changes in accounting principles.

(3) Includes a $7 million extraordinary loss, net of tax, from early extinguishment of debt that, for purposes of this analysis, has been allocated to domestic.

(4) Includes a $24 million cumulative effect of a change in accounting, net of tax, for PMSR and income taxes that, for purposes of this analysis, have both been allocated to domestic.

25.  Parent Company Supplemental Condensed Financial Statements

The following is a supplemental condensed balance sheet of the Corporation (Parent Company only):

December 31                                      1995              1994
(in millions)
Assets
Cash and short-term investments in bank
  subsidiary...................................  $  119            $  205
Advances to subsidiaries
  Bank subsidiaries............................      19                36
  Nonbank subsidiaries.........................     437               217
Subordinated notes receivable from bank
  subsidiary...................................     580               580
Investments in subsidiaries
  Bank subsidiaries............................   4,635             4,250
  Nonbank subsidiaries.........................     161               137
Other assets...................................      47                43
                                                 ------            ------
    Total Assets..............................   $5,998            $5,468
                                                 ======            ======
Liabilities and Stockholders' Equity
Notes payable..................................  $1,269            $1,514
Other liabilities..............................      27                23
                                                 ------            ------
  Total liabilities............................   1,296             1,537
                                                 ------            ------
  Total stockholders' equity...................   4,702             3,931
                                                 ------            ------
    Total Liabilities and
      Stockholders' Equity....................   $5,998            $5,468
                                                 ======            ======
The following is a supplemental condensed statement of income of the
Corporation (Parent Company only):

Years Ended December 31                          1995              1994              1993
(in millions)
 Operating Income
Dividends from subsidiaries
  Bank subsidiaries(1).........................  $  391            $  125            $   24
  Nonbank subsidiaries.........................      15                30
Interest from subsidiaries
  Bank subsidiaries............................      59                46                37
  Nonbank subsidiaries.........................      25                 9                 3
Noninterest income.............................       9
                                                 ------            ------            ------
    Total operating income.....................     499               210                64
                                                 ------            ------            ------


 Operating Expense
Interest expense...............................      92                79                51
Other expense, net.............................       6                 5                 4
                                                 ------            ------            ------
    Total operating expense....................      98                84                55
                                                 ------            ------            ------

Income before income taxes,
  equity in undistributed net income of
  subsidiaries and cumulative effect of
  change in accounting principle...............     401               126                 9
Provision for (Benefit from) income
  taxes........................................       2               (11)               (6)
                                                 ------            ------            ------
Income before equity in
  undistributed net income of
  subsidiaries and cumulative effect of
  change in accounting principle...............     399               137                15
Equity in undistributed net income of
  subsidiaries.................................     279               405               354
                                                 ------            ------            ------
Income before cumulative effect of
  change in accounting principle...............     678               542               369
Cumulative effect of change in
  accounting for income taxes..................                                          (2)
                                                 ------            ------            ------
Net Income.....................................  $  678            $  542            $  367
                                                 ======            ======            ======

(1) Dividends in 1995 included $205 million from a subsidiary bank holding company in connection with the sale of Casco.

The following is a supplemental condensed statement of cash flows of the Corporation (Parent Company only):

Years Ended December 31                         1995    1994    1993
(in millions)
Cash Flows from Operating Activities

Net income....................................  $ 678   $ 542   $ 367
Reconciliation of net income to net
 cash provided from (used for)
 operating activities
  Cumulative effect of change in
   accounting for income taxes................                      2
  Equity in undistributed net income
   of subsidiaries............................   (279)   (405)   (354)
  Gain on sale of subsidiary..................     (8)
  Other, net..................................      1     (13)     (9)
                                                -----   -----   -----
    Net cash provided from (used for)
     operating activities.....................    392     124       6
                                                -----   -----   -----

Cash Flows from Investing Activities

Net cash provided from short-term
 investments in banking subsidiary............     86       1      81
Net cash provided from (used for)
 advances to subsidiaries.....................   (203)     37    (149)
Investments in subsidiaries...................    (12)    (39)   (299)
Proceeds on sale of subsidiary................     92
Purchase of subordinated note
 receivable from bank subsidiary..............           (180)
                                                -----   -----   -----
    Net cash used for investing
     activities...............................    (37)   (181)   (367)
                                                -----   -----   -----

Cash Flows from Financing Activities

Repayments/repurchases of notes payable.......   (150)   (189)    (88)
Net proceeds from issuance of notes
 payable......................................            400     449
Net proceeds from issuance of common
 stock........................................     70      40      24
Net proceeds from issuance of preferred
 stock........................................                     68
Purchases of treasury stock...................    (53)    (29)     (1)
Dividends paid................................   (221)   (166)    (90)
                                                -----   -----   -----

    Net cash provided from (used for)
     financing activities.....................   (354)     56     362
                                                -----   -----   -----

Net change in cash and due from banks.........      1      (1)      1
Cash and due from banks at January 1..........              1
                                                -----   -----   -----
Cash and due from banks at December 31........  $   1   $       $   1
                                                =====   =====   =====

Interest payments made........................  $  90   $  73   $  46
Income tax payments made (refunds
 received)....................................  $   5   $  (8)  $  (2)

26. Fair Values of Financial Instruments

SFAS No. 107 requires that the Corporation disclose estimated fair values for certain of its financial instruments. Financial instruments include such items as loans, deposits, securities, interest rate and foreign exchange rate contracts, swaps and other instruments as defined by the standard.

Fair value estimates are generally subjective in nature and are dependent upon a number of significant assumptions associated with each instrument or group of similar instruments, including estimates of discount rates, risks associated with specific financial instruments, estimates of future cash flows and relevant available market information. Fair value information is intended to represent an estimate of an amount at which a financial instrument could be exchanged in a current transaction between a willing buyer and seller engaging in an exchange transaction. However, since there are no established trading markets for a significant portion of the Corporation's financial instruments, the Corporation may not be able to settle its financial instruments immediately; as such, the fair values are not necessarily indicative of the amounts that could be realized through immediate settlement. In addition, the majority of the Corporation's financial instruments, such as loans and deposits, are held to maturity and are realized or paid according to the contractual agreement with the customer.

Where available, quoted market prices are used to estimate fair values. However, due to the nature of the Corporation's financial instruments, in many instances quoted market prices are not available. Accordingly, the Corporation has estimated fair values based on other valuation techniques, such as discounting estimated future cash flows using a rate commensurate with the risks involved or other acceptable methods. Fair values are estimated without regard to any premium or discount that may result from concentrations of ownership of a financial instrument, possible income tax ramifications or estimated transaction costs. Fair values are also estimated at a specific point in time and are based on interest rates and other assumptions at that date. As events change the assumptions underlying these estimates, the fair values of financial instruments will change.

Disclosure of fair values is not required for certain items such as lease financing, investments accounted for under the equity method of accounting, obligations for pensions and other postretirement benefits, premises and equipment, OREO, prepaid expenses, PMSR, core deposit intangibles and other customer relationships, other intangible assets and income tax assets and liabilities. Accordingly, the aggregate fair value amounts presented do not purport to represent, and should not be considered representative of, the underlying ''market'' or franchise value of the Corporation.

Because the standard permits many alternative calculation techniques and because numerous assumptions have been used to estimate the Corporation's fair values, reasonable comparisons of the Corporation's fair value information with that of other financial institutions cannot necessarily be made.

The methods and assumptions used to estimate the fair values of each class of financial instrument are as follows:

Cash and Due from Banks, Interest Bearing Deposits in Other Banks, Federal Funds Sold and Securities Purchased Under Agreements to Resell, Funds Borrowed, Due
from Customers on Acceptances and Acceptances Outstanding   These items are
generally short-term in nature and, accordingly, the carrying amounts reported in the balance sheet are reasonable approximations of their fair values.

Trading Securities   Trading securities are carried at fair value in the balance sheet. Such values are generally based on quoted market prices.

Mortgages Held for Sale   Fair values are based on the estimated value at which
the loans could be sold in the secondary market. The fair value of commitments to issue mortgage loans, net of forward contracts to sell mortgage loans, is included as part of the disclosure of off-balance-sheet financial instruments.

Securities Available for Sale and Securities Held to Maturity   Fair values are
principally based on quoted market prices. For certain debt and equity investments made in connection with the Corporation's equity and mezzanine financing business that do not trade on established exchanges and for which markets do not exist, estimates of fair value are based upon management's review of the investee's financial results, condition and prospects.

Loans   The fair value of accruing consumer mortgage loans is estimated using market quotes or by discounting contractual cash flows, adjusted for credit risk and prepayment estimates. Discount rates are obtained from secondary market sources. The fair value of accruing home equity loans is estimated using comparable market information adjusted for credit and other relevant characteristics. The fair value of all other accruing loans is estimated by discounting cash flows, using interest rates that consider the credit and interest rate risks inherent in the loans, and current economic and lending conditions. The fair value of nonaccrual loans is primarily estimated by discounting management's estimate of future cash flows using a rate commensurate with the risks involved.

Accrued Interest Receivable and Other Assets   The carrying amount of accrued
interest receivable approximates its fair value. Financial instruments classified as other assets subject to the disclosure requirements of the standard consist principally of accounts receivable, EMSR, investments in limited partnerships and, in 1994, ADP. The carrying amounts of short-term receivables are considered to approximate their fair value. For longer-term receivables, fair value is estimated by discounting expected future cash flows using a discount rate commensurate with the risks involved. The fair value of EMSR is based on the present value of expected future cash flows and the estimated servicing life. Estimates of fair value of investments in limited partnerships are based upon management's review of the investee's financial results, condition and prospects. The carrying amount of real estate assets held for accelerated disposition approximates fair value, as such assets are carried at the lower of their value upon transfer to the portfolio or their current estimated disposition value.

Deposits   The fair values of deposits subject to immediate withdrawal, such as interest and noninterest bearing checking, passbook savings and money market deposit accounts, are equal to their carrying amounts. The carrying amounts for variable rate certificates of deposit and other time deposits approximate their fair values at the reporting date. Fair values for fixed rate certificates of deposit and other time deposits are estimated by discounting future cash flows using interest rates currently offered on time deposits with similar remaining maturities.

Accrued Expenses and Other Liabilities   Financial instruments classified as
accrued expenses and other liabilities subject to the disclosure requirements of the standard consist principally of short-term liabilities; the carrying amounts approximate their fair values.

Notes Payable   The fair value of long-term borrowings is estimated using
secondary market prices and does not include the fair values of related interest rate swap agreements, which are presented separately.

Foreign Exchange Rate and Interest Rate Financial Instruments   The fair values
of foreign exchange rate and interest rate contracts, including contracts used to manage interest rate, currency and market risks, are estimated based on market information adjusted for credit and other relevant characteristics using pricing models, including option models.

Other Unrecognized Financial Instruments   The fair value of commitments to
extend credit is estimated using the fees charged to enter into similar legally binding agreements, taking into account the remaining terms of the agreements and customers' credit ratings. For fixed-rate loan commitments, fair value also considers the difference between current levels of interest rates and the committed rates. The fair values of foreign office guarantees and letters of credit are based on fees charged for similar agreements or on the estimated cost to terminate them or otherwise settle the obligations with the counterparties at the reporting date.

The following table sets forth the estimated fair values of the Corporation's financial instruments:

December 31                                       1995                   1994
                                                     Estimated              Estimated
                                          Carrying      Fair     Carrying      Fair
(in millions)                              Amount      Value      Amount      Value

Assets
Cash and due from banks..................  $ 3,561     $ 3,561    $ 3,146     $ 3,146
Interest bearing deposits in other
 banks...................................    1,356       1,356      1,559       1,559
Federal funds sold and securities
 purchased under agreements to resell....    1,548       1,548      1,323       1,323
Trading securities.......................    1,159       1,159        581         581
Mortgages held for sale..................      910         919        188         189
Securities(1)
  Available for sale.....................    7,582       7,658      3,262       3,332
  Held to maturity.......................      660         667      4,238       4,086
Loans....................................   37,176                 36,013
Reserve for credit losses(2).............     (890)                  (827)
                                           -------                -------

                                            36,286      37,415     35,186      35,861

Due from customers on acceptances........      360         360        316         316
Accrued interest receivable..............      554         554        437         437
Financial instruments included in other
 assets..................................      611         700        838         866

Liabilities
Deposits.................................   41,064      41,117     40,249      40,207
Funds borrowed...........................    9,503       9,503      7,211       7,211
Acceptances outstanding..................      360         360        318         318
Financial instruments included in
 accrued expenses and other liabilities..      537         537        645         645
Notes payable............................    2,189       2,255      2,219       2,107

Interest Rate Contracts(3)

Trading
  Asset..................................                  100                    130
  Liability..............................                  (89)                   (76)

Asset and liability management
  Asset..................................                  212                     59
  Liability..............................                  (52)                  (244)

Foreign Exchange Contracts(3)

Trading
  Asset..................................                  185                    180
  Liability..............................                 (183)                  (195)

Asset and liability management
  Asset..................................                    3                      2
  Liability..............................                   (5)                    (5)

Other Unrecognized Financial Instruments

Fee based or otherwise legally binding
 commitments to extend credit............                  (59)                   (37)
Standby and commercial letters of
 credit, foreign office guarantees and
 similar instruments.....................                  (32)                   (50)

(1) Securities include investments made in connection with the Corporation's equity and mezzanine financing business that do not trade on established exchanges, and for which no markets exist. At December 31, 1995 and 1994, these investments were classified as securities available for sale, and their estimated fair values exceeded the related carrying amounts by $76 million and $70 million, respectively.

(2) The reserve for credit losses is established for future charge-offs arising from all extensions of credit. The Corporation has not made a specific allocation of the reserve to other instruments such as leases, commitments to extend credit, standby letters of credit and interest rate contracts. Accordingly, a separate determination of the reserve allocable to loans has not been made.

(3) Additional information with respect to interest rate and foreign exchange contracts can be found in Note 20 to the Supplemental Financial Statements. The Corporation's accounting policy related to such instruments is discussed in Note 1 to the Supplemental Financial Statements.

SUPPLEMENTAL STATISTICAL DISCLOSURE BY BANK HOLDING COMPANIES

The supplemental information set forth below is provided in accordance with the Securities Exchange Act of 1934, Industry Guide 3.

Bank of Boston Corporation
Supplemental Average Balances and Interest Rates, Taxable Equivalent Basis (dollars in millions) Year Ended December 31, 1995


                                                                            Average   Interest(1)  Average
                                                                            Balance                  Rate
 Assets
Interest bearing deposits in other banks
 U.S.                                                                        $   253    $   15        5.98%
 International....................................................             1,087       206       18.91
                                                                             -------    ------
     Total........................................................             1,340       221       16.48
                                                                             -------    ------       -----
Federal funds sold and resale agreements
 U.S.                                                                            537        32        5.89
 International....................................................               649       271       41.77
                                                                             -------    ------
     Total........................................................             1,186       303       25.51
                                                                             -------    ------       -----
Trading securities
 U.S.                                                                            245        15        5.85
 International....................................................               602       171       28.45
                                                                             -------    ------
     Total........................................................               847       186       21.91
                                                                             -------    ------       -----
Loans held for sale
 U.S.(2)..........................................................               448        31        6.98
                                                                             -------    ------       -----
Securities
 U.S.
     Available for sale(3)........................................             3,002       211        7.07
     Held to maturity.............................................             3,836       230        5.99

 International
     Available for sale(3)........................................               422        64       13.36
     Held to maturity.............................................               203        16        7.66
                                                                             -------    ------
     Total........................................................             7,463       521        6.98
                                                                             -------    ------       -----
Loans and lease financing
 U.S.                                                                         30,367     2,701        8.90
 International....................................................             7,916     1,178       14.88
                                                                             -------    ------
     Total(4).....................................................            38,283     3,879       10.13
                                                                             -------    ------       -----
Total earning assets..............................................            49,567     5,141       10.37
                                                                                        ------       -----
Nonearning assets.................................................             6,177
                                                                             -------
     Total assets(5)..............................................           $55,744
                                                                             =======
Liabilities and Stockholders' Equity
Deposits
 U.S.
     Savings deposits..............................................          $14,359    $  382        2.66%
     Time deposits.................................................            9,288       520        5.60
 International
     Banks in foreign countries....................................            2,257       145        6.42
     Other foreign savings and time................................            5,804       744       12.82
                                                                             -------    ------
     Total.........................................................           31,708     1,791        5.65
                                                                             -------    ------       -----
Federal funds purchased and repurchase agreements
 U.S.                                                                          4,322       237        5.48
 International.....................................................              189        45       23.60
                                                                             -------    ------
     Total.........................................................            4,511       282        6.24
                                                                             -------    ------       -----
Other funds borrowed
 U.S.                                                                          3,730       236        6.34
 International.....................................................              891       403       45.16
                                                                             -------    ------
     Total.........................................................            4,621       639       13.83
                                                                             -------    ------       -----
Notes payable
 U.S.                                                                          1,932       135        7.02
 International.....................................................              210        23       10.87
                                                                             -------    ------
     Total.........................................................            2,142       158        7.40
                                                                                        ------       -----
Total interest bearing liabilities.................................           42,982     2,870        6.68
                                                                                        ------       -----
Demand deposits-U.S................................................            6,242
Demand deposits-International......................................              456

Other noninterest bearing liabilities..............................            1,760
Stockholders' equity...............................................            4,304
                                                                             -------
     Total liabilities and stockholders' equity(5).................          $55,744
                                                                             =======

 Net Interest Revenue as a Percentage of Average Interest
Earning Assets
 U.S.                                                                        $38,688    $1,825        4.72%
 International.....................................................           10,879       446        4.10%
                                                                             -------    ------
     Total.........................................................          $49,567    $2,271        4.58%
                                                                             =======    ======

(1) Income is shown on a fully taxable equivalent basis.
(2) Amounts include the Corporation's accelerated disposition portfolio.
(3) Average rates for securities available for sale are based on the securities' amortized cost.
(4) Loans and lease financing includes nonaccrual and renegotiated balances. Interest on loans and lease financing includes net fees of $62 million.
(5) As of December 31, 1995, average international assets and liabilities as a percentage of total average consolidated assets and liabilities, respectively, amounted to 22%.

Bank of Boston Corporation
Supplemental Average Balances and Interest Rates, Taxable Equivalent Basis (dollars in millions) Year Ended December 31, 1994


                                                                            Average   Interest(1)  Average
                                                                            Balance                  Rate
 Assets
Interest bearing deposits in other banks
 U.S.                                                                        $   195    $    7        3.69%
 International.......................................................            864       109       12.54
                                                                             -------    ------
     Total...........................................................          1,059       116       10.91
                                                                             -------    ------       -----
Federal funds sold and resale agreements
 U.S.                                                                          1,421        58        4.06
 International.......................................................          1,255       547       43.62
                                                                             -------    ------
     Total...........................................................          2,676       605       22.61
                                                                             -------    ------       -----
Trading securities
 U.S.                                                                            178         9        5.45
 International.......................................................            398       105       26.26
                                                                             -------    ------
     Total...........................................................            576       114       19.84
                                                                             -------    ------       -----
Loans held for sale
 U.S.(2).............................................................            716        45        6.33
                                                                             -------    ------       -----
Securities
 U.S.
     Available for sale(3)...........................................          1,943       119        6.13
     Held to maturity................................................          3,992       208        5.21
 International
     Available for sale(3)...........................................            332        47       14.63
     Held to maturity................................................            206        17        8.12
                                                                             -------    ------
     Total...........................................................          6,473       391        6.05
                                                                             -------    ------       -----
Loans and lease financing
 U.S.                                                                         29,265     2,301        7.86
 International.......................................................          6,752       819       12.14
                                                                             -------    ------
     Total(4)........................................................         36,017     3,120        8.66
                                                                             -------    ------       -----
Total earning assets.................................................         47,517     4,391        9.24
                                                                                        ------       -----
Nonearning assets....................................................          5,872
                                                                             -------
     Total assets(5).................................................        $53,389
                                                                             =======
 Liabilities and Stockholders' Equity
Deposits
 U.S.
     Savings deposits................................................        $15,139    $  307        2.03%
     Time deposits...................................................          8,617       383        4.44
 International
     Banks in foreign countries......................................          2,118       277       13.09
     Other foreign savings and time..................................          5,062       334        6.60
                                                                             -------    ------
     Total...........................................................         30,936     1,301        4.21
                                                                             -------    ------       -----
Federal funds purchased and repurchase agreements
 U.S.                                                                          4,274       168        3.94
 International.......................................................            203        65       31.96
                                                                             -------    ------
     Total...........................................................          4,477       233        5.21
                                                                             -------    ------       -----
Other funds borrowed
 U.S.                                                                          2,361       120        5.05
 International.......................................................          1,180       553       46.87
                                                                             -------    ------
     Total...........................................................          3,541       673       18.98
                                                                             -------    ------       -----
Notes payable
 U.S.                                                                          1,996       119        5.98
 International.......................................................            127        13       10.36
                                                                             -------    ------
     Total...........................................................          2,123       132        6.25
                                                                             -------    ------       -----
Total interest bearing liabilities...................................         41,077     2,339        5.69
                                                                                        ------       -----
Demand deposits-U.S..................................................          6,536
Demand deposits-International........................................            447
Other noninterest bearing liabilities................................          1,563
Stockholders' equity.................................................          3,766
                                                                             -------
     Total liabilities and stockholders' equity(5)...................        $53,389
                                                                             =======







 Net Interest Revenue as a Percentage of Average Interest
Earning Assets
 U.S.                                                                        $37,711    $1,704        4.52%
 International.......................................................          9,806       348        3.54%
                                                                             -------    ------
     Total...........................................................        $47,517    $2,052        4.32%
                                                                             =======    ======

(1)  Income is shown on a fully taxable equivalent basis.
(2)  Amounts include the Corporation's accelerated disposition portfolio.
(3) Average rates for securities available for sale are based on the securities' amortized cost.
(4) Loans and lease financing includes nonaccrual and renegotiated balances. Interest on loans and lease financing includes net fees of $58 million.
(5) As of December 31, 1994, average international assets and liabilities as a percentage of total average consolidated assets and liabilities, respectively, amounted to 21%.

Bank of Boston Corporation
Change in Net Interest Revenue--Supplemental Volume and Rate Analysis

The following tables present, on a fully taxable equivalent basis, an analysis of the effect on net interest revenue of volume and rate changes for 1995 compared with 1994. The change due to the volume/rate variance has been allocated to volume.

                                                          1995 Compared with 1994

                                                      Increase (Decrease)
                                                       Due to  Change in
(in millions)                                          Volume      Rate    Net Change
 Earning Assets
Interest bearing deposits in other banks
 U.S.............................................        $   4      $  4        $   8
 International...................................           42        55           97
                                                                                -----
                                                                                  105
                                                                                -----
Federal funds sold and resale agreements
 U.S.............................................          (52)       26          (26)
 International...................................         (253)      (23)        (276)
                                                                                -----
                                                                                 (302)
                                                                                -----
Trading securities
 U.S.............................................            5         1            6
 International...................................           58         8           66
                                                                                -----
                                                                                   72
                                                                                -----
Loans held for sale
 U.S.............................................          (19)        5          (14)
                                                                                -----
Securities
 U.S.............................................           62        52          114
 International...................................           11         5           16
                                                                                -----
                                                                                  130
                                                                                -----
Loans and lease financing
 U.S.............................................           97       303          400
 International...................................          173       186          359
                                                                                -----
                                                                                  759
                                                                                -----
Interest income..................................          213       537          750
                                                                                -----

 Interest Bearing Liabilities
Deposits
 U.S. savings....................................          (20)       95           75
 U.S. time.......................................           37       100          137
 International...................................           97       181          278
                                                                                -----
                                                                                  490
                                                                                -----
Federal funds purchased and repurchase agreements
 U.S.............................................            3        66           69
 International...................................           (3)      (17)         (20)
                                                                                -----
                                                                                   49
                                                                                -----
Other funds borrowed
 U.S.............................................           85        31          116
 International...................................         (130)      (20)        (150)
                                                                                -----
                                                                                  (34)
                                                                                -----
Notes payable
 U.S.............................................           (5)       21           16
 International...................................            9         1           10
                                                                                -----
                                                                                   26
                                                                                -----
Interest expense.................................          119       412          531
                                                                                -----
Net interest revenue.............................                               $ 219
                                                                                =====

SECURITIES

The following table sets forth the amortized cost of securities held to maturity for the years indicated:

December 31                                     1995      1994      1993

(In millions)
U.S. Treasury                                $     4   $ 2,146   $ 1,520
U.S. government agencies
  and corporations -
  Mortgage-backed securities                     523     1,449     1,046
States and political subdivisions                  5       201       158
Foreign debt securities                           11       123       109
Other debt securities                                      200       205
Other equity securities                          117       119        70
                                               -----     -----     -----
                                             $   660   $ 4,238   $ 3,108
                                               =====     =====     =====


The following table sets forth the carrying values of securities available for sale for the years indicated:

December 31                                     1995      1994      1993

(In millions)
U.S. Treasury                                $ 2,591   $ 1,487   $   436
U.S. government agencies
  and corporations -
  Mortgage-backed securities                   3,037       766       530
States and political subdivisions                248         9        19
Foreign debt securities                          685       384       490
Other debt securities                            334       142       150
Marketable equity securities                     222       144        74
Other equity securities                          465       330       372
                                               -----     -----     -----
                                             $ 7,582   $ 3,262   $ 2,071
                                               =====     =====     =====

The following tables set forth the relative maturities and weighted average interest rates of securities available for sale and held to maturity at December 31, 1995, excluding equity securities. Certain securities, such as mortgage-backed securities, may not become due at a single maturity. Such securities have been classified within the category that represents the due dates for the majority of the instrument. Rates for states and political subdivisions are stated on a fully taxable equivalent basis assuming a 35% federal income tax rate, adjusted for applicable state and local income taxes, net of related federal tax benefit.

                                                   After One But      After Five But
                              Within One Year    Within Five Years    Within Ten Years      After Ten Years           Total
                              Amount    Rate     Amount   Rate        Amount     Rate       Amount    Rate     Amount  Rate
AVAILABLE FOR SALE
(Dollars in millions)

U.S. Treasury               $  1,422    5.4%     $  1,066   6.6%       $    54   5.3%      $    49   6.3%      $ 2,591   5.9%
U.S. government agencies
   and corporations -
  Mortgage-backed
    securities                    29    5.4           944   7.0            790   7.0         1,274   6.3         3,037   6.7
  State and political
   subdivisions                  129    6.3            60   3.6             59   4.2                               248   5.2
Foreign debt securities          233    8.1           337  13.7            100  12.8            15  11.1           685  11.6
Other debt securities             31   12.3           111   9.7            187  10.3             5   9.9           334  10.3
                               -----                -----                -----               -----               -----
    Total carrying value    $  1,844    6.0      $  2,518   7.7        $ 1,190   7.7       $ 1,343   6.3       $ 6,895   7.0
                               =====                =====                =====               =====               =====

                                                    After One But       After Five But
                              Within One Year     Within Five Years    Within Ten Years   After Ten Tears          Total
                              Amount    Rate       Amount    Rate      Amount    Rate     Amount  Rate     Amount   Rate
HELD TO MATURITY
(Dollars in millions)

U.S. Treasury                $      4    5.4%                                                              $      4    5.4 %
U.S. government agencies
   and corporations -
  Mortgage-backed                                $   110      6.5 %    $ 197     7.1%     $  216    6.1%        523    6.5
   securities
State and political
  subdivisions                      5    3.4                                                                      5    3.4
Foreign debt securities             2    6.9           5      5.6          3     6.8           1    7.7          11    6.3
                              -------              -----                 ---                 ---               ----
    Total amortized cost     $     11    4.9     $   115      6.4      $ 200     7.1      $  217    6.1    $    543    6.5
                              =======              =====                 ===                 ===               ====

SELECTED LOAN MATURITIES AND SENSITIVITY TO CHANGES IN INTEREST RATES

The following table presents the maturities and interest rate sensitivity, based on original contractual terms, of the Corporation's loans at December
31, 1995, exclusive of domestic office loans secured by 1-4 family residential properties, domestic office loans to individuals and lease financing.

                                                         After
                                                           One
                                                           But
                                                        Within     After
December 31                                   Within      Five      Five
(In millions)                                    One     Years     Years       Total
                                                Year
Commercial, industrial and financial        $  6,227   $  4,479   $ 2,297   $ 13,003
Real estate:
    Construction                                 222        141        21        384
    Other commercial                           1,283      1,691       389      3,363
Overseas offices                               7,246        905       190      8,341
                                              ------      -----     -----     ------
                                            $ 14,978   $  7,216   $ 2,897   $ 25,091
                                              ------      -----     -----     ------

Loans with predetermined interest rates     $  3,992   $  2,259   $   600   $  6,851
Loans with floating interest rates            10,986      4,957     2,297     18,240
                                              ------      -----     -----     ------
                                            $ 14,978   $  7,216   $ 2,897   $ 25,091
                                              ======      =====     =====     ======

SELECTED DEPOSIT DATA

The aggregate amount of deposits by foreign depositors in domestic offices averaged $1,131 million in 1995, $863 million in 1994 and $876 million in 1993. The following table presents the maturities of time certificates of deposit and other time deposits issued by domestic offices in denominations of $100,000 or more, at December 31, 1995:

                                      Certificates     Time
                                      of Deposit       Deposits   Total
(In millions)
Maturing within three months            $   1,054      $   22      $   1,076
After three but within six months             232           8            240
After six but within twelve months            171           6            177
After twelve months                           848          61            909
                                            -----       -----          -----
                                        $   2,305      $   97      $   2,402
                                            =====       =====          =====

The majority of foreign office deposits are in denominations of $100,000 or more.

SHORT-TERM BORROWINGS

The following table summarizes the Corporation's short-term borrowings for the three years ended December 31, 1995:

                                                                              Maximum         Average     Average
                                                            Weighted           Amount          Amount    Interest
                                                 Balance     Average      Outstanding     Outstanding        Rate
(Dollars in millions)                          At end of    Interest       During the      During the  During the
Category of Aggregage Short-Term Borrowings       Period    Rate (1)           Period          Period      Period

For the Year Ended December 31, 1995
Federal funds purchased (2)                      $ 1,869        5.25%         $ 1,920         $ 1,119        5.86%
Term federal funds purchased (2)                     870        5.80            2,058           1,409        5.16
Securities sold under agreements to
 repurchase (3)                                    1,688        6.24            2,935           1,983        7.31
Demand notes issued to the U.S.
 Treasury (5)                                        361        4.85            1,051             406        5.75
All other (6)                                      2,511       13.37            3,724           3,006       17.31

For the Year Ended December 31, 1994
Federal funds purchased (2)                      $   416        5.51%         $ 1,240         $   763        4.28%
Term federal funds purchased (2)                     765        5.77            2,504           1,793        3.62
Securities sold under agreements to
 repurchase (3)                                    2,680        5.86            2,950           1,921        7.05
Demand notes issued to the U.S.
 Treasury (5)                                        395        4.63            1,060             329        4.34
All other (6)                                      2,734       18.44            3,807           2,895       17.36

For the Year Ended December 31, 1993
Federal funds purchased (2)                      $   471        3.00%         $   872         $   773        2.99%
Term federal funds purchased (2)                   2,150        3.36            2,325           1,284        3.34
Securities sold under agreements to
 repurchase (3)                                    1,247        5.43            1,450             907        4.25
Commercial paper (4)                                                               35              15        3.59
Demand notes issued to the U.S.
 Treasury (5)                                        123        2.73            1,219             404        2.78
All other (6)                                      1,164       24.77            1,171             708        8.42

(1) The weighted average interest rates at year-end are not necessarily indicative of the Corporation's normal borrowing rates since interest rates for certain categories of borrowing are subject to abnormal short-term movements.
(2) Federal funds purchased are overnight transactions while term federal funds purchased have maturities in excess of one day. A large portion of federal funds purchased arise because of money market activity in federal funds for regional correspondent banks.
(3) Securities sold under agreements to repurchase by domestic offices mature within one year and are collateralized by U.S. Treasury and U.S.
government agencies and corporations securities. The majority of securities sold under agreements to repurchase by overseas offices in 1995, 1994 and 1993 related to Brazilian operations of FNBB for which various Brazilian government securities served as collateral.
(4) Commercial paper represents unsecured obligations with maximum maturities of nine months.
(5) Demand notes issued to the U.S. Treasury represent depository liabilities that are not subject to reserve requirements and bear interest at one-quarter of one percent below the weekly average federal funds effective interest rate as published by the Federal Reserve.
(6) The majority of other short-term borrowings represent secured and unsecured obligations of the Corporation's overseas branches and subsidiaries.

NONACCRUAL LOANS AND LEASES

The following table presents a five-year analysis of the Corporation's loans and leases that were over ninety days past due and remained on accrual status:

                                                                   December
                                                                         31
- ------------------------------------------------------------------------------------
(In Millions)                              1995   1994   1993   1992   1991
 Loans and leases over ninety days past
 due and on accrual status                  $56    $49    $59    $98   $120
- ------------------------------------------------------------------------------------

ALLOCATION OF RESERVE FOR CREDIT LOSSES

The following table presents the allocation of the reserve for credit losses by loan and lease financing category, with the excess between the total reserve and the amounts specifically allocated to each loan category identified as "unallocated." The unallocated reserve is part of the general reserve of the Corporation and, as such, is available for both Domestic and International credit losses. The percentage of loans outstanding in each category to total loans is presented in the Corporation's 1995 Supplemental Management's Discussion and Analysis of Financial Condition and Results of Operations included elsewhere in this Current Report on Form 8-K, and such information is incorporated herein by reference.

(DOLLARS IN MILLIONS)
DECEMBER 31                              1995               1994               1993               1992               1991
                                      Percent            Percent            Percent            Percent            Percent
                             Amount  of Total   Amount  of Total   Amount  of Total   Amount  of Total   Amount  of Total
UNITED STATES
Commercial, industrial
 and financial.............    $221     24.8%     $284      34.3%    $290      30.8%  $  340      30.4%  $  518      41.0%
Commercial real estate,
including construction.....     158      17.8      194      23.5      300      31.9      394      35.3      367      29.0
Consumer related loans
Secured by 1-4 family
 residential properties....      36       4.0       34       4.1       47       5.0       49       4.4       44       3.5
Other......................     131      14.7      104      12.6       97      10.3       89       8.0      110       8.7
Lease financing............      22       2.5       21       2.5       18       1.9        4        .4        5        .4
                               ----     -----     ----     -----     ----     -----   ------     -----   ------     -----
                                568      63.8      637      77.0      752      79.9      876      78.5    1,044      82.6
 International                  171      19.2       99      12.0       89       9.5      121      10.8      103       8.1
                               ----     -----     ----     -----     ----     -----   ------     -----   ------     -----
                                739      83.0      736      89.0      841      89.4      997      89.3    1,147      90.7
Unallocated................     151      17.0       91      11.0      100      10.6      119      10.7      117       9.3
                               ----     -----     ----     -----     ----     -----   ------     -----   ------     -----
                               $890     100.0%    $827     100.0%    $941     100.0%  $1,116     100.0%  $1,264     100.0%
                               ====     =====     ====     =====     ====     =====   ======     =====   ======     =====

RENEGOTIATED LOANS

Loans are renegotiated when the Corporation determines that it will ultimately receive greater economic value by revising the terms than through foreclosure, liquidation or bankruptcy. Candidates for renegotiation must meet specific guidelines and undergo extensive due diligence reviews. Once a renegotiation takes place, the loan is subject to the accounting and disclosure rules prescribed by SFAS No. 15, "Accounting by Debtors and Creditors for Troubled Debt Restructurings."

Renegotiated loans at the end of each of the last five years were as follows:


DECEMBER 31                      1995     1994      1993      1992      1991
(DOLLARS IN MILLIONS)
Renegotiated loans.........     $  33    $  82     $ 243     $ 413     $ 392
                                =====    =====     =====     =====     =====

                          BANK OF BOSTON CORPORATION
                 SUPPLEMENTAL CONDENSED COMBINED BALANCE SHEET
                                 (IN MILLIONS)

                                                       JUNE 30, 1996    DECEMBER 31, 1995
                                                      --------------    -----------------
                                                        (Unaudited)
ASSETS
Cash and due from banks                                      $ 3,307              $ 3,561
Interest bearing deposits in other banks                       1,192                1,356
Federal funds sold and securities
 purchased under agreements to resell                          2,516                1,548
Trading account securities                                     1,732                1,159
Mortgages held for sale                                           23                  910
Securities available for sale                                  8,459                7,582
Securities held to maturity                                      686                  660
Loans and leases                                              40,653               38,870
Reserve for credit losses                                      (894)                (890)
Premises and equipment                                           856                  832
Due from customers on acceptances                                473                  360
Accrued interest receivable                                      555                  554
Other assets                                                   2,829                2,921
                                                             -------              -------
Total assets                                                 $62,387              $59,423
                                                             =======              =======

LIABILITIES AND
 STOCKHOLDERS' EQUITY
Deposits                                                     $43,494              $41,064
Funds borrowed                                                 9,215                9,503
Acceptances outstanding                                          473                  360
Accrued expenses and other liabilities                         1,611                1,605
Notes payable                                                  2,632                2,189
                                                             -------              -------
Total liabilities                                             57,425               54,721
                                                             -------              -------

Stockholders' equity:
 Preferred stock                                                 508                  508
 Common stock                                                    235                  350
 Surplus                                                       1,389                1,235
 Retained earnings                                             2,785                2,553
 Net unrealized gain on
  securities available for sale, net of tax                       51                   82
 Treasury stock                                                                       (22)
 Cumulative translation adjustments, net of tax                   (6)                  (4)
                                                             -------              -------
Total stockholders' equity                                     4,962                4,702
                                                             =======              =======
Total liabilities and stockholders' equity                   $62,387              $59,423
                                                             =======              =======

The accompanying notes are an integral part of these supplemental financial statements.

                          BANK OF BOSTON CORPORATION
         SUPPLEMENTAL UNAUDITED CONDENSED COMBINED STATEMENT OF INCOME
                    (IN MILLIONS, EXCEPT PER SHARE AMOUNTS)

                                                     QUARTERS ENDED               SIX MONTHS ENDED
                                                        JUNE 30                      JUNE 30
                                                   -------------------           -------------------
                                                    1996           1995          1996          1995
                                                    ----           ----          ----          ----
INTEREST INCOME
Loans and lease financing, including fees      $     937     $      962    $    1,915    $    1,857
Securities                                           139            124           277           238
Trading securities                                    52             44            93            85
Mortgages held for sale                                1              5            18             9
Federal funds sold and securities
  purchased under agreements to resell                45             95            88           199
Deposits in other banks                               28             67            52           132
                                                 -------        -------       -------       -------
  Total interest income                            1,202          1,297         2,443         2,520
                                                 -------        -------       -------       -------
INTEREST EXPENSE
Deposits of domestic offices                         228            214           461           404
Deposits of overseas offices                         198            258           385           479
Funds borrowed                                       159            229           370           452
Notes payable                                         46             39            90            79
                                                 -------        -------       -------       -------
  Total interest expense                             631            740         1,306         1,414
                                                 -------        -------       -------       -------
NET INTEREST REVENUE                                 571            557         1,137         1,106
Provision for credit losses                           57             46           114           143
                                                 -------        -------       -------       -------
Net interest revenue after provision for
  credit losses                                      514            511         1,023           963
                                                 -------        -------       -------       -------
NONINTEREST INCOME
Financial service fees                               135            156           187           303
Trust and agency fees                                 62             63           119           121
Trading profits and commissions                       25              7            38             9
Net securities gains                                   4                           17             6
Other income                                         157             66           307           198
                                                 -------        -------       -------       -------
  Total noninterest income                           383            292           668           637
                                                 -------        -------       -------       -------

NONINTEREST EXPENSE
Salaries                                             244            231           485           458
Employee benefits                                     49             51           101           101
Occupancy expense                                     50             47           101            94
Equipment expense                                     34             33            68            66
Other expense                                        155            150           304           294
                                                 -------        -------       -------       -------
  Total noninterest expense                          532            512         1,059         1,013
                                                 -------        -------       -------       -------
Income before income taxes                           365            291           632           587
Provision for income taxes                           151            123           263           264
                                                 -------        -------       -------       -------
NET INCOME                                     $     214     $      168   $       369    $      323
                                                 =======        =======       =======       =======
NET INCOME APPLICABLE TO COMMON STOCK          $     205     $      159   $       350    $      304
                                                 =======        =======       =======       =======
PER COMMON SHARE
Net income
  Primary                                      $    1.33     $     1.03   $      2.27    $     2.01
  Fully diluted                                $    1.32     $     1.02   $      2.24    $     1.96
Dividends declared                             $     .44     $      .27   $       .81    $      .54
AVERAGE NUMBER OF COMMON SHARES (IN THOUSANDS)
  Primary                                        153,650        153,877       154,318       151,777
  Fully diluted                                  155,183        155,529       156,018       155,248


The accompanying notes are an integral part of these supplemental financial statements.

BANK OF BOSTON CORPORATION
NOTES TO SUPPLEMENTAL FINANCIAL STATEMENTS

1. The accompanying interim supplemental consolidated financial statements of Bank of Boston Corporation (the Corporation) are unaudited. However, in the opinion of management, they contain the adjustments (all of which are normal and recurring in nature) necessary to present fairly financial position and results of operations. These interim supplemental consolidated financial statements should be read in conjunction with the notes to the supplemental financial statements included elsewhere in this Current Report, and the Corporation's Quarterly Report on Form 10-Q for the Quarterly Period Ending June 30, 1996.

2. The accompanying interim supplemental consolidated financial statements have been prepared on a pooling-of-interests basis to give retroactive effect to the Corporation's acquisition of BayBanks, Inc. on July 29, 1996. Certain prior period amounts have been reclassified for comparative purposes.

                                  Schedule B

                          BANK OF BOSTON CORPORATION
              UNAUDITED PRO FORMA COMBINED FINANCIAL INFORMATION

The following Unaudited Pro Forma Combined Financial Information combines the historical Consolidated Financial Statements of the Corporation and BayBanks, giving effect to the merger as if it had been effective on June 30, 1996, with respect to the Pro Forma Combined Balance Sheet, and as of the beginning of the periods indicated herein, with respect to the Pro Forma Combined Statements of Income. The merger is accounted for as a pooling of interests. This information should be read in conjunction with the historical consolidated financial statements of the Corporation and BayBanks, including their respective notes thereto. The effect of anticipated merger and restructuring costs has been reflected in the pro forma combined balance sheet; however, since the anticipated costs are nonrecurring, they have not been reflected in the pro forma combined statements of income. The pro forma financial information does not give effect to any anticipated costs savings in connection with the merger. The pro forma combined balance sheet is not necessarily indicative of the actual financial position that would have existed had the merger been consummated on June 30, 1996 or that may exist in the future. The pro forma combined statements of income are not necessarily indicative of the results that would have occurred had the merger been consummated on the dates indicated or that may be achieved in the future.

                  UNAUDITED PRO FORMA COMBINED BALANCE SHEET
                              AS OF JUNE 30, 1996

                                                                                          PRO FORMA      PRO FORMA
                                                         CORPORATION     BAYBANKS(1)     ADJUSTMENTS(1)  COMBINED
                                                         -----------     ----------      --------------  --------
                                                                                (IN MILLIONS)
ASSETS
Cash and due from banks                                    $ 2,351          $   956                        $ 3,307
Interest bearing deposits in other banks                     1,191                1                          1,192
Federal funds sold and securities purchased
 under agreements to resell                                  2,166              350                          2,516
Securities held to maturity                                    633               53                            686
Securities available for sale                                6,430            2,029                          8,459
Trading account securities                                   1,649               83                          1,732
Mortgages held for sale                                                          23                             23
Loans and leases                                            32,885            7,768                         40,653
Reserve for credit losses                                     (744)            (150)                          (894)
Premises and equipment                                         647              209                            856
Due from customers on acceptances                              472                1                            473
Accrued interest receivable                                    475               80                            555
Other assets                                                 2,675              154                          2,829
                                                           -------          -------                        -------
Total assets                                               $50,830          $11,557                        $62,387
                                                           =======          =======                        =======

LIABILITIES AND
 STOCKHOLDERS' EQUITY
Deposits                                                   $33,305          $10,189                        $43,494
Funds borrowed                                               8,856              359                          9,215
Acceptances outstanding                                        472                1                            473
Other liabilities                                            1,605                6            $83 (2)       1,694
Notes payable                                                2,632                                           2,632
                                                           -------          -------          -----         -------
Total liabilities                                           46,870           10,555             83          57,508
                                                           -------          -------          -----         -------

Stockholders' equity:
 Preferred stock                                               508                                             508
 Common stock                                                  170               40             25  (3)        235
 Surplus                                                     1,043              371            (25) (3)      1,389
 Retained earnings                                           2,198              587            (83) (2)      2,702
 Net unrealized gain on
  securities available for sale                                 47                4                             51
 Cumulative translation adjustments                             (6)                                             (6)
                                                           -------            -----          -----         -------
Total stockholders' equity                                   3,960            1,002            (83)          4,879
                                                           -------          -------          -----         -------
Total liabilities and stockholders' equity                 $50,830          $11,557                        $62,387
                                                           =======          =======          =====         =======

        See Notes to Unaudited Pro Forma Combined Financial Information

            UNAUDITED PRO FORMA COMBINED STATEMENT OF INCOME SUMMARY

                                                        SIX MONTHS
(DOLLARS IN MILLIONS, EXCEPT PER SHARE AMOUNTS)           ENDED                    YEARS ENDED DECEMBER 31,
                                                                                   ------------------------
                                                       JUNE 30, 1996       1995             1994         1993
                                                       -------------       ----             ----         ----
INTEREST INCOME:
  Loans and lease financing, including fees               $  1,915        $  3,876        $  3,117      $  2,588
  Securities                                                   370             689             494           360
  Mortgages held for sale                                       18              31              43            85
  Federal funds sold and securities
     purchased under agreements to resell                       88             303             605           147
  Deposits in other banks                                       52             220             117           150
                                                          --------        --------        --------      --------
      Total interest income                                  2,443           5,119           4,376         3,330
                                                          --------        --------        --------      --------

INTEREST EXPENSE:
  Deposits                                                     846           1,791           1,301         1,177
  Funds borrowed                                               370             921             906           268
  Notes payable                                                 90             158             132           116
                                                          --------        --------        --------      --------
      Total interest expense                                 1,306           2,870           2,339         1,561
                                                          --------        --------        --------      --------
  Net interest revenue                                       1,137           2,249           2,037         1,769
  Provision for credit losses                                  114             275             154           107
                                                          --------        --------        --------      --------
  Net interest revenue after provision
  for credit losses                                          1,023           1,974           1,883         1,662
                                                          --------        --------        --------      --------

NONINTEREST INCOME:
  Financial service fees                                       187             695             564           508
  Trust and agency fees                                        119             240             222           198
  Trading profits and commissions                               38              25              18            26
  Net securities gains                                          17               9              14            32
  Other income                                                 307             340             217           181
                                                          --------        --------        --------      --------
      Total noninterest income                                 668           1,309           1,035           945
                                                          --------        --------        --------      --------

NONINTEREST EXPENSE:
  Salaries and employee benefits                               586           1,146           1,046           988
  Occupancy and equipment expense                              169             324             310           304
  Other real estate owned expense                                3               9              38            82
  Acquisition and restructuring expense                                         28              21            85
  Other expense                                                301             569             532           543
                                                          --------        --------        --------      --------
      Total noninterest expense                              1,059           2,076           1,947         2,002
                                                          --------        --------        --------      --------
  Income before income taxes, extraordinary
      item and cumulative effect of
      accounting change                                        632           1,207             971           605
  Provision for income taxes                                   263             529             422           262
                                                          --------        --------        --------      --------
  INCOME BEFORE EXTRAORDINARY
    ITEM AND CUMULATIVE EFFECT OF
    ACCOUNTING CHANGE                                     $    369        $    678        $    549      $    343
                                                          ========        ========        ========      ========

PER COMMON SHARE:
 Income before extraordinary item and
   cumulative effect of accounting change:
      Primary                                                $2.27           $4.17           $3.44      $   2.09
      Fully diluted                                           2.24            4.09            3.36          2.05
   Average number of common shares
     (in thousands):
      Primary                                              154,318         153,856         148,913       147,033
      Fully diluted                                        156,018         156,768         153,616       152,067

        See Notes to Unaudited Pro Forma Combined Financial Information

               UNAUDITED PRO FORMA COMBINED STATEMENT OF INCOME
                    FOR THE SIX MONTHS ENDED JUNE 30, 1996

(DOLLARS IN MILLIONS, EXCEPT PER SHARE AMOUNTS)                                        PRO FORMA         PRO FORMA
                                                        CORPORATION    BAYBANKS(1)    ADJUSTMENTS(1)     COMBINED
                                                        -----------    -----------    --------------     --------
INTEREST INCOME:
     Loans and lease financing, including fees             $  1,580         $   335                        $  1,915
     Securities                                                 305              65                             370
     Mortgages held for sale                                     16               2                              18
     Federal funds sold and securities
        purchased under agreements to resell                     83               5                              88
     Deposits in other banks                                     52                                              52
                                                           --------         -------                        --------
          Total interest income                               2,036             407                           2,443
                                                           --------         -------                        --------

INTEREST EXPENSE:
     Deposits                                                   718             128                             846
     Funds borrowed                                             357              13                             370
     Notes payable                                               89               1                              90
                                                           --------         -------                        --------
          Total interest expense                              1,164             142                           1,306
                                                           --------         -------                        --------
     Net interest revenue                                       872             265                           1,137
     Provision for credit losses                                100              14                             114
                                                           --------         -------                        --------
     Net interest revenue after provision
     for credit losses                                          772             251                           1,023
                                                           --------         -------                        --------

NONINTEREST INCOME:
     Financial service fees                                      96              91                             187
     Trust and agency fees                                      106              13                             119
     Trading profits and commissions                             37               1                              38
     Net securities gains                                        17                                              17
     Other income                                               294              13                             307
                                                           --------         -------                        --------
          Total noninterest income                              550             118                             668
                                                           --------         -------                        --------

NONINTEREST EXPENSE:
     Salaries and employee benefits                             456             130                             586
     Occupancy and equipment expense                            126              43                             169
     Other expense                                              229              75                             304
                                                           --------         -------                        --------
          Total noninterest expense                             811             248                           1,059
                                                           --------         -------                        --------

    Income before income taxes                                  511             121                             632
    Provision for income taxes                                  216              47                             263
                                                           --------         -------                        --------

 NET INCOME                                                $    295         $    74                        $    369
                                                           ========         =======                        ========

PER COMMON SHARE:
     Net income:
          Primary                                             $2.50           $3.71                           $2.27
          Fully diluted                                        2.46            3.71                            2.24
    Average number of common shares
         (in thousands):
          Primary                                           110,380          19,972                         154,318
          Fully diluted                                     112,064          19,979                         156,018

        See Notes to Unaudited Pro Forma Combined Financial Information

               UNAUDITED PRO FORMA COMBINED STATEMENT OF INCOME
                     FOR THE YEAR ENDED DECEMBER 31, 1995

(DOLLARS IN MILLIONS, EXCEPT PER SHARE AMOUNTS)                                        PRO FORMA         PRO FORMA
                                                        CORPORATION    BAYBANKS(1)    ADJUSTMENTS(1)     COMBINED
                                                        -----------    -----------    --------------     --------
INTEREST INCOME:
     Loans and lease financing, including fees            $  3,240       $   636                           $  3,876
     Securities                                                539           150                                689
     Mortgages held for sale                                    30             1                                 31
     Federal funds sold and securities
        purchased under agreements to resell                   293            10                                303
     Deposits in other banks                                   217             3                                220
                                                          --------       -------                           --------
          Total interest income                              4,319           800                              5,119
                                                          --------       -------                           --------

INTEREST EXPENSE:
     Deposits                                                1,557           234                              1,791
     Funds borrowed                                            866            55                                921
     Notes payable                                             155             3                                158
                                                          --------       -------                           --------
          Total interest expense                             2,578           292                              2,870
                                                          --------       -------                           --------
     Net interest revenue                                    1,741           508                              2,249
     Provision for credit losses                               250            25                                275
                                                          --------       -------                           --------
     Net interest revenue after provision
     for credit losses                                       1,491           483                              1,974
                                                          --------       -------                           --------

NONINTEREST INCOME:
     Financial service fees                                    523           172                                695
     Trust and agency fees                                     217            23                                240
     Trading profits and commissions                            22             3                                 25
     Net securities gains                                        9                                                9
     Other income                                              320            20                                340
                                                          --------       -------                           --------
          Total noninterest income                           1,091           218                              1,309
                                                          --------       -------                           --------

NONINTEREST EXPENSE:
     Salaries and employee benefits                            897           249                              1,146
     Occupancy and equipment expense                           240            84                                324
     Other real estate owned expense                             9                                                9
     Acquisition and restructuring expense                      28                                               28
     Other expense                                             423           146                                569
                                                          --------       -------                           --------
          Total noninterest expense                          1,597           479                              2,076
                                                          --------       -------                           --------
    Income before income taxes
                                                               985           222                              1,207
    Provision for income taxes                                 444            85                                529
                                                          --------       -------                           --------

NET INCOME                                                $    541       $   137                           $    678
                                                          ========       =======                           ========

PER COMMON SHARE:
     Net income:
          Primary                                            $4.55         $7.01                              $4.17
          Fully diluted                                       4.43          6.99                               4.09
     Average number of common shares
         (in thousands):
          Primary                                          110,716        19,609                            153,856
          Fully diluted                                    113,560        19,640                            156,768

        See Notes to Unaudited Pro Forma Combined Financial Information

               UNAUDITED PRO FORMA COMBINED STATEMENT OF INCOME
                     FOR THE YEAR ENDED DECEMBER 31, 1994

(DOLLARS IN MILLIONS, EXCEPT PER SHARE AMOUNTS)                                       PRO FORMA         PRO FORMA
                                                        CORPORATION    BAYBANKS(1)    ADJUSTMENTS(1)     COMBINED
                                                        -----------    -----------    --------------     --------
INTEREST INCOME:
     Loans and lease financing, including fees              $  2,606        $   511                       $  3,117
     Securities                                                  355            139                            494
     Mortgages held for sale                                      41              2                             43
     Federal funds sold and securities
        purchased under agreements to resell                     600              5                            605
     Deposits in other banks                                     116              1                            117
                                                            --------        -------                       --------
          Total interest income                                3,718            658                          4,376
                                                            --------        -------                       --------

INTEREST EXPENSE:
     Deposits                                                  1,148            153                          1,301
     Funds borrowed                                              868             38                            906
     Notes payable                                               130              2                            132
                                                            --------        -------                       --------
          Total interest expense                               2,146            193                          2,339
                                                            --------        -------                       --------
     Net interest revenue                                      1,572            465                          2,037
     Provision for credit losses                                 130             24                            154
                                                            --------        -------                       --------
     Net interest revenue after provision
     for credit losses                                         1,442            441                          1,883
                                                            --------        -------                       --------

NONINTEREST INCOME:
     Financial service fees                                      396            168                            564
     Trust and agency fees                                       201             21                            222
     Trading profits and commissions                              16              2                             18
     Net securities gains                                         14                                            14
     Other income                                                201             16                            217
                                                            --------        -------                       --------
          Total noninterest income                               828            207                          1,035
                                                            --------        -------                       --------

NONINTEREST EXPENSE:
     Salaries and employee benefits                              813            233                          1,046
     Occupancy and equipment expense                             231             79                            310
     Other real estate owned expense                              22             16                             38
     Acquisition and restructuring expense                        21                                            21
     Other expense                                               392            140                            532
                                                            --------        -------                       --------
          Total noninterest expense                            1,479            468                          1,947
                                                            --------        -------                       --------
    Income before income taxes and
        extraordinary item                                       791            180                            971
    Provision for income taxes                                   349             73                            422
                                                            --------        -------                       --------
INCOME BEFORE EXTRAORDINARY
    ITEM AND CUMULATIVE EFFECT
    OF ACCOUNTING CHANGE                                    $    442        $   107                       $    549
                                                            ========        =======                       ========

PER COMMON SHARE:
     Income before extraordinary item and
      cumulative effect of accounting change:
           Primary                                             $3.79          $5.60                          $3.44
           Fully diluted                                        3.67           5.60                           3.36
     Average number of common shares
        (in thousands):
           Primary                                           106,730         19,174                        148,913
           Fully diluted                                     111,427         19,177                        153,616

        See Notes to Unaudited Pro Forma Combined Financial Information

               UNAUDITED PRO FORMA COMBINED STATEMENT OF INCOME
                     FOR THE YEAR ENDED DECEMBER 31, 1993

(DOLLARS IN MILLIONS, EXCEPT PER SHARE AMOUNTS)                                       PRO FORMA         PRO FORMA
                                                        CORPORATION    BAYBANKS(1)    ADJUSTMENTS(1)     COMBINED
                                                        -----------    -----------    --------------     --------
INTEREST INCOME:
     Loans and lease financing, including fees              $  2,112         $   476                       $  2,588
     Securities                                                  271              89                            360
     Mortgages held for sale                                      76               9                             85
     Federal funds sold and securities
        purchased under agreements to resell                     139               8                            147
     Deposits in other banks                                     141               9                            150
                                                            --------         -------                       --------
          Total interest income                                2,739             591                          3,330
                                                            --------         -------                       --------

INTEREST EXPENSE:
     Deposits                                                  1,016             161                          1,177
     Funds borrowed                                              264               4                            268
     Notes payable                                               114               2                            116
                                                            --------         -------                       --------
          Total interest expense                               1,394             167                          1,561
                                                            --------         -------                       --------
     Net interest revenue                                      1,345             424                          1,769
     Provision for credit losses                                  70              37                            107
                                                            --------         -------                       --------
     Net interest revenue after provision
     for credit losses                                         1,275             387                          1,662
                                                            --------         -------                       --------

NONINTEREST INCOME:
     Financial service fees                                      350             158                            508
     Trust and agency fees                                       178              20                            198
     Trading profits and commissions                              24               2                             26
     Net securities gains                                         32                                             32
     Other income                                                162              19                            181
                                                            --------         -------                       --------
          Total noninterest income                               746             199                            945
                                                            --------         -------                       --------

NONINTEREST EXPENSE:
     Salaries and employee benefits                              771             217                            988
     Occupancy and equipment expense                             224              80                            304
     Other real estate owned expense                              44              38                             82
     Acquisition and restructuring expense                        85                                             85
     Other expense                                               407             136                            543
                                                            --------         -------                       --------
          Total noninterest expense                            1,531             471                          2,002
                                                            --------         -------                       --------
    Income before income taxes and
        extraordinary item                                       490             115                            605
    Provision for income taxes                                   215              47                            262
                                                            --------         -------                       --------
INCOME BEFORE CUMULATIVE
    EFFECT OF ACCOUNTING CHANGE                             $    275         $    68                       $    343
                                                            ========         =======                       ========

PER COMMON SHARE:
     Income before cumulative effect
         of accounting change:
          Primary                                              $2.28           $3.57                          $2.09
          Fully diluted                                         2.22            3.56                           2.05
     Average number of common shares
        (in thousands):
          Primary                                            105,336          18,953                        147,033
          Fully diluted                                      110,258          19,004                        152,067

        See Notes to Unaudited Pro Forma Combined Financial Information

NOTES TO UNAUDITED PRO FORMA COMBINED FINANCIAL INFORMATION

(1) Certain historical data of BayBanks have been reclassified on a pro forma basis to conform to the Corporation's classifications. Transactions between the Corporation and BayBanks are not material in relation to the pro forma combined financial statements, and have not been eliminated from the pro forma combined amounts.

(2) Reflects certain anticipated merger and restructuring costs that the Corporation expects to incur in connection with the merger. These costs, which were originally estimated to be approximately $140 million ($83 million after-tax), continue to be evaluated along with the estimated cost savings expected to result from the integration of the two institutions, both of which are likely to increase upon finalization of the integration plan. Such costs include investment banking and other professional fees, stock issuance costs and other expenses and other costs associated with the acquisition and estimated facilities and operations consolidation and severance costs associated with expected reorganizations in connection with the acquisition.

(3) Pursuant to the merger agreement, each outstanding share (19,771,772 shares at June 30, 1996) of BayBanks Common Stock will be converted into 2.2 shares of Corporation Common Stock, subject to adjustment in certain circumstances.

                                   Exhibits